                                                                     Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 27, 2003

                                      AMONG

                        FIRST COMMUNITY BANCSHARES, INC.,

                   FIRST COMMUNITY BANK, NATIONAL ASSOCIATION

                                       AND

                              THE COMMONWEALTH BANK




                                TABLE OF CONTENTS


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ARTICLE I             CERTAIN DEFINITIONS........................................................................1

         1.01         Certain Definitions........................................................................1

ARTICLE II            THE MERGER.................................................................................8

         2.01         The Merger.................................................................................8

         2.02         Effective Date and Effective Time; Closing.................................................9

ARTICLE III           CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES............................................9

         3.01         Conversion of Shares.......................................................................9

         3.02         Election Procedures.......................................................................10

         3.03         Exchange Procedures.......................................................................13

         3.04         Rights as Shareholders; Stock Transfers...................................................15

         3.05         No Fractional Shares......................................................................15

         3.06         Dissenting Shares.........................................................................15

         3.07         Anti-Dilution Provisions..................................................................16

         3.08         Withholding Rights........................................................................16

         3.09         CommonWealth Bank Options.................................................................16

ARTICLE IV            ACTIONS PENDING ACQUISITION...............................................................17

         4.01         Forbearances of CommonWealth Bank.........................................................17

         4.02         Forbearances of Parent....................................................................19

ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................20

         5.01         Disclosure Schedules......................................................................20

         5.02         Standard..................................................................................20

         5.03         Representations and Warranties of CommonWealth Bank.......................................20

         5.04         Representations and Warranties of Parent and First Community Bank.........................32

ARTICLE VI            COVENANTS.................................................................................37

         6.01         Reasonable Best Efforts...................................................................37

         6.02         Shareholder Approval......................................................................37

         6.03         Registration Statement....................................................................37

         6.04         Regulatory Filings........................................................................38

         6.05         Press Releases............................................................................39
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                                TABLE OF CONTENTS
                                   (Continued)



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         6.06         Access; Information.......................................................................39

         6.07         Affiliates................................................................................40

         6.08         Acquisition Proposals.....................................................................40

         6.09         Certain Policies..........................................................................41

         6.10         Nasdaq Listing............................................................................41

         6.11         Indemnification...........................................................................41

         6.12         Benefit Plans.............................................................................43

         6.13         Parent Board and First Community Bank Board...............................................44

         6.14         Notification of Certain Matters...........................................................44

ARTICLE VII           CONDITIONS TO CONSUMMATION OF THE MERGER..................................................44

         7.01         Conditions to Each Party's Obligation to Effect the Merger................................44

         7.02         Conditions to Obligation of CommonWealth Bank.............................................45

         7.03         Conditions to Obligations of Parent and First Community Bank..............................46

ARTICLE VIII          TERMINATION...............................................................................46

         8.01         Termination...............................................................................46

         8.02         Effect of Termination and Abandonment.....................................................49

ARTICLE IX            MISCELLANEOUS.............................................................................50

         9.01         Survival..................................................................................50

         9.02         Waiver; Amendment.........................................................................50

         9.03         Counterparts..............................................................................51

         9.04         Governing Law.............................................................................51

         9.05         Expenses..................................................................................51

         9.06         Notices...................................................................................51

         9.07         Entire Understanding; No Third Party Beneficiaries........................................52

         9.08         Severability..............................................................................52

         9.09         Enforcement of the Agreement..............................................................52

         9.10         Interpretation............................................................................53

         9.11         Assignment................................................................................53

         9.12         Alternative Structure.....................................................................53


                                       ii
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                                TABLE OF CONTENTS
                                   (Continued)

ANNEX A       FORM OF SHAREHOLDER AGREEMENT

ANNEX B       FORM OF AFFILIATE LETTER

ANNEX C       EMPLOYMENT AGREEMENT BETWEEN FIRST COMMUNITY BANK AND J.E. CAUSEY DAVIS

ANNEX D       MATTERS TO BE COVERED BY OPINION OF COUNSEL TO PARENT AND FIRST COMMUNITY BANK

ANNEX E       MATTERS TO BE COVERED BY OPINION OF COUNSEL TO  COMMONWEALTH BANK

AGREEMENT AND PLAN OF MERGER, dated as of January 27, 2003 (this "Agreement"), among First Community Bancshares, Inc. ("Parent"), First Community Bank, National Association ("First Community Bank") and The CommonWealth Bank ("CommonWealth Bank").
                                    RECITALS

A. CommonWealth Bank. CommonWealth Bank is a Virginia-chartered commercial bank, having its principal place of business in Richmond, Virginia.

B. Parent. Parent is a Nevada corporation, having its principal place of business in Bluefield, Virginia.

C. First Community Bank. First Community Bank is a national bank, having its principal place of business in Bluefield, Virginia.

D. Intention of the Parties. It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

E. Board Action. The respective Boards of Directors of each of Parent, First Community Bank and CommonWealth Bank have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger provided for herein.

F. Shareholder Agreements. As a material inducement to Parent and First Community Bank to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of CommonWealth Bank Common Stock (as defined herein) in favor of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01 Certain Definitions. THE FOLLOWING TERMS ARE USED IN THIS AGREEMENT WITH THE MEANINGS SET FORTH BELOW:


     "Acquisition Proposal" has the meaning set forth in Section 6.08.

     "Affiliate Letter" has the meaning set forth in Section 6.07.

     "Aggregate Cash Consideration" has the meaning set forth in Section 3.01(b)(2)(i).

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Articles of Merger" has the meaning set forth in Section 2.02(a).

     "Average Share Price" has the meaning set forth in Section 3.01(b)(2)(ii).

     "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

     "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

     "Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Bureau" means the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia.

     "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the Commonwealth of Virginia are authorized or obligated to close.

     "Capital Change" has the meaning set forth in Section 3.07.

     "Cash Election Shares" has the meaning set forth in Section 3.02(a).

     "Certificate" means any certificate which immediately prior to the Effective Time represented shares of CommonWealth Bank Common Stock.

     "Closing" and "Closing Date" have the meanings set forth in Section
2.02(b).

     "Code" has the meaning set forth in the recitals to this Agreement.

     "CommonWealth Bank" has the meaning set forth in the preamble to this Agreement.

     "CommonWealth Bank Affiliates" has the meaning set forth in Section 6.07.

     "CommonWealth Bank Articles" means the Articles of Incorporation of CommonWealth Bank, as amended.

     "CommonWealth Bank Board" means the Board of Directors of CommonWealth
Bank.

     "CommonWealth Bank Bylaws" means the By-laws of CommonWealth Bank, as amended.

     "CommonWealth Bank Common Stock" means the common stock, $4.00 par value per share, of CommonWealth Bank.

     "CommonWealth Bank Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that
includes CommonWealth Bank or any predecessor of or any successor to CommonWealth Bank (or to another such predecessor or successor).

     "CommonWealth Bank Loan Property" has the meaning set forth in Section 5.03(o)(i).

     "CommonWealth Bank Meeting" has the meaning set forth in Section 6.02.

     "CommonWealth Bank Options" means the options to acquire CommonWealth Bank Common Stock issued under the CommonWealth Bank Stock Option Plan.

     "CommonWealth Bank Regulatory Authorities" has the meaning set forth in
Section 5.03(i).

     "CommonWealth Bank Stock Option Plan" means The CommonWealth Bank Amended and Restated Stock Option Plan.

     "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

     "DOL" has the meaning set forth in Section 5.03(m)(i).

     "Derivatives Contract" has the meaning set forth in Section 5.03(q).

     "Determination Date" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transaction, all statutory waiting periods in respect thereof have expired and all other conditions to the consummation of the Merger specified in Article VII hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Dissenting Shares" has the meaning set forth in Section 3.06.

     "Effective Date" has the meaning set forth in Section 2.02(a).

     "Effective Time" has the meaning set forth in Section 2.02(a).

     "Election Deadline" has the meaning set forth in Section 3.02(b).

     "Employees" has the meaning set forth in Section 5.03(m).

     "Environmental Laws" has the meaning set forth in Section 5.03(o).

     "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

     "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

     "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.02(a).

     "Exchange Ratio" has the meaning set forth in Section 3.01(b)(1)(i), subject to adjustment pursuant to Sections 3.02(f), 3.07, 8.01(i) and 8.01(j).

     "Fair Housing Act" means the Fair Housing Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Act" means the Federal Reserve Act, as amended.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "First Community Bank" has the meaning set forth in the preamble to this Agreement.

     "First Community Bank Articles" means the Articles of Association of First Community Bank, as amended.

     "First Community Bank Board" means the Board of Directors of First Community Bank.

     "First Community Bank Bylaws" means the Bylaws of First Community Bank, as amended.

     "First Community Bank Common Stock" means the common stock, $1,200.00 par value per share, of First Community Bank.

     "GAAP" means accounting principles generally accepted in the United States of America.

     "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

     "Hazardous Substance" has the meaning set forth in Section 5.03(o).

     "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).

     "Insurance Amount" has the meaning set forth in Section 6.11(c).

     "Insurance Policies" has the meaning set forth in Section 5.03(w).

     "IRS" has the meaning set forth in Section 5.03(m)(i).

     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

     "Loans" has the meaning set forth in Section 4.01(r).

     "Material Adverse Effect" means, with respect to Parent or CommonWealth Bank any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or CommonWealth Bank, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or CommonWealth Bank to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP, and (e) with respect to CommonWealth Bank, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

     "Material Contracts" has the meaning set forth in Section 5.03(k)(i).

     "Merger" has the meaning set forth in Section 2.01(a).

     "Merger Consideration" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, and/or the amount of cash into which shares of CommonWealth Bank Common Stock shall be converted pursuant to the provisions of Article III.

     "Nasdaq" means The Nasdaq Stock Market, Inc.'s SmallCap Market or such other securities exchange on which the Parent Common Stock may be listed.

     "National Bank Act" means the National Bank Act, as amended.

     "National Labor Relations Act" means the National Labor Relations Act, as amended.

     "No-Election Shares" has the meaning set forth in Section 3.02(a).

     "Notice of Consummation" has the meaning set forth in Section 2.02(a).

     "OCC" means the Office of the Comptroller of the Currency.

     "OREO" means other real estate owned.

     "Parent" has the meaning set forth in the preamble to this Agreement.

     "Parent Benefit Plans" has the meaning set forth in Section 6.12(a).

     "Parent Board" means the Board of Directors of the Parent.

     "Parent Common Stock" means the common stock, $1.00 par value per share, of Parent.

     "Parent Preferred Stock" means the preferred stock of Parent.

     "Parent Regulatory Authorities" has the meaning set forth in Section
5.04(k).

     "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

     "Per Share Cash Consideration" has the meaning set forth in Section 3.01(b)(1)(ii).

     "Per Share Stock Consideration" has the meaning set forth in Section 3.01(b)(1)(i).

     "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

     "Proxy Statement" has the meaning set forth in Section 6.03(a).

     "Reallocated Cash Shares" has the meaning set forth in Section
3.02(d)(i)(3).

     "Reallocated Stock Shares" has the meaning set forth in Section 3.02(d)(ii)(2).

     "Registration Statement" has the meaning set forth in Section 6.03(a).

     "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Securities Documents" has the meaning set forth in Sections 5.03(g) and 5.04(g) in the case of CommonWealth Bank and Parent, respectively.

     "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

     "Shareholders" means each director and executive officer of CommonWealth Bank.

     "Starting Price" means $31.14, the average of the closing sales price of a share of Parent Common Stock, as reported on Nasdaq (as reported by an authoritative source), for the 30 trading-day period ending with the close of business on January 15, 2003.

     "Stock Election Shares" has the meaning set forth in Section 3.02(a).

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule l-02 of Regulation S-X of the SEC.

     "Superior Proposal" has the meaning set forth in Section 6.08.

     "Surviving Corporation" has the meaning set forth in Section 2.01(a).

     "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

     "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

     "Termination Fee" has the meaning set forth in Section 8.02(b).

     "Transaction" means the Merger and any other transaction contemplated by this Agreement.

     "Treasury Stock" means shares of Parent Common Stock held by Parent or any of its Subsidiaries, other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

     "VSCA" means the Virginia Stock Corporation Act.


                                   ARTICLE II

                                   THE MERGER

    2.01     THE MERGER.

         (a) THE MERGER. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, AT THE EFFECTIVE TIME, COMMONWEALTH BANK SHALL MERGE WITH AND INTO FIRST COMMUNITY BANK IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF FEDERAL LAW AND THE VSCA (THE "MERGER"), THE SEPARATE CORPORATE EXISTENCE OF COMMONWEALTH BANK SHALL CEASE AND FIRST COMMUNITY BANK SHALL SURVIVE AND CONTINUE TO EXIST AS A NATIONAL BANK (FIRST COMMUNITY BANK, AS THE SURVIVING CORPORATION IN THE MERGER, SOMETIMES BEING REFERRED TO HEREIN AS THE "SURVIVING CORPORATION").

         (b) NAME. THE NAME OF THE SURVIVING CORPORATION SHALL BE "FIRST COMMUNITY BANK, NATIONAL ASSOCIATION"

         (c) ARTICLES AND BYLAWS. THE ARTICLES OF ASSOCIATION AND BYLAWS OF FIRST COMMUNITY BANK IMMEDIATELY AFTER THE MERGER SHALL BE THE FIRST COMMUNITY BANK ARTICLES AND THE FIRST COMMUNITY BANK BYLAWS AS IN EFFECT IMMEDIATELY PRIOR TO THE MERGER.

         (d) DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION. THE DIRECTORS OF THE SURVIVING CORPORATION IMMEDIATELY AFTER THE MERGER SHALL BE THE DIRECTORS OF FIRST COMMUNITY BANK IMMEDIATELY PRIOR TO THE MERGER PLUS THE TWO PERSONS APPOINTED OR ELECTED AS DIRECTORS PURSUANT TO SECTION 6.13 HEREOF, EACH OF WHOM SHALL SERVE UNTIL SUCH TIME AS THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED. THE EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION IMMEDIATELY AFTER THE MERGER SHALL BE THE EXECUTIVE OFFICERS OF FIRST COMMUNITY BANK IMMEDIATELY PRIOR TO THE MERGER, EACH OF WHOM SHALL SERVE UNTIL SUCH TIME AS THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED.

         (e) AUTHORIZED CAPITAL STOCK. THE AUTHORIZED CAPITAL STOCK OF THE SURVIVING CORPORATION UPON CONSUMMATION OF THE MERGER SHALL BE AS SET FORTH IN THE FIRST COMMUNITY BANK ARTICLES IMMEDIATELY PRIOR TO THE MERGER.

         (f) EFFECT OF THE MERGER. AT THE EFFECTIVE TIME, THE EFFECT OF THE MERGER SHALL BE AS PROVIDED IN ACCORDANCE WITH FEDERAL LAW AND REGULATION AND THE VSCA. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND SUBJECT THERETO, AT THE EFFECTIVE TIME, ALL THE PROPERTY, RIGHTS, PRIVILEGES, POWERS AND FRANCHISES OF COMMONWEALTH BANK SHALL VEST IN THE SURVIVING CORPORATION, AND ALL DEBTS, LIABILITIES, OBLIGATIONS, RESTRICTIONS, DISABILITIES AND DUTIES OF COMMONWEALTH BANK SHALL BECOME THE DEBTS, LIABILITIES, OBLIGATIONS, RESTRICTIONS, DISABILITIES AND DUTIES OF THE SURVIVING CORPORATION.

         (g) ADDITIONAL ACTIONS. IF, AT ANY TIME AFTER THE EFFECTIVE TIME, THE SURVIVING CORPORATION SHALL CONSIDER THAT ANY FURTHER ASSIGNMENTS OR ASSURANCES IN LAW OR ANY OTHER ACTS ARE NECESSARY OR DESIRABLE TO (i) VEST, PERFECT OR CONFIRM, OF RECORD OR OTHERWISE, IN THE SURVIVING CORPORATION ITS RIGHT, TITLE OR INTEREST IN, TO OR UNDER ANY OF THE RIGHTS, PROPERTIES OR ASSETS OF COMMONWEALTH BANK ACQUIRED OR TO BE ACQUIRED BY THE SURVIVING CORPORATION AS A RESULT OF, OR IN CONNECTION WITH, THE MERGER, OR (II) OTHERWISE CARRY OUT THE PURPOSES OF THIS AGREEMENT, COMMONWEALTH BANK, AND ITS PROPER OFFICERS AND DIRECTORS, SHALL BE DEEMED TO HAVE GRANTED TO THE SURVIVING CORPORATION AN IRREVOCABLE POWER OF ATTORNEY TO EXECUTE AND DELIVER ALL SUCH PROPER DEEDS, ASSIGNMENTS AND ASSURANCES IN LAW AND TO DO ALL ACTS NECESSARY OR PROPER TO VEST, PERFECT OR CONFIRM TITLE TO AND POSSESSION OF SUCH RIGHTS, PROPERTIES OR ASSETS IN THE SURVIVING CORPORATION AND OTHERWISE TO CARRY OUT THE PURPOSES OF THIS AGREEMENT, AND THE PROPER OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION ARE FULLY AUTHORIZED IN THE NAME OF THE SURVIVING CORPORATION OR OTHERWISE TO TAKE ANY AND ALL SUCH ACTION.

    2.02     EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.

         (a) SUBJECT TO THE SATISFACTION OR WAIVER OF THE CONDITIONS SET FORTH IN ARTICLE VII (OTHER THAN THOSE CONDITIONS THAT BY THEIR NATURE ARE TO BE SATISFIED AT THE CONSUMMATION OF THE MERGER, BUT SUBJECT TO THE FULFILLMENT OR WAIVER OF THOSE CONDITIONS), THE PARTIES SHALL CAUSE ARTICLES OF MERGER RELATING TO THE MERGER (THE "ARTICLES OF MERGER") TO BE FILED WITH THE VIRGINIA STATE CORPORATION COMMISSION PURSUANT TO SECTION 13.1-720 OF THE VSCA AND THE NOTICE OF CONSUMMATION (THE "NOTICE OF CONSUMMATION") TO BE FILED WITH THE OCC PURSUANT TO OCC GUIDELINES ON (i) A DATE SELECTED BY PARENT AFTER SUCH SATISFACTION OR WAIVER WHICH IS NO LATER THAN THE LATER OF (A) FIVE BUSINESS DAYS AFTER SUCH SATISFACTION OR WAIVER OR (B) THE FIRST MONTH END FOLLOWING SUCH SATISFACTION OR WAIVER, OR (II) SUCH OTHER DATE TO WHICH THE PARTIES MAY MUTUALLY AGREE IN WRITING. THE MERGER PROVIDED FOR HEREIN SHALL BECOME EFFECTIVE UPON SUCH FILINGS OR ON SUCH DATE AS MAY BE SPECIFIED THEREIN. THE DATE OF SUCH FILINGS OR SUCH LATER EFFECTIVE DATE IS HEREIN CALLED THE "EFFECTIVE DATE." THE "EFFECTIVE TIME" OF THE MERGER SHALL BE THE TIME OF SUCH FILINGS OR AS SET FORTH IN SUCH FILINGS.

         (b) A CLOSING (THE "CLOSING") SHALL TAKE PLACE IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AT 10:00 A.M., EASTERN TIME, AT THE PRINCIPAL OFFICES OF PARENT IN BLUEFIELD, VIRGINIA, OR AT SUCH OTHER PLACE, AT SUCH OTHER TIME, OR ON SUCH OTHER DATE AS THE PARTIES MAY MUTUALLY AGREE UPON (SUCH DATE, THE "CLOSING DATE"). AT THE CLOSING, THERE SHALL BE DELIVERED TO PARENT AND COMMONWEALTH BANK THE OPINIONS, CERTIFICATES AND OTHER DOCUMENTS REQUIRED TO BE DELIVERED UNDER
ARTICLE VII HEREOF.

                                  ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

     3.01 CONVERSION OF SHARES. AT THE EFFECTIVE TIME, BY VIRTUE OF THE
MERGER AND WITHOUT ANY ACTION ON THE PART OF A HOLDER OF SHARES OF COMMONWEALTH BANK COMMON STOCK:

         (a) EACH SHARE OF PARENT COMMON STOCK AND FIRST COMMUNITY BANK COMMON STOCK THAT IS ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME SHALL REMAIN ISSUED AND OUTSTANDING AND SHALL BE UNCHANGED BY THE MERGER.

         (b) (1) SUBJECT TO SECTIONS 3.02, 3.05, 3.06, 3.07, 8.01(i) AND
8.01(j), EACH SHARE OF COMMONWEALTH BANK COMMON STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME SHALL BE CONVERTED INTO, AND SHALL BE CANCELED IN EXCHANGE FOR, THE RIGHT TO RECEIVE, AT THE ELECTION OF THE HOLDER
THEREOF:

                  (i) THE NUMBER OF SHARES OF PARENT COMMON STOCK WHICH IS EQUAL TO THE QUOTIENT (THE "EXCHANGE RATIO") (ROUNDED TO THE NEAREST ONE TEN-THOUSANDTH) DETERMINED BY DIVIDING (x) $30.50 BY (y) THE AVERAGE SHARE PRICE OF THE PARENT COMMON STOCK (THE "PER SHARE STOCK CONSIDERATION"), OR

                  (ii) A CASH AMOUNT EQUAL TO $30.50 PER SHARE OF COMMONWEALTH BANK COMMON STOCK (THE "PER SHARE CASH CONSIDERATION").

         (2) For purposes of this Agreement:

                  (i) THE "AGGREGATE CASH CONSIDERATION" SHALL AMOUNT TO THE PRODUCT OF THE NUMBER OF SHARES OF COMMONWEALTH BANK COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME TIMES .4 TIMES $30.50; AND

                  (ii) THE "AVERAGE SHARE PRICE" OF THE PARENT COMMON STOCK SHALL MEAN THE AVERAGE OF THE CLOSING SALES PRICE OF A SHARE OF PARENT COMMON STOCK, AS REPORTED ON NASDAQ (AS REPORTED BY AN AUTHORITATIVE SOURCE), FOR THE 20 TRADING-DAY PERIOD ENDING WITH THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY PRECEDING THE EFFECTIVE TIME.

     3.02     ELECTION PROCEDURES.

         (a) PARENT SHALL DESIGNATE AN EXCHANGE AGENT TO ACT AS AGENT (THE "EXCHANGE AGENT") FOR PURPOSES OF CONDUCTING THE ELECTION PROCEDURE AND THE EXCHANGE PROCEDURE DESCRIBED IN SECTIONS 3.01 AND 3.02. PROVIDED THAT COMMONWEALTH BANK HAS DELIVERED, OR CAUSED TO BE DELIVERED, TO THE EXCHANGE AGENT ALL INFORMATION WHICH IS NECESSARY FOR THE EXCHANGE AGENT TO PERFORM ITS OBLIGATIONS AS SPECIFIED HEREIN, THE EXCHANGE AGENT SHALL, NO LATER THAN FIVE
(5) BUSINESS DAYS AFTER THE EFFECTIVE DATE, MAIL OR MAKE AVAILABLE TO EACH HOLDER OF RECORD OF A CERTIFICATE OR CERTIFICATES (i) A NOTICE AND LETTER OF TRANSMITTAL (WHICH SHALL SPECIFY THAT DELIVERY SHALL BE EFFECTED, AND RISK OF LOSS AND TITLE TO THE CERTIFICATES THERETOFORE REPRESENTING SHARES OF COMMONWEALTH BANK COMMON STOCK SHALL PASS, ONLY UPON PROPER DELIVERY OF THE CERTIFICATES TO THE EXCHANGE AGENT) ADVISING SUCH HOLDER OF THE EFFECTIVENESS OF THE MERGER AND THE PROCEDURE FOR SURRENDERING TO THE EXCHANGE AGENT SUCH CERTIFICATE OR CERTIFICATES IN EXCHANGE FOR THE CONSIDERATION SET FORTH IN
SECTION 3.01(b) HEREOF DELIVERABLE IN RESPECT THEREOF PURSUANT TO THIS AGREEMENT AND (II) AN ELECTION FORM IN SUCH FORM AS PARENT AND COMMONWEALTH BANK SHALL MUTUALLY AGREE (THE "ELECTION FORM"). EACH ELECTION FORM SHALL PERMIT THE HOLDER (OR IN THE CASE OF NOMINEE RECORD HOLDERS, THE BENEFICIAL OWNER THROUGH PROPER INSTRUCTIONS AND DOCUMENTATION) (i) TO ELECT TO RECEIVE PARENT COMMON STOCK WITH RESPECT TO ALL OF SUCH HOLDER'S COMMONWEALTH BANK COMMON STOCK AS HEREINABOVE PROVIDED (THE "STOCK ELECTION SHARES"), (II) TO ELECT TO RECEIVE CASH WITH RESPECT TO ALL OF SUCH HOLDER'S COMMONWEALTH BANK COMMON STOCK AS HEREINABOVE PROVIDED (THE "CASH ELECTION SHARES"), OR (III) TO INDICATE THAT SUCH HOLDER MAKES NO SUCH ELECTION WITH RESPECT TO SUCH HOLDER'S SHARES OF COMMONWEALTH BANK COMMON STOCK (THE "NO-ELECTION SHARES"). NOMINEE RECORD HOLDERS WHO HOLD COMMONWEALTH BANK COMMON STOCK ON BEHALF OF MULTIPLE BENEFICIAL OWNERS SHALL INDICATE HOW MANY OF THE SHARES HELD BY THEM ARE STOCK ELECTION SHARES, CASH ELECTION SHARES AND NO-ELECTION SHARES. IF A SHAREHOLDER EITHER (i) DOES NOT SUBMIT A PROPERLY COMPLETED ELECTION FORM IN A TIMELY FASHION OR (II) REVOKES AN ELECTION FORM PRIOR TO THE ELECTION DEADLINE AND DOES NOT RESUBMIT A PROPERLY COMPLETED ELECTION FORM PRIOR TO THE ELECTION DEADLINE, THE SHARES OF COMMONWEALTH BANK COMMON STOCK HELD BY SUCH SHAREHOLDER SHALL BE DESIGNATED NO-ELECTION SHARES. ANY DISSENTING SHARES SHALL BE DEEMED TO BE CASH ELECTION SHARES AND, WITH RESPECT TO SUCH SHARES, THE HOLDERS THEREOF SHALL IN NO EVENT BE CLASSIFIED AS HOLDERS OF REALLOCATED STOCK SHARES.

         (b) THE TERM "ELECTION DEADLINE" SHALL MEAN 5:00 P.M., EASTERN TIME, ON THE 20TH DAY FOLLOWING BUT NOT INCLUDING THE DATE OF MAILING OF THE ELECTION FORM OR SUCH OTHER DATE AS PARENT AND COMMONWEALTH BANK SHALL MUTUALLY AGREE UPON.

         (c) ANY ELECTION TO RECEIVE PARENT COMMON STOCK OR CASH SHALL HAVE BEEN PROPERLY MADE ONLY IF THE EXCHANGE AGENT SHALL HAVE ACTUALLY RECEIVED A PROPERLY COMPLETED ELECTION FORM BY THE ELECTION DEADLINE. AN ELECTION FORM WILL BE PROPERLY COMPLETED ONLY IF ACCOMPANIED BY CERTIFICATES REPRESENTING ALL SHARES OF COMMONWEALTH BANK COMMON STOCK COVERED THEREBY, SUBJECT TO THE PROVISIONS OF PARAGRAPH (c) OF SECTION 3.03. ANY ELECTION FORM MAY BE REVOKED OR CHANGED BY THE PERSON SUBMITTING SUCH ELECTION FORM TO THE EXCHANGE AGENT BY WRITTEN NOTICE TO THE EXCHANGE AGENT ONLY IF SUCH WRITTEN NOTICE IS ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE ELECTION DEADLINE. THE CERTIFICATE OR CERTIFICATES REPRESENTING COMMONWEALTH BANK COMMON STOCK RELATING TO ANY REVOKED ELECTION FORM SHALL BE PROMPTLY RETURNED WITHOUT CHARGE TO THE PERSON SUBMITTING THE ELECTION FORM TO THE EXCHANGE AGENT. THE EXCHANGE AGENT SHALL HAVE REASONABLE DISCRETION TO DETERMINE WHEN ANY ELECTION, MODIFICATION OR REVOCATION IS RECEIVED, WHETHER ANY SUCH ELECTION, MODIFICATION OR REVOCATION HAS BEEN PROPERLY MADE AND TO DISREGARD IMMATERIAL DEFECTS IN ANY ELECTION FORM, AND ANY GOOD FAITH DECISIONS OF THE EXCHANGE AGENT REGARDING SUCH MATTERS SHALL BE BINDING AND CONCLUSIVE. NEITHER PARENT NOR THE EXCHANGE AGENT SHALL BE UNDER ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN AN ELECTION FORM.

         (d) WITHIN TEN (10) BUSINESS DAYS AFTER THE ELECTION DEADLINE, THE EXCHANGE AGENT SHALL EFFECT THE ALLOCATION AMONG HOLDERS OF COMMONWEALTH BANK COMMON STOCK OF RIGHTS TO RECEIVE PARENT COMMON STOCK OR CASH IN THE MERGER IN ACCORDANCE WITH THE ELECTION FORMS AS FOLLOWS:

                  (i) IF THE NUMBER OF CASH ELECTION SHARES TIMES THE PER SHARE CASH CONSIDERATION IS LESS THAN THE AGGREGATE CASH CONSIDERATION, THEN:

                           (1) ALL CASH ELECTION SHARES (SUBJECT TO SECTION 3.06
                  WITH RESPECT TO DISSENTING SHARES) SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE CASH,

                           (2) NO-ELECTION SHARES SHALL THEN BE DEEMED TO BE
                  CASH ELECTION SHARES TO THE EXTENT NECESSARY TO HAVE THE TOTAL NUMBER OF CASH ELECTION SHARES TIMES THE PER SHARE CASH CONSIDERATION EQUAL THE AGGREGATE CASH CONSIDERATION. IF LESS THAN ALL OF THE NO-ELECTION SHARES NEED TO BE TREATED AS CASH ELECTION SHARES, THEN THE EXCHANGE AGENT SHALL SELECT WHICH NO-ELECTION SHARES SHALL BE TREATED AS CASH ELECTION SHARES IN SUCH MANNER AS THE EXCHANGE AGENT SHALL DETERMINE, AND ALL REMAINING NO-ELECTION SHARES SHALL THEREAFTER BE TREATED AS STOCK ELECTION SHARES,

                           (3) IF ALL OF THE NO-ELECTION SHARES ARE TREATED AS
                  CASH ELECTION SHARES UNDER THE PRECEDING SUBSECTION AND THE TOTAL NUMBER OF CASH ELECTION SHARES TIMES THE PER SHARE CASH CONSIDERATION IS LESS THAN THE AGGREGATE CASH CONSIDERATION, THEN THE EXCHANGE AGENT SHALL CONVERT ON A PRO RATA BASIS AS DESCRIBED BELOW IN SECTION 3.02(e) A SUFFICIENT NUMBER OF STOCK ELECTION SHARES INTO CASH ELECTION SHARES ("REALLOCATED CASH SHARES") SUCH THAT THE SUM OF THE NUMBER OF CASH ELECTION SHARES PLUS THE NUMBER OF REALLOCATED CASH SHARES TIMES THE PER SHARE CASH CONSIDERATION EQUALS THE

                  AGGREGATE CASH CONSIDERATION, AND ALL REALLOCATED CASH SHARES WILL BE CONVERTED INTO THE RIGHT TO RECEIVE CASH, AND

                           (4) THE STOCK ELECTION SHARES WHICH ARE NOT
                  REALLOCATED CASH SHARES SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE PARENT COMMON STOCK.

                  (ii) IF THE NUMBER OF CASH ELECTION SHARES TIMES THE PER SHARE CASH CONSIDERATION IS GREATER THAN THE AGGREGATE CASH CONSIDERATION,
         THEN:

                           (1) ALL STOCK ELECTION SHARES AND ALL NO-ELECTION
                  SHARES SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE PARENT COMMON STOCK,

                           (2) THE EXCHANGE AGENT SHALL CONVERT ON A PRO RATA
                  BASIS AS DESCRIBED BELOW IN SECTION 3.02(e) A SUFFICIENT NUMBER OF CASH ELECTION SHARES (EXCLUDING ANY DISSENTING SHARES) ("REALLOCATED STOCK SHARES") SUCH THAT THE NUMBER OF REMAINING CASH ELECTION SHARES (INCLUDING DISSENTING SHARES) TIMES THE PER SHARE CASH CONSIDERATION EQUALS THE AGGREGATE CASH CONSIDERATION, AND ALL REALLOCATED STOCK SHARES SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE PARENT COMMON STOCK, AND

                           (3) THE CASH ELECTION SHARES (SUBJECT TO SECTION 3.06
                  WITH RESPECT TO DISSENTING SHARES) WHICH ARE NOT REALLOCATED STOCK SHARES SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE CASH.

                  (iii) IF THE NUMBER OF CASH ELECTION SHARES TIMES THE PER SHARE CASH CONSIDERATION IS EQUAL TO THE AGGREGATE CASH CONSIDERATION, THEN SUBPARAGRAPHS (d)(i) AND (II) ABOVE SHALL NOT APPLY AND ALL NO-ELECTION SHARES AND ALL STOCK ELECTION SHARES WILL BE CONVERTED INTO THE RIGHT TO RECEIVE PARENT COMMON STOCK.

         (e) IN THE EVENT THAT THE EXCHANGE AGENT IS REQUIRED PURSUANT TO
SECTION 3.02(d)(i)(3) TO CONVERT SOME STOCK ELECTION SHARES INTO REALLOCATED CASH SHARES, EACH HOLDER OF STOCK ELECTION SHARES SHALL BE ALLOCATED A PRO RATA PORTION OF THE TOTAL REALLOCATED CASH SHARES. IN THE EVENT THE EXCHANGE AGENT IS REQUIRED PURSUANT TO SECTION 3.02(d)(II)(2) TO CONVERT SOME CASH ELECTION SHARES INTO REALLOCATED STOCK SHARES, EACH HOLDER OF CASH ELECTION SHARES SHALL BE ALLOCATED A PRO RATA PORTION OF THE TOTAL REALLOCATED STOCK SHARES.

         (f) IF AT THE TIME OF THE CLOSING, THE AGGREGATE VALUE OF THE SHARES OF PARENT COMMON STOCK TO BE EXCHANGED FOR SHARES OF COMMONWEALTH BANK COMMON STOCK IS LESS THAN FIFTY PERCENT (50%) OF THE AGGREGATE VALUE OF THE MERGER CONSIDERATION, THEN PARENT SHALL DIRECT THE EXCHANGE AGENT TO CONVERT A MINIMUM NUMBER OF NO-ELECTION SHARES AND, TO THE EXTENT NECESSARY A MINIMUM NUMBER OF CASH ELECTION SHARES, INTO STOCK ELECTION SHARES SO THAT THE AGGREGATE VALUE OF THE SHARES OF PARENT COMMON STOCK EXCHANGED FOR SHARES OF COMMONWEALTH BANK COMMON STOCK (OTHER THAN CASH IN LIEU OF FRACTIONAL SHARES) CONSTITUTES FIFTY PERCENT (50%) OF THE AGGREGATE VALUE OF THE MERGER CONSIDERATION. FOR PURPOSES OF THIS SECTION 3.02(f) ONLY, THE VALUE OF A SHARE OF PARENT

COMMON STOCK WILL BE THE VALUE AS OF THE TIME OF THE CLOSING AS DETERMINED FOR FEDERAL INCOME TAX PURPOSES.

      3.03     EXCHANGE PROCEDURES.

         (a) AT THE EFFECTIVE TIME, FOR THE BENEFIT OF THE HOLDERS OF CERTIFICATES, (i) PARENT SHALL DELIVER TO THE EXCHANGE AGENT CERTIFICATES EVIDENCING THE NUMBER OF SHARES OF PARENT COMMON STOCK ISSUABLE AND (II) PARENT SHALL DELIVER, OR CAUSE FIRST COMMUNITY BANK TO DELIVER, TO THE EXCHANGE AGENT, THE AGGREGATE CASH CONSIDERATION PAYABLE PURSUANT TO THIS ARTICLE III IN EXCHANGE FOR CERTIFICATES REPRESENTING OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK. THE EXCHANGE AGENT SHALL NOT BE ENTITLED TO VOTE OR EXERCISE ANY RIGHTS OF OWNERSHIP WITH RESPECT TO THE SHARES OF PARENT COMMON STOCK HELD BY IT FROM TIME TO TIME HEREUNDER, EXCEPT THAT IT SHALL RECEIVE AND HOLD ALL DIVIDENDS OR OTHER DISTRIBUTIONS PAID OR DISTRIBUTED WITH RESPECT TO SUCH SHARES FOR THE ACCOUNT OF THE PERSONS ENTITLED THERETO.

         (b) AFTER COMPLETION OF THE ALLOCATION REFERRED TO IN PARAGRAPH (d) OF
SECTION 3.02, EACH HOLDER OF AN OUTSTANDING CERTIFICATE OR CERTIFICATES WHO HAS SURRENDERED SUCH CERTIFICATE OR CERTIFICATES TO THE EXCHANGE AGENT WILL, UPON ACCEPTANCE THEREOF BY THE EXCHANGE AGENT, BE ENTITLED TO A CERTIFICATE OR CERTIFICATES REPRESENTING THE NUMBER OF WHOLE SHARES OF PARENT COMMON STOCK AND/OR THE AMOUNT OF CASH INTO WHICH THE AGGREGATE NUMBER OF SHARES OF COMMONWEALTH BANK COMMON STOCK PREVIOUSLY REPRESENTED BY SUCH CERTIFICATE OR CERTIFICATES SURRENDERED SHALL HAVE BEEN CONVERTED PURSUANT TO THIS AGREEMENT AND, IF SUCH HOLDER'S SHARES OF COMMONWEALTH BANK COMMON STOCK HAVE BEEN CONVERTED INTO PARENT COMMON STOCK, ANY OTHER DISTRIBUTION THERETOFORE PAID WITH RESPECT TO PARENT COMMON STOCK ISSUABLE IN THE MERGER, IN EACH CASE WITHOUT INTEREST. THE EXCHANGE AGENT SHALL ACCEPT SUCH CERTIFICATES UPON COMPLIANCE WITH SUCH REASONABLE TERMS AND CONDITIONS AS THE EXCHANGE AGENT MAY IMPOSE TO EFFECT AN ORDERLY EXCHANGE THEREOF IN ACCORDANCE WITH NORMAL EXCHANGE PRACTICES. EACH OUTSTANDING CERTIFICATE WHICH PRIOR TO THE EFFECTIVE TIME REPRESENTED COMMONWEALTH BANK COMMON STOCK AND WHICH IS NOT SURRENDERED TO THE EXCHANGE AGENT IN ACCORDANCE WITH THE PROCEDURES PROVIDED FOR HEREIN SHALL, EXCEPT AS OTHERWISE HEREIN PROVIDED, UNTIL DULY SURRENDERED TO THE EXCHANGE AGENT BE DEEMED TO EVIDENCE OWNERSHIP OF THE NUMBER OF SHARES OF PARENT COMMON STOCK OR THE RIGHT TO RECEIVE THE AMOUNT OF CASH INTO WHICH SUCH COMMONWEALTH BANK COMMON STOCK SHALL HAVE BEEN CONVERTED. AFTER THE EFFECTIVE TIME, THERE SHALL BE NO FURTHER TRANSFER ON THE RECORDS OF COMMONWEALTH BANK OF CERTIFICATES REPRESENTING SHARES OF COMMONWEALTH BANK COMMON STOCK AND IF SUCH CERTIFICATES ARE PRESENTED TO COMMONWEALTH BANK FOR TRANSFER, THEY SHALL BE CANCELLED AGAINST DELIVERY OF CERTIFICATES FOR PARENT COMMON STOCK OR CASH AS HEREINABOVE PROVIDED. NO DIVIDENDS WHICH HAVE BEEN DECLARED WILL BE REMITTED TO ANY PERSON ENTITLED TO RECEIVE SHARES OF PARENT COMMON STOCK UNDER SECTION 3.02 UNTIL SUCH PERSON SURRENDERS THE CERTIFICATE OR CERTIFICATES REPRESENTING COMMONWEALTH BANK COMMON STOCK, AT WHICH TIME SUCH DIVIDENDS SHALL BE REMITTED TO SUCH PERSON, WITHOUT INTEREST.

         (c) THE EXCHANGE AGENT AND PARENT, AS THE CASE MAY BE, SHALL NOT BE OBLIGATED TO DELIVER CASH AND/OR A CERTIFICATE OR CERTIFICATES REPRESENTING SHARES OF PARENT COMMON STOCK TO WHICH A HOLDER OF COMMONWEALTH BANK COMMON STOCK WOULD

OTHERWISE BE ENTITLED AS A RESULT OF THE MERGER UNTIL SUCH HOLDER SURRENDERS THE CERTIFICATE OR CERTIFICATES REPRESENTING THE SHARES OF COMMONWEALTH BANK COMMON STOCK FOR EXCHANGE AS PROVIDED IN THIS SECTION 3.03, OR, IN DEFAULT THEREOF, AN APPROPRIATE AFFIDAVIT OF LOSS AND INDEMNITY AGREEMENT AND/OR A BOND IN AN AMOUNT AS MAY BE REASONABLY REQUIRED IN EACH CASE BY PARENT. IF ANY CERTIFICATES EVIDENCING SHARES OF PARENT COMMON STOCK ARE TO BE ISSUED IN A NAME OTHER THAN THAT IN WHICH THE CERTIFICATE EVIDENCING COMMONWEALTH BANK COMMON STOCK SURRENDERED IN EXCHANGE THEREFORE IS REGISTERED, IT SHALL BE A CONDITION OF THE ISSUANCE THEREOF THAT THE CERTIFICATE SO SURRENDERED SHALL BE PROPERLY ENDORSED OR ACCOMPANIED BY AN EXECUTED FORM OF ASSIGNMENT SEPARATE FROM THE CERTIFICATE AND OTHERWISE IN PROPER FORM FOR TRANSFER AND THAT THE PERSON REQUESTING SUCH EXCHANGE PAY TO THE EXCHANGE AGENT ANY TRANSFER OR OTHER TAX REQUIRED BY REASON OF THE ISSUANCE OF A CERTIFICATE FOR SHARES OF PARENT COMMON STOCK IN ANY NAME OTHER THAN THAT OF THE REGISTERED HOLDER OF THE CERTIFICATE SURRENDERED OR OTHERWISE ESTABLISH TO THE SATISFACTION OF THE EXCHANGE AGENT THAT SUCH TAX HAS BEEN PAID OR IS NOT PAYABLE.

         (d) ANY PORTION OF THE SHARES OF PARENT COMMON STOCK AND CASH DELIVERED TO THE EXCHANGE AGENT BY PARENT PURSUANT TO SECTION 3.03(a) THAT REMAINS UNCLAIMED BY THE STOCKHOLDERS OF COMMONWEALTH BANK FOR SIX MONTHS AFTER THE EFFECTIVE TIME (AS WELL AS ANY PROCEEDS FROM ANY INVESTMENT THEREOF) SHALL BE DELIVERED BY THE EXCHANGE AGENT TO PARENT. ANY STOCKHOLDERS OF COMMONWEALTH BANK WHO HAVE NOT THERETOFORE COMPLIED WITH SECTION 3.03(b) SHALL THEREAFTER LOOK ONLY TO PARENT FOR THE CONSIDERATION DELIVERABLE IN RESPECT OF EACH SHARE OF COMMONWEALTH BANK COMMON STOCK SUCH SHAREHOLDER HOLDS AS DETERMINED PURSUANT TO THIS AGREEMENT WITHOUT ANY INTEREST THEREON. IF OUTSTANDING CERTIFICATES FOR SHARES OF COMMONWEALTH BANK COMMON STOCK ARE NOT SURRENDERED OR THE PAYMENT FOR THEM IS NOT CLAIMED PRIOR TO THE DATE ON WHICH SUCH SHARES OF PARENT COMMON STOCK OR CASH WOULD OTHERWISE ESCHEAT TO OR BECOME THE PROPERTY OF ANY GOVERNMENTAL UNIT OR AGENCY, THE UNCLAIMED ITEMS SHALL, TO THE EXTENT PERMITTED BY ABANDONED PROPERTY AND ANY OTHER APPLICABLE LAW, BECOME THE PROPERTY OF PARENT (AND TO THE EXTENT NOT IN ITS POSSESSION SHALL BE DELIVERED TO IT), FREE AND CLEAR OF ALL CLAIMS OR INTEREST OF ANY PERSON PREVIOUSLY ENTITLED TO SUCH PROPERTY. NEITHER THE EXCHANGE AGENT NOR ANY PARTY TO THIS AGREEMENT SHALL BE LIABLE TO ANY HOLDER OF STOCK REPRESENTED BY ANY CERTIFICATE FOR ANY CONSIDERATION PAID TO A PUBLIC OFFICIAL PURSUANT TO APPLICABLE ABANDONED PROPERTY, ESCHEAT OR SIMILAR LAWS. PARENT AND THE EXCHANGE AGENT SHALL BE ENTITLED TO RELY UPON THE STOCK TRANSFER BOOKS OF COMMONWEALTH BANK TO ESTABLISH THE IDENTITY OF THOSE PERSONS ENTITLED TO RECEIVE THE CONSIDERATION SPECIFIED IN THIS AGREEMENT, WHICH BOOKS SHALL BE CONCLUSIVE WITH RESPECT THERETO. IN THE EVENT OF A DISPUTE WITH RESPECT TO OWNERSHIP OF STOCK REPRESENTED BY ANY CERTIFICATE, PARENT AND THE EXCHANGE AGENT SHALL BE ENTITLED TO DEPOSIT ANY CONSIDERATION REPRESENTED THEREBY IN ESCROW WITH AN INDEPENDENT THIRD PARTY AND THEREAFTER BE RELIEVED WITH RESPECT TO ANY CLAIMS THERETO.

         (e) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, CERTIFICATES SURRENDERED FOR EXCHANGE BY ANY COMMONWEALTH BANK AFFILIATE SHALL NOT BE EXCHANGED FOR CERTIFICATES REPRESENTING SHARES OF PARENT COMMON STOCK TO WHICH SUCH COMMONWEALTH BANK AFFILIATE MAY BE ENTITLED PURSUANT TO THE TERMS OF THIS AGREEMENT UNTIL PARENT HAS RECEIVED A WRITTEN AGREEMENT FROM SUCH PERSON AS SPECIFIED IN SECTION 6.07.

     3.04 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. AT THE EFFECTIVE TIME, HOLDERS OF COMMONWEALTH BANK COMMON STOCK SHALL CEASE TO BE, AND SHALL HAVE NO RIGHTS AS, STOCKHOLDERS OF COMMONWEALTH BANK OTHER THAN TO RECEIVE THE CONSIDERATION PROVIDED UNDER THIS ARTICLE III. AFTER THE EFFECTIVE TIME, THERE SHALL BE NO TRANSFERS ON THE STOCK TRANSFER BOOKS OF COMMONWEALTH BANK OR THE SURVIVING CORPORATION OF SHARES OF COMMONWEALTH BANK COMMON STOCK.

     3.05 NO FRACTIONAL SHARES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER CERTIFICATES NOR SCRIP FOR FRACTIONAL SHARES OF PARENT COMMON STOCK SHALL BE ISSUED IN THE MERGER. EACH HOLDER OF COMMONWEALTH BANK COMMON STOCK WHO OTHERWISE WOULD HAVE BEEN ENTITLED TO A FRACTION OF A SHARE OF PARENT COMMON STOCK (AFTER TAKING INTO ACCOUNT ALL CERTIFICATES DELIVERED BY SUCH HOLDER) SHALL RECEIVE IN LIEU THEREOF CASH (WITHOUT INTEREST) IN AN AMOUNT DETERMINED BY MULTIPLYING THE FRACTIONAL SHARE INTEREST TO WHICH SUCH HOLDER WOULD OTHERWISE BE ENTITLED BY THE AVERAGE SHARE PRICE OF THE PARENT COMMON STOCK, ROUNDED TO THE NEAREST WHOLE CENT. NO SUCH HOLDER SHALL BE ENTITLED TO DIVIDENDS, VOTING RIGHTS OR ANY OTHER RIGHTS IN RESPECT OF ANY FRACTIONAL SHARE.

     3.06 DISSENTING SHARES. EACH OUTSTANDING SHARE OF COMMONWEALTH BANK
COMMON STOCK THE HOLDER OF WHICH HAS PERFECTED HIS RIGHT TO DISSENT UNDER THE VSCA AND HAS NOT EFFECTIVELY WITHDRAWN OR LOST SUCH RIGHT AS OF THE EFFECTIVE TIME (THE "DISSENTING SHARES") SHALL NOT BE CONVERTED INTO OR REPRESENT A RIGHT TO RECEIVE SHARES OF PARENT COMMON STOCK OR CASH HEREUNDER, AND THE HOLDER THEREOF SHALL BE ENTITLED ONLY TO SUCH RIGHTS AS ARE GRANTED BY THE VSCA. COMMONWEALTH BANK SHALL GIVE PARENT PROMPT NOTICE UPON RECEIPT BY COMMONWEALTH BANK OF ANY SUCH WRITTEN DEMANDS FOR PAYMENT OF THE FAIR VALUE OF SUCH SHARES OF COMMONWEALTH BANK COMMON STOCK AND OF WITHDRAWALS OF SUCH DEMANDS AND ANY OTHER INSTRUMENTS PROVIDED PURSUANT TO THE VSCA. IF ANY HOLDER OF DISSENTING SHARES SHALL FAIL TO PERFECT OR SHALL HAVE EFFECTIVELY WITHDRAWN OR LOST THE RIGHT TO DISSENT AT OR PRIOR TO THE EFFECTIVE TIME AND SHALL HAVE DELIVERED A PROPERLY COMPLETED ELECTION FORM TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE, THE DISSENTING SHARES HELD BY SUCH HOLDER SHALL BE CONVERTED INTO A RIGHT TO RECEIVE PARENT COMMON STOCK AND/OR CASH IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THIS AGREEMENT; AND IF ANY SUCH HOLDER OF DISSENTING SHARES SHALL NOT HAVE DELIVERED A PROPERLY COMPLETED ELECTION FORM TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE, THE DISSENTING SHARES HELD BY SUCH HOLDER SHALL BE DESIGNATED NO-ELECTION SHARES. IF ANY HOLDER OF DISSENTING SHARES SHALL HAVE EFFECTIVELY WITHDRAWN OR LOST THE RIGHT TO DISSENT (THROUGH FAILURE TO PERFECT OR OTHERWISE) AFTER THE EFFECTIVE TIME, THE DISSENTING SHARES HELD BY SUCH HOLDER SHALL BE CONVERTED ON A SHARE BY SHARE BASIS INTO EITHER THE RIGHT TO RECEIVE PARENT COMMON STOCK AND/OR CASH IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THIS AGREEMENT AS PARENT OR THE EXCHANGE AGENT SHALL DETERMINE. ANY PAYMENTS MADE IN RESPECT OF DISSENTING SHARES SHALL BE MADE BY THE SURVIVING CORPORATION.

     3.07 ANTI-DILUTION PROVISIONS. IF, BETWEEN THE DATE HEREOF AND THE EFFECTIVE TIME, THE SHARES OF PARENT COMMON STOCK SHALL BE CHANGED INTO A DIFFERENT NUMBER OR CLASS OF SHARES BY REASON OF ANY RECLASSIFICATION, RECAPITALIZATION, SPLIT-UP, COMBINATION, EXCHANGE OF SHARES OR READJUSTMENT, OR A STOCK DIVIDEND THEREON SHALL BE DECLARED WITH A RECORD DATE WITHIN SAID PERIOD (A "CAPITAL CHANGE"), THE EXCHANGE RATIO SHALL BE ADJUSTED ACCORDINGLY.

     3.08 WITHHOLDING RIGHTS. PARENT (THROUGH THE EXCHANGE AGENT, IF APPLICABLE) SHALL BE ENTITLED TO DEDUCT AND WITHHOLD FROM ANY AMOUNTS OTHERWISE PAYABLE PURSUANT TO THIS AGREEMENT TO ANY HOLDER OF SHARES OF COMMONWEALTH BANK COMMON STOCK SUCH AMOUNTS AS PARENT IS REQUIRED UNDER THE CODE OR ANY STATE, LOCAL OR FOREIGN TAX LAW OR REGULATION THEREUNDER TO DEDUCT AND WITHHOLD WITH RESPECT TO THE MAKING OF SUCH PAYMENT. ANY AMOUNTS SO WITHHELD SHALL BE TREATED FOR ALL PURPOSES OF THIS AGREEMENT AS HAVING BEEN PAID TO THE HOLDER OF COMMONWEALTH BANK COMMON STOCK IN RESPECT OF WHICH SUCH DEDUCTION AND WITHHOLDING WAS MADE BY PARENT.

     3.09 COMMONWEALTH BANK OPTIONS.

         (a) AT THE EFFECTIVE TIME, EACH VESTED COMMONWEALTH BANK OPTION WHICH IS THEN OUTSTANDING SHALL CEASE TO REPRESENT A RIGHT TO ACQUIRE SHARES OF COMMONWEALTH BANK COMMON STOCK AND SHALL BE CONVERTED AUTOMATICALLY INTO AN OPTION TO PURCHASE SHARES OF PARENT COMMON STOCK, AND PARENT SHALL ASSUME EACH COMMONWEALTH BANK OPTION, IN ACCORDANCE WITH THE TERMS OF THE COMMONWEALTH BANK STOCK OPTION PLAN AND STOCK OPTION OR OTHER AGREEMENT BY WHICH IT IS EVIDENCED, EXCEPT THAT FROM AND AFTER THE EFFECTIVE TIME, (i) PARENT AND THE COMPENSATION COMMITTEE OF ITS BOARD OF DIRECTORS SHALL BE SUBSTITUTED FOR COMMONWEALTH BANK AND THE COMMITTEE OF THE BOARD OF DIRECTORS OF COMMONWEALTH BANK (INCLUDING, IF APPLICABLE, THE ENTIRE BOARD OF DIRECTORS OF COMMONWEALTH BANK) ADMINISTERING SUCH COMMONWEALTH BANK STOCK OPTION PLAN, (II) EACH COMMONWEALTH BANK OPTION ASSUMED BY PARENT MAY BE EXERCISED SOLELY FOR SHARES OF PARENT COMMON STOCK,
(III) THE NUMBER OF SHARES OF PARENT COMMON STOCK SUBJECT TO SUCH COMMONWEALTH BANK OPTION SHALL BE EQUAL TO THE NUMBER OF SHARES OF COMMONWEALTH BANK COMMON STOCK SUBJECT TO SUCH COMMONWEALTH BANK OPTION IMMEDIATELY PRIOR TO THE EFFECTIVE TIME MULTIPLIED BY THE EXCHANGE RATIO, PROVIDED THAT ANY FRACTIONAL SHARES OF PARENT COMMON STOCK RESULTING FROM SUCH MULTIPLICATION SHALL BE ROUNDED DOWN TO THE NEAREST SHARE, AND (IV) THE PER SHARE EXERCISE PRICE UNDER EACH SUCH COMMONWEALTH BANK OPTION SHALL BE ADJUSTED BY DIVIDING THE PER SHARE EXERCISE PRICE UNDER EACH SUCH COMMONWEALTH BANK OPTION BY THE EXCHANGE RATIO, PROVIDED THAT SUCH EXERCISE PRICE SHALL BE ROUNDED UP TO THE NEAREST CENT. NOTWITHSTANDING CLAUSES (III) AND (IV) OF THE PRECEDING SENTENCE, EACH COMMONWEALTH BANK OPTION WHICH IS AN "INCENTIVE STOCK OPTION" SHALL BE ADJUSTED AS REQUIRED BY SECTION 424 OF THE CODE, AND THE REGULATIONS PROMULGATED THEREUNDER, SO AS NOT TO CONSTITUTE A MODIFICATION, EXTENSION OR RENEWAL OF THE OPTION WITHIN THE MEANING OF SECTION 424(h) OF THE CODE. PARENT AND COMMONWEALTH BANK AGREE TO TAKE ALL NECESSARY STEPS TO EFFECT THE FOREGOING PROVISIONS OF THIS SECTION 3.09(a).

         (b) WITHIN FIFTEEN BUSINESS DAYS AFTER THE EFFECTIVE TIME, PARENT SHALL FILE A REGISTRATION STATEMENT ON FORM S-3 OR FORM S-8, AS THE CASE MAY BE (OR ANY SUCCESSOR OR OTHER APPROPRIATE FORMS), WITH RESPECT TO THE SHARES OF PARENT COMMON STOCK SUBJECT TO THE OPTIONS REFERRED TO IN PARAGRAPH (a) OF THIS SECTION
3.09 AND SHALL USE ITS REASONABLE EFFORTS TO MAINTAIN THE CURRENT STATUS OF THE PROSPECTUS OR PROSPECTUSES CONTAINED THEREIN FOR SO LONG AS SUCH OPTIONS REMAIN OUTSTANDING IN THE CASE OF A FORM S-8 OR, IN THE CASE OF A FORM S-3, UNTIL THE SHARES SUBJECT TO SUCH OPTIONS MAY BE SOLD WITHOUT A FURTHER HOLDING PERIOD UNDER RULE 144 UNDER THE SECURITIES ACT.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

     4.01 FORBEARANCES OF COMMONWEALTH BANK. FROM THE DATE HEREOF UNTIL THE EFFECTIVE TIME, EXCEPT AS EXPRESSLY CONTEMPLATED OR PERMITTED BY THIS AGREEMENT OR AS PREVIOUSLY DISCLOSED, WITHOUT THE PRIOR WRITTEN CONSENT OF PARENT, COMMONWEALTH BANK WILL NOT:

         (a) ORDINARY COURSE. CONDUCT ITS BUSINESS OTHER THAN IN THE ORDINARY AND USUAL COURSE CONSISTENT WITH PAST PRACTICE OR FAIL TO USE REASONABLE BEST EFFORTS TO PRESERVE ITS BUSINESS ORGANIZATION, KEEP AVAILABLE THE PRESENT SERVICES OF ITS EMPLOYEES AND PRESERVE FOR ITSELF AND PARENT THE GOODWILL OF THE CUSTOMERS OF COMMONWEALTH BANK AND OTHERS WITH WHOM BUSINESS RELATIONS EXIST.

         (b) CAPITAL STOCK. OTHER THAN PURSUANT TO RIGHTS SET FORTH ON SCHEDULE 4.01(b) OF COMMONWEALTH BANK'S DISCLOSURE SCHEDULE AND OUTSTANDING ON THE DATE HEREOF, (i) ISSUE, SELL OR OTHERWISE PERMIT TO BECOME OUTSTANDING, OR AUTHORIZE THE CREATION OF, ANY ADDITIONAL SHARES OF STOCK OR ANY RIGHTS OR (II) PERMIT ANY ADDITIONAL SHARES OF STOCK TO BECOME SUBJECT TO GRANTS OF EMPLOYEE OR DIRECTOR STOCK OPTIONS OR OTHER RIGHTS.

         (c) DIVIDENDS; ETC. (i) MAKE, DECLARE, PAY OR SET ASIDE FOR PAYMENT ANY DIVIDEND ON OR IN RESPECT OF, OR DECLARE OR MAKE ANY DISTRIBUTION ON ANY SHARES OF COMMONWEALTH BANK STOCK OR (II) DIRECTLY OR INDIRECTLY ADJUST, SPLIT, COMBINE, REDEEM, RECLASSIFY, PURCHASE OR OTHERWISE ACQUIRE, ANY SHARES OF ITS CAPITAL STOCK.

         (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. ENTER INTO OR AMEND OR RENEW ANY EMPLOYMENT, CONSULTING, SEVERANCE OR SIMILAR AGREEMENTS OR ARRANGEMENTS WITH ANY DIRECTOR, OFFICER OR EMPLOYEE OF COMMONWEALTH BANK OR GRANT ANY SALARY OR WAGE INCREASE OR INCREASE ANY EMPLOYEE BENEFIT (INCLUDING INCENTIVE OR BONUS PAYMENTS), EXCEPT (i) FOR NORMAL INDIVIDUAL INCREASES IN COMPENSATION TO EMPLOYEES IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE, PROVIDED THAT NO SUCH INCREASE SHALL RESULT IN AN ANNUAL ADJUSTMENT OF MORE THAN 5%, (II) FOR OTHER CHANGES THAT ARE REQUIRED BY APPLICABLE LAW, (III) TO SATISFY CONTRACTUAL OBLIGATIONS EXISTING AS OF THE DATE HEREOF AND SET FORTH IN SCHEDULE 4.01(d) OF COMMONWEALTH BANK'S DISCLOSURE SCHEDULE AND (IV) FOR GRANTS OF AWARDS TO NEWLY-HIRED EMPLOYEES CONSISTENT WITH PAST PRACTICE.

         (e) HIRING. HIRE ANY PERSON AS AN EMPLOYEE OF COMMONWEALTH BANK OR PROMOTE ANY EMPLOYEE, EXCEPT (i) TO SATISFY CONTRACTUAL OBLIGATIONS EXISTING AS OF THE DATE HEREOF AND SET FORTH ON SCHEDULE 4.01(e) OF COMMONWEALTH BANK'S DISCLOSURE SCHEDULE AND (II) PERSONS HIRED TO FILL ANY VACANCIES ARISING AFTER THE DATE HEREOF AND WHOSE EMPLOYMENT IS TERMINABLE AT THE WILL OF COMMONWEALTH BANK OTHER THAN ANY PERSON TO BE HIRED WHO WOULD HAVE A BASE SALARY, INCLUDING ANY GUARANTEED BONUS OR ANY SIMILAR BONUS, CONSIDERED ON AN ANNUAL BASIS OF MORE THAN $40,000.

         (f) BENEFIT PLANS. ENTER INTO, ESTABLISH, ADOPT OR AMEND, OR MAKE ANY CONTRIBUTIONS TO (EXCEPT (i) AS MAY BE REQUIRED BY APPLICABLE LAW OR (II) TO SATISFY CONTRACTUAL OBLIGATIONS EXISTING AS OF THE DATE HEREOF AND SET FORTH ON
SCHEDULE 4.01(f) OF COMMONWEALTH BANK'S DISCLOSURE SCHEDULE), ANY PENSION, RETIREMENT, STOCK OPTION, STOCK PURCHASE, SAVINGS, PROFIT SHARING, DEFERRED COMPENSATION, CONSULTING, BONUS, GROUP INSURANCE OR OTHER EMPLOYEE BENEFIT, INCENTIVE OR WELFARE CONTRACT, PLAN OR ARRANGEMENT, OR ANY TRUST AGREEMENT (OR SIMILAR ARRANGEMENT) RELATED THERETO, IN RESPECT OF ANY DIRECTOR, OFFICER OR EMPLOYEE OF COMMONWEALTH BANK OR TAKE ANY ACTION TO ACCELERATE THE VESTING OR EXERCISABILITY OF STOCK OPTIONS, RESTRICTED STOCK OR OTHER COMPENSATION OR BENEFITS PAYABLE THEREUNDER.

         (g) DISPOSITIONS. SELL, TRANSFER, MORTGAGE, ENCUMBER OR OTHERWISE DISPOSE OF OR DISCONTINUE ANY OF ITS ASSETS, DEPOSITS, BUSINESS OR PROPERTIES EXCEPT IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE AND IN A TRANSACTION THAT, TOGETHER WITH ALL OTHER SUCH TRANSACTIONS, IS NOT MATERIAL TO COMMONWEALTH BANK.

         (h) ACQUISITIONS. ACQUIRE (OTHER THAN BY WAY OF FORECLOSURES OR ACQUISITIONS OF CONTROL IN A BONA FIDE FIDUCIARY CAPACITY OR IN SATISFACTION OF DEBTS PREVIOUSLY CONTRACTED IN GOOD FAITH, IN EACH CASE IN THE ORDINARY AND USUAL COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE) ALL OR ANY PORTION OF THE ASSETS, BUSINESS, DEPOSITS OR PROPERTIES OF ANY OTHER ENTITY.

         (i) CAPITAL EXPENDITURES. MAKE ANY CAPITAL EXPENDITURES OTHER THAN CAPITAL EXPENDITURES IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE IN AMOUNTS NOT EXCEEDING $10,000 INDIVIDUALLY OR $50,000 IN THE AGGREGATE.

         (j) GOVERNING DOCUMENTS. AMEND THE COMMONWEALTH BANK ARTICLES OR THE COMMONWEALTH BANK BYLAWS.

         (k) ACCOUNTING METHODS. IMPLEMENT OR ADOPT ANY CHANGE IN ITS ACCOUNTING PRINCIPLES, PRACTICES OR METHODS, OTHER THAN AS MAY BE REQUIRED BY CHANGES IN LAWS OR REGULATIONS OR GAAP.

         (l) CONTRACTS. EXCEPT IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE OR AS OTHERWISE PERMITTED UNDER THIS SECTION 4.01, ENTER INTO OR TERMINATE ANY MATERIAL CONTRACT OR AMEND OR MODIFY IN ANY MATERIAL RESPECT ANY OF ITS EXISTING MATERIAL CONTRACTS.

         (m) CLAIMS. ENTER INTO ANY SETTLEMENT OR SIMILAR AGREEMENT WITH RESPECT TO ANY ACTION, SUIT, PROCEEDING, ORDER OR INVESTIGATION TO WHICH COMMONWEALTH BANK IS OR BECOMES A PARTY AFTER THE DATE OF THIS AGREEMENT, WHICH SETTLEMENT, AGREEMENT OR ACTION INVOLVES PAYMENT BY COMMONWEALTH BANK OF AN AMOUNT WHICH EXCEEDS $10,000 AND/OR WOULD IMPOSE ANY MATERIAL RESTRICTION ON THE BUSINESS OF COMMONWEALTH BANK OR CREATE PRECEDENT FOR CLAIMS THAT ARE REASONABLY LIKELY TO BE MATERIAL TO COMMONWEALTH BANK.

         (n) BANKING OPERATIONS. ENTER INTO ANY NEW MATERIAL LINE OF BUSINESS; CHANGE ITS MATERIAL LENDING, INVESTMENT, UNDERWRITING, RISK AND ASSET LIABILITY MANAGEMENT AND OTHER MATERIAL BANKING AND OPERATING POLICIES, EXCEPT AS REQUIRED BY APPLICABLE LAW,

REGULATION OR POLICIES IMPOSED BY ANY GOVERNMENTAL AUTHORITY; OR FILE ANY APPLICATION OR MAKE ANY CONTRACT WITH RESPECT TO BRANCHING OR SITE LOCATION OR BRANCHING OR SITE RELOCATION.

         (o) DERIVATIVES CONTRACTS. ENTER INTO ANY DERIVATIVES CONTRACT.

         (p) INDEBTEDNESS. INCUR ANY INDEBTEDNESS FOR BORROWED MONEY (OTHER THAN DEPOSITS, FEDERAL FUNDS PURCHASED, CASH MANAGEMENT ACCOUNTS, FEDERAL HOME LOAN BANK BORROWINGS THAT MATURE WITHIN ONE YEAR AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE THAT MATURE WITHIN ONE YEAR, IN EACH CASE IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE) OR ASSUME, GUARANTEE, ENDORSE OR OTHERWISE AS AN ACCOMMODATION BECOME RESPONSIBLE FOR THE OBLIGATIONS OF ANY OTHER PERSON, OTHER THAN IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE.

         (q) INVESTMENT SECURITIES. ACQUIRE (OTHER THAN BY WAY OF FORECLOSURES OR ACQUISITIONS IN A BONA FIDE FIDUCIARY CAPACITY OR IN SATISFACTION OF DEBTS PREVIOUSLY CONTRACTED IN GOOD FAITH, IN EACH CASE IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE) ANY DEBT SECURITY OR EQUITY INVESTMENT OTHER THAN FEDERAL FUNDS OR UNITED STATES GOVERNMENT SECURITIES OR UNITED STATES GOVERNMENT AGENCY SECURITIES, IN EACH CASE WITH A TERM OF ONE (1) YEAR OR LESS.

         (r) LOANS. MAKE, RENEW OR OTHERWISE MODIFY ANY LOAN, LOAN COMMITMENT, LETTER OF CREDIT OR OTHER EXTENSION OF CREDIT (COLLECTIVELY, "LOANS") OTHER THAN IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE, PROVIDED THAT ANY COMMERCIAL BUSINESS LOAN, MULTI-FAMILY RESIDENTIAL LOAN, OR COMMERCIAL REAL ESTATE LOAN THAT IS ORIGINATED, RENEWED OR MODIFIED CANNOT HAVE A PRINCIPAL BALANCE IN EXCESS OF $200,000 WITHOUT PARENT'S WRITTEN CONSENT.

         (s) INVESTMENTS IN REAL ESTATE. MAKE ANY INVESTMENT OR COMMITMENT TO INVEST IN REAL ESTATE OR IN ANY REAL ESTATE DEVELOPMENT PROJECT (OTHER THAN BY WAY OF FORECLOSURE OR ACQUISITIONS IN A BONA FIDE FIDUCIARY CAPACITY OR IN SATISFACTION OF A DEBT PREVIOUSLY CONTRACTED IN GOOD FAITH, IN EACH CASE IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE).

         (t) ADVERSE ACTIONS. (i) TAKE ANY ACTION THAT WOULD, OR IS REASONABLY LIKELY TO, PREVENT OR IMPEDE THE MERGER FROM QUALIFYING AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE OR (II) TAKE ANY ACTION THAT IS INTENDED OR IS REASONABLY LIKELY TO RESULT IN (x) ANY OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT AT ANY TIME AT OR PRIOR TO THE EFFECTIVE TIME, (y) ANY OF THE CONDITIONS TO THE MERGER SET FORTH IN ARTICLE VII NOT BEING SATISFIED OR (z) A MATERIAL VIOLATION OF ANY PROVISION OF THIS AGREEMENT EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION.

         (u) COMMITMENTS. ENTER INTO ANY CONTRACT WITH RESPECT TO, OR OTHERWISE AGREE OR COMMIT TO DO, ANY OF THE FOREGOING.

     4.02 FORBEARANCES OF PARENT. FROM THE DATE HEREOF UNTIL THE EFFECTIVE TIME, EXCEPT AS EXPRESSLY CONTEMPLATED OR PERMITTED BY THIS AGREEMENT, WITHOUT THE PRIOR

WRITTEN CONSENT OF COMMONWEALTH BANK, PARENT WILL NOT, AND WILL CAUSE EACH OF ITS SUBSIDIARIES NOT TO:

         (a) ADVERSE ACTIONS. (i) TAKE ANY ACTION THAT WOULD, OR IS REASONABLY LIKELY TO, PREVENT OR IMPEDE THE MERGER FROM QUALIFYING AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE OR (II) TAKE ANY ACTION THAT IS INTENDED OR IS REASONABLY LIKELY TO RESULT IN (x) ANY OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT AT ANY TIME AT OR PRIOR TO THE EFFECTIVE TIME, (y) ANY OF THE CONDITIONS TO THE MERGER SET FORTH IN ARTICLE VII NOT BEING SATISFIED OR (z) A MATERIAL VIOLATION OF ANY PROVISION OF THIS AGREEMENT, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION.

         (b) COMMITMENTS. ENTER INTO ANY CONTRACT WITH RESPECT TO, OR OTHERWISE AGREE OR COMMIT TO DO, ANY OF THE FOREGOING.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. ON OR PRIOR TO THE DATE HEREOF, PARENT HAS DELIVERED TO COMMONWEALTH BANK A SCHEDULE AND COMMONWEALTH BANK HAS DELIVERED TO PARENT A SCHEDULE (RESPECTIVELY, ITS "DISCLOSURE SCHEDULE") SETTING FORTH, AMONG OTHER THINGS, ITEMS THE DISCLOSURE OF WHICH IS NECESSARY OR APPROPRIATE EITHER IN RESPONSE TO AN EXPRESS DISCLOSURE REQUIREMENT CONTAINED IN A PROVISION HEREOF OR AS AN EXCEPTION TO ONE OR MORE REPRESENTATIONS OR WARRANTIES CONTAINED IN
SECTION 5.03 OR 5.04 OR TO ONE OR MORE OF ITS COVENANTS CONTAINED IN ARTICLE IV; PROVIDED, HOWEVER, THAT (a) NO SUCH ITEM IS REQUIRED TO BE SET FORTH IN A DISCLOSURE SCHEDULE AS AN EXCEPTION TO A REPRESENTATION OR WARRANTY IF ITS ABSENCE WOULD NOT BE REASONABLY LIKELY TO RESULT IN THE RELATED REPRESENTATION OR WARRANTY BEING DEEMED UNTRUE OR INCORRECT UNDER THE STANDARD ESTABLISHED BY
SECTION 5.02 AND (b) THE MERE INCLUSION OF AN ITEM IN A DISCLOSURE SCHEDULE AS AN EXCEPTION TO A REPRESENTATION OR WARRANTY SHALL NOT BE DEEMED AN ADMISSION BY A PARTY THAT SUCH ITEM REPRESENTS A MATERIAL EXCEPTION OR FACT, EVENT OR CIRCUMSTANCE OR THAT, ABSENT SUCH INCLUSION IN THE DISCLOSURE SCHEDULE, SUCH
ITEM IS OR WOULD BE REASONABLY LIKELY TO RESULT IN A MATERIAL ADVERSE EFFECT.

     5.02 STANDARD. NO REPRESENTATION OR WARRANTY OF COMMONWEALTH BANK ON
THE ONE HAND OR PARENT AND FIRST COMMUNITY BANK ON THE OTHER HAND CONTAINED IN SECTIONS 5.03 OR 5.04, RESPECTIVELY, SHALL BE DEEMED UNTRUE OR INCORRECT, AND NO PARTY HERETO SHALL BE DEEMED TO HAVE BREACHED A REPRESENTATION OR WARRANTY, AS A CONSEQUENCE OF THE EXISTENCE OF ANY FACT, EVENT OR CIRCUMSTANCE UNLESS SUCH FACT, CIRCUMSTANCE OR EVENT, INDIVIDUALLY OR TAKEN TOGETHER WITH ALL OTHER FACTS, EVENTS OR CIRCUMSTANCES INCONSISTENT WITH ANY REPRESENTATION OR WARRANTY CONTAINED IN SECTION 5.03 OR 5.04, HAS HAD OR IS REASONABLY LIKELY TO HAVE A MATERIAL ADVERSE EFFECT ON THE PARTY MAKING SUCH REPRESENTATION OR WARRANTY.

     5.03 REPRESENTATIONS AND WARRANTIES OF COMMONWEALTH BANK. SUBJECT TO SECTIONS 5.01 AND 5.02, COMMONWEALTH BANK HEREBY REPRESENTS AND WARRANTS TO
PARENT:

         (a) ORGANIZATION, STANDING AND AUTHORITY. COMMONWEALTH BANK IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING AS A VIRGINIA-CHARTERED BANK UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA. COMMONWEALTH BANK IS DULY QUALIFIED TO DO BUSINESS AND IS IN GOOD STANDING IN EACH JURISDICTION WHERE ITS OWNERSHIP OR LEASING OF PROPERTY OR ASSETS OR THE CONDUCT OF ITS BUSINESS REQUIRES IT TO BE SO QUALIFIED. COMMONWEALTH BANK HAS IN EFFECT ALL FEDERAL, STATE, LOCAL AND FOREIGN GOVERNMENTAL AUTHORIZATIONS NECESSARY FOR IT TO OWN OR LEASE ITS PROPERTIES AND ASSETS AND TO CARRY ON ITS BUSINESS AS NOW CONDUCTED. THE DEPOSIT ACCOUNTS OF COMMONWEALTH BANK ARE INSURED BY THE BANK INSURANCE FUND IN THE MANNER AND TO THE MAXIMUM EXTENT PROVIDED BY APPLICABLE LAW, AND COMMONWEALTH BANK HAS PAID ALL DEPOSIT INSURANCE PREMIUMS AND ASSESSMENTS REQUIRED BY APPLICABLE LAWS AND REGULATIONS.

         (b) COMMONWEALTH BANK CAPITAL STOCK. THE AUTHORIZED CAPITAL STOCK OF COMMONWEALTH BANK CONSISTS SOLELY OF 3,000,000 SHARES OF COMMONWEALTH BANK COMMON STOCK, OF WHICH 720,049 SHARES ARE ISSUED AND OUTSTANDING AS OF THE DATE HEREOF. AS OF THE DATE HEREOF, NO SHARES OF COMMONWEALTH BANK COMMON STOCK WERE HELD IN TREASURY BY COMMONWEALTH BANK OR OTHERWISE DIRECTLY OR INDIRECTLY OWNED BY COMMONWEALTH BANK. THE OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK HAVE BEEN DULY AUTHORIZED AND VALIDLY ISSUED AND ARE FULLY PAID AND NON-ASSESSABLE, AND NONE OF THE OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK HAVE BEEN ISSUED IN VIOLATION OF THE PREEMPTIVE RIGHTS OF ANY PERSON.
SECTION 5.03(b) OF COMMONWEALTH BANK'S DISCLOSURE SCHEDULE SETS FORTH FOR EACH COMMONWEALTH BANK STOCK OPTION, THE NAME OF THE GRANTEE, THE DATE OF THE GRANT, THE TYPE OF GRANT, THE STATUS OF THE OPTION GRANT AS QUALIFIED OR NON-QUALIFIED UNDER SECTION 422 OF THE CODE, THE NUMBER OF SHARES OF COMMONWEALTH BANK COMMON STOCK SUBJECT TO EACH OPTION, THE NUMBER OF SHARES OF COMMONWEALTH BANK COMMON STOCK SUBJECT TO OPTIONS THAT ARE CURRENTLY EXERCISABLE AND THE EXERCISE PRICE PER SHARE. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, THERE ARE NO SHARES OF COMMONWEALTH BANK COMMON STOCK RESERVED FOR ISSUANCE, COMMONWEALTH BANK DOES NOT HAVE ANY RIGHTS ISSUED OR OUTSTANDING WITH RESPECT TO COMMONWEALTH BANK COMMON STOCK AND COMMONWEALTH BANK DOES NOT HAVE ANY COMMITMENT TO AUTHORIZE, ISSUE OR SELL ANY COMMONWEALTH BANK COMMON STOCK OR RIGHTS.

         (c) NO SUBSIDIARIES.

                  (i) COMMONWEALTH BANK DOES NOT OWN BENEFICIALLY, DIRECTLY OR INDIRECTLY, ANY SUBSIDIARY.

                  (ii) EXCEPT FOR SECURITIES AND OTHER INTERESTS HELD IN A FIDUCIARY CAPACITY AND BENEFICIALLY OWNED BY THIRD PARTIES OR TAKEN IN CONSIDERATION OF DEBTS PREVIOUSLY CONTRACTED, COMMONWEALTH BANK DOES NOT OWN BENEFICIALLY, DIRECTLY OR INDIRECTLY, ANY EQUITY SECURITIES OR SIMILAR INTERESTS OF ANY PERSON OR ANY INTEREST IN A PARTNERSHIP OR JOINT VENTURE OF ANY KIND.

         (d) CORPORATE POWER. COMMONWEALTH BANK HAS THE CORPORATE POWER AND AUTHORITY TO CARRY ON ITS BUSINESS AS IT IS NOW BEING CONDUCTED AND TO OWN ALL ITS PROPERTIES AND ASSETS; AND COMMONWEALTH BANK HAS THE CORPORATE POWER AND AUTHORITY TO EXECUTE, DELIVER AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND TO CONSUMMATE THE

TRANSACTION, SUBJECT TO RECEIPT OF ALL NECESSARY APPROVALS OF GOVERNMENTAL AUTHORITIES AND THE APPROVAL OF COMMONWEALTH BANK'S STOCKHOLDERS OF THIS AGREEMENT.

         (e) CORPORATE AUTHORITY. SUBJECT TO THE APPROVAL OF THIS AGREEMENT BY THE HOLDERS OF THE OUTSTANDING COMMONWEALTH BANK COMMON STOCK, THIS AGREEMENT AND THE TRANSACTION HAVE BEEN AUTHORIZED BY ALL NECESSARY CORPORATE ACTION OF COMMONWEALTH BANK AND THE COMMONWEALTH BANK BOARD ON OR PRIOR TO THE DATE HEREOF. COMMONWEALTH BANK HAS DULY EXECUTED AND DELIVERED THIS AGREEMENT AND, ASSUMING DUE AUTHORIZATION, EXECUTION AND DELIVERY BY PARENT AND FIRST COMMUNITY BANK, THIS AGREEMENT IS A VALID AND LEGALLY BINDING OBLIGATION OF COMMONWEALTH BANK, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS (EXCEPT AS ENFORCEABILITY MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, FRAUDULENT TRANSFER AND SIMILAR LAWS OF GENERAL APPLICABILITY RELATING TO OR AFFECTING CREDITORS' RIGHTS OR BY GENERAL EQUITY PRINCIPLES).

         (f) REGULATORY APPROVALS; NO DEFAULTS.

                  (i) NO CONSENTS OR APPROVALS OF, OR WAIVERS BY, OR FILINGS OR REGISTRATIONS WITH, ANY GOVERNMENTAL AUTHORITY OR WITH ANY THIRD PARTY ARE REQUIRED TO BE MADE OR OBTAINED BY COMMONWEALTH BANK IN CONNECTION WITH THE EXECUTION, DELIVERY OR PERFORMANCE BY COMMONWEALTH BANK OF THIS AGREEMENT OR TO CONSUMMATE THE TRANSACTION, EXCEPT AS PREVIOUSLY DISCLOSED AND EXCEPT FOR (A) FILINGS OF APPLICATIONS OR NOTICES WITH, AND APPROVALS OR WAIVERS BY, THE FEDERAL RESERVE BOARD, THE OCC AND THE BUREAU, AS REQUIRED, (B) FILINGS WITH THE SEC AND STATE SECURITIES AUTHORITIES, AS APPLICABLE, IN CONNECTION WITH THE SUBMISSION OF THIS AGREEMENT FOR THE APPROVAL OF THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK AND THE ISSUANCE OF PARENT COMMON STOCK IN THE MERGER, (C) THE FILING OF ARTICLES OF MERGER WITH THE VIRGINIA STATE CORPORATION COMMISSION PURSUANT TO THE VSCA AND THE FILING OF A NOTICE OF CONSUMMATION WITH THE OCC PURSUANT TO OCC GUIDELINES AND (D) THE APPROVAL OF THIS AGREEMENT BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK. AS OF THE DATE HEREOF, COMMONWEALTH BANK IS NOT AWARE OF ANY REASON WHY THE APPROVALS SET FORTH ABOVE AND REFERRED TO IN SECTION 7.01(b) WILL NOT BE RECEIVED IN A TIMELY MANNER AND WITHOUT THE IMPOSITION OF A CONDITION, RESTRICTION OR REQUIREMENT OF THE TYPE DESCRIBED IN SECTION 7.01(b).

                  (ii) SUBJECT TO RECEIPT, OR THE MAKING, OF THE CONSENTS, APPROVALS, WAIVERS AND FILINGS REFERRED TO IN THE PRECEDING PARAGRAPH AND THE EXPIRATION OF RELATED WAITING PERIODS, THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY COMMONWEALTH BANK AND THE CONSUMMATION OF THE TRANSACTION DO NOT AND WILL NOT (A) CONSTITUTE A BREACH OR VIOLATION OF, OR A DEFAULT UNDER, OR GIVE RISE TO ANY LIEN, ANY ACCELERATION OF REMEDIES OR ANY RIGHT OF TERMINATION UNDER, ANY LAW, RULE OR REGULATION OR ANY JUDGMENT, DECREE, ORDER, GOVERNMENTAL PERMIT OR LICENSE, OR AGREEMENT, INDENTURE OR INSTRUMENT OF COMMONWEALTH BANK OR TO WHICH COMMONWEALTH BANK OR ANY OF ITS PROPERTIES IS SUBJECT OR BOUND, (B) CONSTITUTE A BREACH OR VIOLATION OF, OR A DEFAULT UNDER, THE COMMONWEALTH BANK ARTICLES OR THE COMMONWEALTH BANK BYLAWS OR (C) REQUIRE ANY CONSENT OR APPROVAL UNDER ANY SUCH LAW, RULE, REGULATION, JUDGMENT, DECREE, ORDER, GOVERNMENTAL PERMIT OR LICENSE, AGREEMENT, INDENTURE OR INSTRUMENT.

         (g) FINANCIAL REPORTS; UNDISCLOSED LIABILITIES.

                  (i) COMMONWEALTH BANK'S ANNUAL REPORTS ON FORM 10-KSB FOR THE FISCAL YEARS ENDED DECEMBER 31, 2001, DECEMBER 31, 2000 AND DECEMBER 31, 1999 AND ALL OTHER REPORTS, REGISTRATION STATEMENTS, DEFINITIVE PROXY STATEMENTS OR INFORMATION STATEMENTS FILED OR TO BE FILED BY IT SUBSEQUENT TO DECEMBER 31, 1999 WITH THE FEDERAL RESERVE BOARD (COLLECTIVELY, COMMONWEALTH BANK'S "SECURITIES DOCUMENTS"), AS OF THE DATE FILED OR TO BE FILED AND AS AMENDED PRIOR TO THE DATE HEREOF, (A) COMPLIED OR WILL COMPLY IN ALL MATERIAL RESPECTS AS TO FORM WITH THE APPLICABLE REGULATIONS OF THE FEDERAL RESERVE BOARD AS THE CASE MAY BE AND (B) DID NOT AND WILL NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING, EXCEPT THAT INFORMATION AS OF A LATER DATE SHALL BE DEEMED TO MODIFY INFORMATION AS OF AN EARLIER DATE; AND EACH OF THE BALANCE SHEETS CONTAINED IN ANY SUCH SECURITIES DOCUMENTS (INCLUDING THE RELATED NOTES AND SCHEDULES THERETO) FAIRLY PRESENTS, OR WILL FAIRLY PRESENT, THE FINANCIAL POSITION OF COMMONWEALTH BANK AS OF ITS DATE, AND EACH OF THE STATEMENTS OF INCOME AND CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS OR EQUIVALENT STATEMENTS IN SUCH SECURITIES DOCUMENTS (INCLUDING ANY RELATED NOTES AND SCHEDULES THERETO) FAIRLY PRESENTS, OR WILL FAIRLY PRESENT, THE RESULTS OF OPERATIONS, CHANGES IN STOCKHOLDERS' EQUITY AND CHANGES IN CASH FLOWS, AS THE CASE MAY BE, OF COMMONWEALTH BANK FOR THE PERIODS TO WHICH THEY RELATE, IN EACH CASE IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED DURING THE PERIODS INVOLVED, EXCEPT IN EACH CASE AS MAY BE NOTED THEREIN.

                  (ii) EXCEPT AS PREVIOUSLY DISCLOSED, SINCE SEPTEMBER 30, 2002, COMMONWEALTH BANK HAS NOT INCURRED ANY LIABILITY OTHER THAN IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE (EXCLUDING THE INCURRENCE OF EXPENSES RELATED TO THIS AGREEMENT AND THE TRANSACTION).

                  (iii) SINCE SEPTEMBER 30, 2002, (A) COMMONWEALTH BANK HAS CONDUCTED ITS BUSINESSES IN THE ORDINARY AND USUAL COURSE CONSISTENT WITH PAST PRACTICE (EXCLUDING THE INCURRENCE OF EXPENSES RELATED TO THIS AGREEMENT AND THE TRANSACTION), (B) EXCEPT AS PREVIOUSLY DISCLOSED, COMMONWEALTH BANK HAS NOT TAKEN NOR PERMITTED ANY OF THE ACTIONS SET FORTH IN SECTION 4.01 HEREOF BETWEEN SEPTEMBER 30, 2002 AND THE DATE HEREOF (EXCEPT WITH RESPECT TO SECTIONS 4.01(r) AND (u), WHERE THE RELEVANT PERIOD IS BETWEEN NOVEMBER 30, 2002 AND THE DATE HEREOF) AND (C) NO EVENT HAS OCCURRED OR CIRCUMSTANCE ARISEN THAT, INDIVIDUALLY OR TAKEN TOGETHER WITH ALL OTHER FACTS, CIRCUMSTANCES AND EVENTS (DESCRIBED IN ANY PARAGRAPH OF THIS SECTION 5.03 OR OTHERWISE), IS REASONABLY LIKELY TO HAVE A MATERIAL ADVERSE EFFECT WITH RESPECT TO COMMONWEALTH BANK.

                  (iv) NO AGREEMENT PURSUANT TO WHICH ANY LOANS OR OTHER ASSETS HAVE BEEN OR SHALL BE SOLD BY COMMONWEALTH BANK ENTITLED THE BUYER OF SUCH LOANS OR OTHER ASSETS, UNLESS THERE IS MATERIAL BREACH OF A REPRESENTATION OR COVENANT BY COMMONWEALTH BANK, TO CAUSE COMMONWEALTH BANK TO REPURCHASE SUCH LOAN OR OTHER ASSET OR THE BUYER TO PURSUE ANY OTHER FORM OF RECOURSE AGAINST

         COMMONWEALTH BANK. SINCE DECEMBER 31, 1999, NO CASH, STOCK OR OTHER DIVIDEND OR ANY OTHER DISTRIBUTION WITH RESPECT TO THE COMMONWEALTH BANK COMMON STOCK HAS BEEN DECLARED, SET ASIDE OR PAID. NO SHARES OF COMMONWEALTH BANK COMMON STOCK HAVE BEEN PURCHASED, REDEEMED OR OTHERWISE ACQUIRED, DIRECTLY OR INDIRECTLY, BY COMMONWEALTH BANK SINCE SEPTEMBER 30, 2002, AND NO AGREEMENTS HAVE BEEN MADE TO DO THE FOREGOING.

         (h) LITIGATION. NO LITIGATION, CLAIM OR OTHER PROCEEDING BEFORE ANY COURT OR GOVERNMENTAL AGENCY IS PENDING AGAINST COMMONWEALTH BANK AND, TO COMMONWEALTH BANK'S KNOWLEDGE, NO SUCH LITIGATION, CLAIM OR OTHER PROCEEDING HAS BEEN THREATENED AND THERE ARE NO FACTS WHICH COULD REASONABLY GIVE RISE TO SUCH LITIGATION, CLAIM OR OTHER PROCEEDING. COMMONWEALTH BANK IS NOT A PARTY TO ANY ORDER, JUDGMENT OR DECREE WHICH HAS OR COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT WITH RESPECT TO COMMONWEALTH BANK.

         (i) REGULATORY MATTERS.

                  (i) NEITHER COMMONWEALTH BANK NOR ANY OF ITS PROPERTIES IS A PARTY TO OR IS SUBJECT TO ANY ORDER, DECREE, AGREEMENT, MEMORANDUM OF UNDERSTANDING OR SIMILAR ARRANGEMENT WITH, OR A COMMITMENT LETTER OR SIMILAR SUBMISSION TO, OR EXTRAORDINARY SUPERVISORY LETTER FROM, ANY FEDERAL OR STATE GOVERNMENTAL AGENCY OR AUTHORITY CHARGED WITH THE SUPERVISION OR REGULATION OF FINANCIAL INSTITUTIONS OR ISSUERS OF SECURITIES OR ENGAGED IN THE INSURANCE OF DEPOSITS OR THE SUPERVISION OR REGULATION OF IT (COLLECTIVELY, THE "COMMONWEALTH BANK REGULATORY AUTHORITIES"). COMMONWEALTH BANK HAS PAID ALL ASSESSMENTS MADE OR IMPOSED BY ANY COMMONWEALTH BANK REGULATORY AUTHORITY.

                  (ii) COMMONWEALTH BANK HAS NOT BEEN ADVISED BY, NOR DOES IT HAVE ANY KNOWLEDGE OF FACTS WHICH COULD GIVE RISE TO AN ADVISORY NOTICE BY, ANY COMMONWEALTH BANK REGULATORY AUTHORITY THAT SUCH COMMONWEALTH BANK REGULATORY AUTHORITY IS CONTEMPLATING ISSUING OR REQUESTING (OR IS CONSIDERING THE APPROPRIATENESS OF ISSUING OR REQUESTING) ANY SUCH ORDER, DECREE, AGREEMENT, MEMORANDUM OF UNDERSTANDING, COMMITMENT LETTER, SUPERVISORY LETTER OR SIMILAR SUBMISSION.

         (j) COMPLIANCE WITH LAWS. COMMONWEALTH BANK:

                  (i) IS IN MATERIAL COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN STATUTES, LAWS, REGULATIONS, ORDINANCES, RULES, JUDGMENTS, ORDERS OR DECREES APPLICABLE THERETO OR TO THE EMPLOYEES CONDUCTING SUCH BUSINESSES, INCLUDING, WITHOUT LIMITATION, THE EQUAL CREDIT OPPORTUNITY ACT, THE FAIR HOUSING ACT, THE COMMUNITY REINVESTMENT ACT, THE HOME MORTGAGE DISCLOSURE ACT, THE BANK SECRECY ACT AND ALL OTHER APPLICABLE FAIR LENDING LAWS AND OTHER LAWS RELATING TO DISCRIMINATORY BUSINESS PRACTICES;

                  (ii) HAS ALL PERMITS, LICENSES, AUTHORIZATIONS, ORDERS AND APPROVALS OF, AND HAS MADE ALL FILINGS, APPLICATIONS AND REGISTRATIONS WITH, ALL

         GOVERNMENTAL AUTHORITIES THAT ARE REQUIRED IN ORDER TO PERMIT IT TO OWN OR LEASE ITS PROPERTIES AND TO CONDUCT ITS BUSINESS AS PRESENTLY CONDUCTED; ALL SUCH PERMITS, LICENSES, CERTIFICATES OF AUTHORITY, ORDERS AND APPROVALS ARE IN FULL FORCE AND EFFECT AND, TO COMMONWEALTH BANK'S KNOWLEDGE, NO SUSPENSION OR CANCELLATION OF ANY OF THEM IS THREATENED; AND

                  (iii) HAS RECEIVED, SINCE DECEMBER 31, 1999, NO NOTIFICATION OR COMMUNICATION FROM ANY GOVERNMENTAL AUTHORITY (A) ASSERTING THAT COMMONWEALTH BANK IS NOT IN COMPLIANCE WITH ANY OF THE STATUTES, REGULATIONS OR ORDINANCES WHICH SUCH GOVERNMENTAL AUTHORITY ENFORCES OR
         (B) THREATENING TO REVOKE ANY LICENSE, FRANCHISE, PERMIT OR GOVERNMENTAL AUTHORIZATION (NOR, TO COMMONWEALTH BANK'S KNOWLEDGE, DO ANY GROUNDS FOR ANY OF THE FOREGOING EXIST).

         (k) MATERIAL CONTRACTS; DEFAULTS.

                  (i) EXCEPT FOR DOCUMENTS LISTED AS EXHIBITS TO COMMONWEALTH BANK'S SECURITIES DOCUMENTS OR AS PREVIOUSLY DISCLOSED, COMMONWEALTH BANK IS NOT A PARTY TO, BOUND BY OR SUBJECT TO ANY AGREEMENT, CONTRACT, ARRANGEMENT, COMMITMENT OR UNDERSTANDING (WHETHER WRITTEN OR ORAL) (i) WITH RESPECT TO THE EMPLOYMENT OF ANY DIRECTORS, OFFICERS, EMPLOYEES OR CONSULTANTS, (II) WHICH WOULD ENTITLE ANY PRESENT OR FORMER DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF COMMONWEALTH BANK TO INDEMNIFICATION FROM COMMONWEALTH BANK, (III) WHICH IS A MATERIAL CONTRACT (AS DEFINED IN
         ITEM 601(b)(10) OF REGULATION S-K OF THE SEC) TO BE PERFORMED AFTER THE DATE OF THIS AGREEMENT THAT HAS NOT BEEN FILED OR INCORPORATED BY REFERENCE IN COMMONWEALTH BANK'S SECURITIES DOCUMENTS, (IV) WHICH IS A CONSULTING AGREEMENT (INCLUDING DATA PROCESSING, SOFTWARE PROGRAMMING AND LICENSING CONTRACTS) NOT TERMINABLE ON 60 DAYS OR LESS NOTICE AND INVOLVING THE PAYMENT OF MORE THAN $50,000 PER ANNUM OR (v) WHICH MATERIALLY RESTRICTS THE CONDUCT OF ANY BUSINESS BY COMMONWEALTH BANK (COLLECTIVELY, "MATERIAL CONTRACTS"). COMMONWEALTH BANK HAS PREVIOUSLY DISCLOSED AND MADE AVAILABLE TO PARENT TRUE AND CORRECT COPIES OF EACH SUCH DOCUMENT.

                  (ii) COMMONWEALTH BANK IS NOT IN MATERIAL DEFAULT UNDER ANY CONTRACT, AGREEMENT, COMMITMENT, ARRANGEMENT, LEASE, INSURANCE POLICY OR OTHER INSTRUMENT TO WHICH IT IS A PARTY, BY WHICH ITS ASSETS, BUSINESS, OR OPERATIONS MAY BE BOUND OR AFFECTED, OR UNDER WHICH IT OR ITS ASSETS, BUSINESS, OR OPERATIONS RECEIVES BENEFITS, AND THERE HAS NOT OCCURRED ANY EVENT THAT, WITH THE LAPSE OF TIME OR THE GIVING OF NOTICE OR BOTH, WOULD CONSTITUTE SUCH A DEFAULT. NO POWER OF ATTORNEY OR SIMILAR AUTHORIZATION GIVEN DIRECTLY OR INDIRECTLY BY COMMONWEALTH BANK IS CURRENTLY OUTSTANDING.

(l) NO BROKERS. NO ACTION HAS BEEN TAKEN BY COMMONWEALTH BANK THAT WOULD GIVE RISE TO ANY VALID CLAIM AGAINST ANY PARTY HERETO FOR A BROKERAGE COMMISSION, FINDER'S FEE OR OTHER LIKE PAYMENT WITH RESPECT TO THE TRANSACTION, EXCLUDING A PREVIOUSLY DISCLOSED FEE TO BE PAID TO BAXTER, FENTRISS & CO.

         (m) EMPLOYEE BENEFIT PLANS.

                  (i) ALL BENEFIT AND COMPENSATION PLANS, CONTRACTS, POLICIES OR ARRANGEMENTS COVERING CURRENT OR FORMER EMPLOYEES OF COMMONWEALTH BANK (THE "EMPLOYEES") AND CURRENT OR FORMER DIRECTORS OF COMMONWEALTH BANK INCLUDING, BUT NOT LIMITED TO, "EMPLOYEE BENEFIT PLANS" WITHIN THE MEANING OF SECTION 3(3) OF ERISA, AND DEFERRED COMPENSATION, STOCK OPTION, STOCK PURCHASE, STOCK APPRECIATION RIGHTS, STOCK BASED, INCENTIVE AND BONUS PLANS (THE "BENEFIT PLANS"), ARE PREVIOUSLY DISCLOSED IN THE DISCLOSURE SCHEDULE. TRUE AND COMPLETE COPIES OF (A) ALL BENEFIT PLANS INCLUDING, BUT NOT LIMITED TO, ANY TRUST INSTRUMENTS AND INSURANCE CONTRACTS FORMING A PART OF ANY BENEFIT PLANS AND ALL AMENDMENTS THERETO; (B) THE MOST RECENT ANNUAL REPORT (FORM 5500), TOGETHER WITH ALL SCHEDULES, AS REQUIRED, FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") OR DEPARTMENT OF LABOR (THE "DOL"), AS APPLICABLE, AND ANY FINANCIAL STATEMENTS AND OPINIONS REQUIRED BY
         SECTION 103(e)(3) OF ERISA WITH RESPECT TO EACH BENEFIT PLAN; (C) FOR EACH BENEFIT PLAN WHICH IS A "TOP-HAT" PLAN, A COPY OF FILINGS WITH THE DOL; (D) THE MOST RECENT DETERMINATION LETTER ISSUED BY THE IRS FOR EACH BENEFIT PLAN; (E) THE MOST RECENT SUMMARY PLAN DESCRIPTION AND ANY MODIFICATIONS FOR EACH BENEFIT PLAN; (F) THE MOST RECENT ACTUARIAL REPORT, IF ANY RELATING TO EACH BENEFIT PLAN, AND (G) THE MOST RECENT ACTUARIAL VALUATION, STUDY OR ESTIMATE OF ANY RETIREE MEDICAL AND LIFE INSURANCE BENEFITS PLAN OR SUPPLEMENTAL RETIREMENT BENEFITS PLAN, HAVE BEEN PROVIDED OR MADE AVAILABLE TO PARENT.

                  (ii) EACH BENEFIT PLAN HAS BEEN ADMINISTERED TO DATE IN ALL MATERIAL RESPECTS IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF ERISA, THE CODE AND APPLICABLE LAW AND WITH THE TERMS AND PROVISIONS OF ALL DOCUMENTS, CONTRACTS OR AGREEMENTS PURSUANT TO WHICH SUCH BENEFIT PLAN IS MAINTAINED. EACH BENEFIT PLAN WHICH IS AN "EMPLOYEE PENSION BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(2) OF ERISA (A "PENSION PLAN") AND WHICH IS INTENDED TO BE QUALIFIED UNDER SECTION 401(a) OF THE CODE, HAS RECEIVED A FAVORABLE DETERMINATION LETTER FROM THE INTERNAL REVENUE SERVICE, AND COMMONWEALTH BANK IS NOT AWARE OF ANY CIRCUMSTANCES LIKELY TO RESULT IN REVOCATION OF ANY SUCH FAVORABLE DETERMINATION LETTER OR THE LOSS OF THE QUALIFICATION OF SUCH PENSION PLAN UNDER SECTION 401(a) OF THE CODE. COMMONWEALTH BANK HAS NOT RECEIVED ANY CORRESPONDENCE OR WRITTEN OR VERBAL NOTICE FROM THE IRS, DOL, ANY OTHER GOVERNMENTAL AGENCY, ANY PARTICIPANT IN OR BENEFICIARY OF, A BENEFIT PLAN, OR ANY AGENT REPRESENTING ANY OF THE FOREGOING THAT BRINGS INTO QUESTION THE QUALIFICATION OF ANY SUCH BENEFIT PLAN. THERE IS NO MATERIAL PENDING OR, TO COMMONWEALTH BANK'S KNOWLEDGE, THREATENED LITIGATION RELATING TO THE BENEFIT PLANS. COMMONWEALTH BANK HAS NOT ENGAGED IN A TRANSACTION WITH RESPECT TO ANY BENEFIT PLAN OR PENSION PLAN THAT, ASSUMING THE TAXABLE PERIOD OF SUCH TRANSACTION EXPIRED AS OF THE DATE HEREOF, COULD SUBJECT COMMONWEALTH BANK TO A TAX OR PENALTY IMPOSED BY EITHER SECTION 4975 OF THE CODE OR SECTION 502(i) OF ERISA IN AN AMOUNT WHICH WOULD BE MATERIAL. THERE ARE NO MATTERS PENDING BEFORE THE IRS, DOL OR OTHER GOVERNMENTAL AGENCY WITH RESPECT TO ANY BENEFIT PLAN.

                  (iii) NO LIABILITY UNDER SUBTITLE C OR D OF TITLE IV OF ERISA HAS BEEN OR IS EXPECTED TO BE INCURRED BY COMMONWEALTH BANK WITH RESPECT TO ANY ONGOING, FROZEN OR TERMINATED "SINGLE-EMPLOYER PLAN," WITHIN THE MEANING OF

         SECTION 4001(a)(15) OF ERISA, CURRENTLY OR FORMERLY MAINTAINED BY IT OR THE SINGLE-EMPLOYER PLAN OF ANY ENTITY WHICH IS CONSIDERED ONE EMPLOYER WITH COMMONWEALTH BANK UNDER SECTION 4001 OF ERISA OR SECTION 414 OF THE CODE (AN "ERISA AFFILIATE"). COMMONWEALTH BANK HAS NOT INCURRED, AND DOES NOT EXPECT TO INCUR, ANY WITHDRAWAL LIABILITY WITH RESPECT TO A MULTIEMPLOYER PLAN UNDER SUBTITLE E OF TITLE IV OF ERISA (REGARDLESS OF WHETHER BASED ON CONTRIBUTIONS OF AN ERISA AFFILIATE). NO NOTICE OF A "REPORTABLE EVENT," WITHIN THE MEANING OF SECTION 4043 OF ERISA FOR WHICH THE 30-DAY REPORTING REQUIREMENT HAS NOT BEEN WAIVED, HAS BEEN REQUIRED TO BE FILED FOR ANY PENSION PLAN OR BY ANY ERISA AFFILIATE WITHIN THE L2-MONTH PERIOD ENDING ON THE DATE HEREOF OR WILL BE REQUIRED TO BE FILED IN CONNECTION WITH THE TRANSACTION.

                  (iv) ALL CONTRIBUTIONS REQUIRED TO BE MADE UNDER THE TERMS OF ANY BENEFIT PLAN HAVE BEEN TIMELY MADE OR HAVE BEEN REFLECTED ON THE FINANCIAL STATEMENTS OF COMMONWEALTH BANK INCLUDED IN COMMONWEALTH BANK'S SECURITIES DOCUMENTS. NEITHER ANY PENSION PLAN NOR ANY SINGLE-EMPLOYER PLAN OF AN ERISA AFFILIATE HAS AN "ACCUMULATED FUNDING DEFICIENCY" (WHETHER OR NOT WAIVED) WITHIN THE MEANING OF SECTION 412 OF THE CODE OR SECTION 302 OF ERISA AND NO ERISA AFFILIATE HAS AN OUTSTANDING FUNDING WAIVER. COMMONWEALTH BANK HAS NOT PROVIDED, AND IS NOT REQUIRED TO PROVIDE, SECURITY TO ANY PENSION PLAN OR TO ANY SINGLE-EMPLOYER PLAN OF AN ERISA AFFILIATE PURSUANT TO SECTION 401(a)(29) OF THE CODE.

                  (v) COMMONWEALTH BANK HAS NO OBLIGATIONS FOR RETIREE HEALTH AND LIFE BENEFITS UNDER ANY BENEFIT PLAN, OTHER THAN COVERAGE AS MAY BE REQUIRED UNDER SECTION 4980B OF THE CODE OR PART 6 OF TITLE I OF ERISA, OR UNDER THE CONTINUATION OF COVERAGE PROVISIONS OF THE LAWS OF ANY STATE OR LOCALITY. COMMONWEALTH BANK MAY AMEND OR TERMINATE ANY SUCH BENEFIT PLAN AT ANY TIME WITHOUT INCURRING ANY LIABILITY THEREUNDER. NO EVENT OR CONDITION EXISTS WITH RESPECT TO A BENEFIT PLAN THAT COULD SUBJECT COMMONWEALTH BANK TO A MATERIAL TAX UNDER SECTION 4980B OF THE CODE.

                  (vi) NONE OF THE EXECUTION OF THIS AGREEMENT, SHAREHOLDER APPROVAL OF THIS AGREEMENT OR CONSUMMATION OF THE TRANSACTION WILL (A) EXCEPT AS PREVIOUSLY DISCLOSED, ENTITLE ANY EMPLOYEES OF COMMONWEALTH BANK TO SEVERANCE PAY OR ANY INCREASE IN SEVERANCE PAY UPON ANY TERMINATION OF EMPLOYMENT AFTER THE DATE HEREOF, (B) ACCELERATE THE TIME OF PAYMENT OR VESTING OR TRIGGER ANY PAYMENT OR FUNDING (THROUGH A GRANTOR TRUST OR OTHERWISE) OF COMPENSATION OR BENEFITS UNDER, INCREASE THE AMOUNT PAYABLE OR TRIGGER ANY OTHER MATERIAL OBLIGATION PURSUANT TO, ANY OF THE BENEFIT PLANS, (C) RESULT IN ANY BREACH OR VIOLATION OF, OR A DEFAULT UNDER, ANY OF THE BENEFIT PLANS OR (D) RESULT IN ANY PAYMENT THAT WOULD BE A "PARACHUTE PAYMENT" TO A "DISQUALIFIED INDIVIDUAL" AS THOSE TERMS ARE DEFINED IN SECTION 280G OF THE CODE, WITHOUT REGARD TO WHETHER SUCH PAYMENT IS REASONABLE COMPENSATION FOR PERSONAL SERVICES PERFORMED OR TO BE PERFORMED IN THE FUTURE.

                  (vii) ALL REQUIRED REPORTS AND DESCRIPTIONS (INCLUDING BUT NOT LIMITED TO FORM 5500 ANNUAL REPORTS AND REQUIRED ATTACHMENTS, FORMS 1099-R,

         SUMMARY ANNUAL REPORTS, FORMS PBGC-1 AND SUMMARY PLAN DESCRIPTIONS) HAVE BEEN FILED OR DISTRIBUTED APPROPRIATELY WITH RESPECT TO EACH BENEFIT PLAN. ALL REQUIRED TAX FILINGS WITH RESPECT TO EACH BENEFIT PLAN HAVE BEEN MADE, AND ANY TAXES DUE IN CONNECTION WITH SUCH FILINGS HAVE BEEN PAID.

         (n) LABOR MATTERS. COMMONWEALTH BANK IS NOT A PARTY TO AND IS NOT BOUND BY ANY COLLECTIVE BARGAINING AGREEMENT, CONTRACT OR OTHER AGREEMENT OR UNDERSTANDING WITH A LABOR UNION OR LABOR ORGANIZATION, NOR IS COMMONWEALTH BANK THE SUBJECT OF A PROCEEDING ASSERTING THAT IT HAS COMMITTED AN UNFAIR LABOR PRACTICE (WITHIN THE MEANING OF THE NATIONAL LABOR RELATIONS ACT) OR SEEKING TO COMPEL COMMONWEALTH BANK TO BARGAIN WITH ANY LABOR ORGANIZATION AS TO WAGES OR CONDITIONS OF EMPLOYMENT, NOR IS THERE ANY STRIKE OR OTHER LABOR DISPUTE INVOLVING IT PENDING OR, TO COMMONWEALTH BANK'S KNOWLEDGE, THREATENED, NOR IS COMMONWEALTH BANK AWARE OF ANY ACTIVITY INVOLVING ITS EMPLOYEES SEEKING TO CERTIFY A COLLECTIVE BARGAINING UNIT OR ENGAGING IN OTHER ORGANIZATIONAL ACTIVITY.

         (o) ENVIRONMENTAL MATTERS.

                  (i) COMMONWEALTH BANK IS IN COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS; (II) TO COMMONWEALTH BANK'S KNOWLEDGE, NO REAL PROPERTY (INCLUDING BUILDINGS OR OTHER STRUCTURES) CURRENTLY OR FORMERLY OWNED OR OPERATED BY COMMONWEALTH BANK, OR ANY PROPERTY IN WHICH COMMONWEALTH BANK HAS HELD A SECURITY INTEREST, LIEN OR A FIDUCIARY OR MANAGEMENT ROLE ("COMMONWEALTH BANK LOAN PROPERTY"), HAS BEEN CONTAMINATED WITH, OR HAS HAD ANY RELEASE OF, ANY HAZARDOUS SUBSTANCE EXCEPT IN COMPLIANCE WITH ENVIRONMENTAL LAWS; (III) COMMONWEALTH BANK COULD NOT BE DEEMED THE OWNER OR OPERATOR OF, NOR HAS IT PARTICIPATED IN THE MANAGEMENT REGARDING HAZARDOUS SUBSTANCES OF, ANY COMMONWEALTH BANK LOAN PROPERTY WHICH HAS BEEN CONTAMINATED WITH, OR HAS HAD ANY RELEASE OF, ANY HAZARDOUS SUBSTANCE EXCEPT IN COMPLIANCE WITH ENVIRONMENTAL LAWS; (IV) COMMONWEALTH BANK HAS NO LIABILITY FOR ANY HAZARDOUS SUBSTANCE DISPOSAL OR CONTAMINATION ON ANY THIRD PARTY PROPERTY; (v) COMMONWEALTH BANK HAS NOT RECEIVED ANY NOTICE, DEMAND LETTER, CLAIM OR REQUEST FOR INFORMATION ALLEGING ANY VIOLATION OF, OR LIABILITY UNDER, ANY ENVIRONMENTAL LAW; (VI) COMMONWEALTH BANK IS NOT SUBJECT TO ANY ORDER, DECREE, INJUNCTION OR OTHER AGREEMENT WITH ANY GOVERNMENTAL AUTHORITY OR ANY THIRD PARTY RELATING TO ANY ENVIRONMENTAL LAW; (VII) TO COMMONWEALTH BANK'S KNOWLEDGE, THERE ARE NO CIRCUMSTANCES OR CONDITIONS (INCLUDING THE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS, LEAD PRODUCTS, POLYCHLORINATED BIPHENYLS, PRIOR MANUFACTURING OPERATIONS, DRY-CLEANING, OR AUTOMOTIVE SERVICES) INVOLVING COMMONWEALTH BANK, ANY CURRENTLY OR FORMERLY OWNED OR OPERATED PROPERTY, OR ANY COMMONWEALTH BANK LOAN PROPERTY, THAT COULD REASONABLY BE EXPECTED TO RESULT IN ANY CLAIMS, LIABILITY OR INVESTIGATIONS AGAINST COMMONWEALTH BANK, RESULT IN ANY RESTRICTIONS ON THE OWNERSHIP, USE, OR TRANSFER OF ANY PROPERTY PURSUANT TO ANY ENVIRONMENTAL LAW, OR ADVERSELY AFFECT THE VALUE OF ANY COMMONWEALTH BANK LOAN PROPERTY; AND
         (VIII) COMMONWEALTH BANK HAS PREVIOUSLY DISCLOSED AND MADE AVAILABLE TO PARENT COPIES OF ALL ENVIRONMENTAL REPORTS OR STUDIES, SAMPLING DATA, CORRESPONDENCE AND

         FILINGS IN ITS POSSESSION OR REASONABLY AVAILABLE TO IT RELATING TO COMMONWEALTH BANK AND ANY CURRENTLY OR FORMERLY OWNED OR OPERATED PROPERTY.

     As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any
           Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous
        Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or
      (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

         (p) TAX MATTERS.

                  (i) (A) ALL TAX RETURNS THAT ARE REQUIRED TO BE FILED ON OR BEFORE THE EFFECTIVE DATE (TAKING INTO ACCOUNT ANY EXTENSIONS OF TIME WITHIN WHICH TO FILE WHICH HAVE NOT EXPIRED) BY OR WITH RESPECT TO THE COMMONWEALTH BANK GROUP HAVE BEEN OR WILL BE TIMELY FILED ON OR BEFORE THE EFFECTIVE DATE, (B) ALL SUCH TAX RETURNS ARE OR WILL BE TRUE AND COMPLETE IN ALL MATERIAL RESPECTS, (C) ALL TAXES SHOWN TO BE DUE ON THE TAX RETURNS REFERRED TO IN CLAUSE (A) HAVE BEEN OR WILL BE TIMELY PAID IN FULL, (D) THE TAX RETURNS REFERRED TO IN CLAUSE (A) HAVE BEEN EXAMINED BY THE INTERNAL REVENUE SERVICE OR THE APPROPRIATE TAX AUTHORITY OR THE PERIOD FOR ASSESSMENT OF THE TAXES IN RESPECT OF WHICH SUCH TAX RETURNS WERE REQUIRED TO BE FILED HAS EXPIRED, (E) ALL DEFICIENCIES ASSERTED OR ASSESSMENTS MADE AS A RESULT OF EXAMINATIONS CONDUCTED BY ANY TAXING AUTHORITY HAVE BEEN PAID IN FULL, (F) NO MATERIAL ISSUES THAT HAVE BEEN RAISED BY THE RELEVANT TAXING AUTHORITY IN CONNECTION WITH THE EXAMINATION OF ANY OF THE TAX RETURNS REFERRED TO IN CLAUSE (A) ARE CURRENTLY PENDING AND (G) NO MEMBER OF THE COMMONWEALTH BANK GROUP HAS WAIVED ANY STATUTES OF LIMITATION WITH RESPECT TO ANY TAXES OF COMMONWEALTH BANK.

                  (ii) COMMONWEALTH BANK HAS MADE AVAILABLE TO PARENT TRUE AND CORRECT COPIES OF THE UNITED STATES FEDERAL INCOME TAX RETURNS FILED BY COMMONWEALTH BANK FOR EACH OF THE THREE MOST RECENT FISCAL YEARS FOR WHICH SUCH RETURNS HAVE BEEN FILED.

                  (iii) COMMONWEALTH BANK HAS NO LIABILITY WITH RESPECT TO INCOME, FRANCHISE OR SIMILAR TAXES THAT ACCRUED ON OR BEFORE THE END OF THE MOST RECENT PERIOD COVERED BY COMMONWEALTH BANK'S SECURITIES DOCUMENTS FILED PRIOR

         TO THE DATE HEREOF IN EXCESS OF THE AMOUNTS ACCRUED OR SUBJECT TO A RESERVE WITH RESPECT THERETO THAT ARE REFLECTED IN THE FINANCIAL STATEMENTS INCLUDED IN COMMONWEALTH BANK'S SECURITIES DOCUMENTS FILED ON OR PRIOR TO THE DATE HEREOF.

                  (iv) COMMONWEALTH BANK IS NOT A PARTY TO ANY TAX ALLOCATION OR SHARING AGREEMENT, IS NOT NOR HAS IT BEEN A MEMBER OF AN AFFILIATED GROUP FILING CONSOLIDATED OR COMBINED TAX RETURNS (OTHER THAN A GROUP THE COMMON PARENT OF WHICH IS OR WAS COMMONWEALTH BANK) AND DOES NOT OTHERWISE HAS ANY LIABILITY FOR THE TAXES OF ANY PERSON (OTHER THAN COMMONWEALTH BANK).

                  (v) NO CLOSING AGREEMENTS, PRIVATE LETTER RULINGS, TECHNICAL ADVICE MEMORANDA OR SIMILAR AGREEMENTS OR RULINGS HAVE BEEN ENTERED INTO OR ISSUED BY ANY TAXING AUTHORITY WITH RESPECT TO COMMONWEALTH BANK.

                  (vi) COMMONWEALTH BANK DOES NOT MAINTAIN ANY COMPENSATION PLANS, PROGRAMS OR ARRANGEMENTS THE PAYMENTS UNDER WHICH WOULD NOT REASONABLY BE EXPECTED TO BE DEDUCTIBLE AS A RESULT OF THE LIMITATIONS UNDER SECTION 162(m) OF THE CODE AND THE REGULATIONS ISSUED THEREUNDER.

                  (vii) AS OF THE DATE HEREOF, COMMONWEALTH BANK HAS NO REASON TO BELIEVE THAT ANY CONDITIONS EXIST THAT MIGHT PREVENT OR IMPEDE THE MERGER FROM QUALIFYING AS A REORGANIZATION WITHIN THE MEANING OF
         SECTION 368(a) OF THE CODE.

                  (viii) (A) NO TAX IS REQUIRED TO BE WITHHELD PURSUANT TO
         SECTION 1445 OF THE CODE AS A RESULT OF THE TRANSACTION AND (B) ALL TAXES THAT COMMONWEALTH BANK IS OR WAS REQUIRED BY LAW TO WITHHOLD OR COLLECT HAVE BEEN DULY WITHHELD OR COLLECTED AND, TO THE EXTENT REQUIRED BY APPLICABLE LAW, HAVE BEEN PAID TO THE PROPER GOVERNMENTAL AUTHORITY OR OTHER PERSON.

         (q) RISK MANAGEMENT INSTRUMENTS. COMMONWEALTH BANK IS NOT A PARTY AND HAS NOT AGREED TO ENTER INTO AN EXCHANGE TRADED OR OVER-THE-COUNTER EQUITY, INTEREST RATE, FOREIGN EXCHANGE OR OTHER SWAP, FORWARD, FUTURE, OPTION, CAP, FLOOR OR COLLAR OR ANY OTHER CONTRACT THAT IS NOT INCLUDED ON ITS BALANCE SHEET AND IS A DERIVATIVES CONTRACT (INCLUDING VARIOUS COMBINATIONS THEREOF) (EACH, A "DERIVATIVES CONTRACT") NOR DOES COMMONWEALTH BANK OWN SECURITIES THAT (i) ARE REFERRED TO GENERICALLY AS "STRUCTURED NOTES," "HIGH RISK MORTGAGE DERIVATIVES," "CAPPED FLOATING RATE NOTES" OR "CAPPED FLOATING RATE MORTGAGE DERIVATIVES" OR
(II) ARE LIKELY TO HAVE CHANGES IN VALUE AS A RESULT OF INTEREST OR EXCHANGE RATE CHANGES THAT SIGNIFICANTLY EXCEED NORMAL CHANGES IN VALUE ATTRIBUTABLE TO INTEREST OR EXCHANGE RATE CHANGES.

         (r) LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

                  (i) EACH LOAN ON THE BOOKS AND RECORDS OF COMMONWEALTH BANK WAS MADE AND HAS BEEN SERVICED IN ALL MATERIAL RESPECTS IN ACCORDANCE WITH CUSTOMARY LENDING STANDARDS IN THE ORDINARY COURSE OF BUSINESS, IS EVIDENCED IN ALL MATERIAL RESPECTS BY APPROPRIATE AND SUFFICIENT DOCUMENTATION AND, TO THE KNOWLEDGE OF COMMONWEALTH BANK, CONSTITUTES THE LEGAL, VALID AND BINDING

         OBLIGATION OF THE OBLIGOR NAMED THEREIN, SUBJECT TO BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, FRAUDULENT TRANSFER AND SIMILAR LAWS OF GENERAL APPLICABILITY RELATING TO OR AFFECTING CREDITOR'S RIGHTS OR BY GENERAL EQUITY PRINCIPLES.

                  (ii) COMMONWEALTH BANK HAS PREVIOUSLY DISCLOSED AS TO COMMONWEALTH BANK AS OF THE LATEST PRACTICABLE DATE: (A) ANY WRITTEN OR, TO COMMONWEALTH BANK'S KNOWLEDGE, ORAL LOAN UNDER THE TERMS OF WHICH THE OBLIGOR IS 60 OR MORE DAYS DELINQUENT IN PAYMENT OF PRINCIPAL OR INTEREST, OR TO COMMONWEALTH BANK'S KNOWLEDGE, IN DEFAULT OF ANY OTHER MATERIAL PROVISION THEREOF; (B) EACH LOAN WHICH HAS BEEN CLASSIFIED AS "SUBSTANDARD," "DOUBTFUL," "LOSS" OR "SPECIAL MENTION" (OR WORDS OF SIMILAR IMPORT) BY COMMONWEALTH BANK OR AN APPLICABLE REGULATORY AUTHORITY (IT BEING UNDERSTOOD THAT NO REPRESENTATION IS BEING MADE THAT THE FEDERAL RESERVE BOARD OR THE BUREAU WOULD AGREE WITH THE LOAN CLASSIFICATIONS ESTABLISHED BY COMMONWEALTH BANK); (C) A LISTING OF THE OREO ACQUIRED BY FORECLOSURE OR BY DEED-IN-LIEU THEREOF, INCLUDING THE BOOK VALUE THEREOF; AND (D) EACH LOAN WITH ANY DIRECTOR, EXECUTIVE OFFICER OR FIVE PERCENT OR GREATER SHAREHOLDER OF COMMONWEALTH BANK, OR TO THE BEST KNOWLEDGE OF COMMONWEALTH BANK, ANY PERSON CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THE FOREGOING.

         (s) PROPERTIES. ALL REAL AND PERSONAL PROPERTY OWNED BY COMMONWEALTH BANK OR PRESENTLY USED BY IT IN ITS BUSINESS IS IN AN ADEQUATE CONDITION (ORDINARY WEAR AND TEAR EXCEPTED) AND IS SUFFICIENT TO CARRY ON ITS BUSINESS IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH ITS PAST PRACTICES. COMMONWEALTH BANK HAS GOOD AND MARKETABLE TITLE FREE AND CLEAR OF ALL LIENS TO ALL OF THE MATERIAL PROPERTIES AND ASSETS, REAL AND PERSONAL, REFLECTED ON THE BALANCE SHEET OF COMMONWEALTH BANK AS OF SEPTEMBER 30, 2002 INCLUDED IN COMMONWEALTH BANK'S SECURITIES DOCUMENTS OR ACQUIRED AFTER SUCH DATE, OTHER THAN PROPERTIES SOLD BY COMMONWEALTH BANK IN THE ORDINARY COURSE OF BUSINESS, EXCEPT (i) LIENS FOR CURRENT TAXES AND ASSESSMENTS NOT YET DUE OR PAYABLE (II) PLEDGES TO SECURE DEPOSITS AND OTHER LIENS INCURRED IN THE ORDINARY COURSE OF ITS BANKING BUSINESS, (III) SUCH IMPERFECTIONS OF TITLE, EASEMENTS AND ENCUMBRANCES, IF ANY, AS ARE NOT MATERIAL IN CHARACTER, AMOUNT OR EXTENT AND (IV) AS REFLECTED ON THE BALANCE SHEET OF COMMONWEALTH BANK AS OF SEPTEMBER 30, 2002 INCLUDED IN COMMONWEALTH BANK'S SECURITIES DOCUMENTS. ALL REAL AND PERSONAL PROPERTY WHICH IS MATERIAL TO COMMONWEALTH BANK'S BUSINESS AND LEASED OR LICENSED BY COMMONWEALTH BANK IS HELD PURSUANT TO LEASES OR LICENSES WHICH ARE VALID AND ENFORCEABLE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS AND SUCH LEASES WILL NOT TERMINATE OR LAPSE PRIOR TO THE EFFECTIVE TIME.

         (t) INTELLECTUAL PROPERTY. COMMONWEALTH BANK OWNS OR POSSESSES VALID AND BINDING LICENSES AND OTHER RIGHTS TO USE WITHOUT PAYMENT OF ANY MATERIAL AMOUNT ALL MATERIAL PATENTS, COPYRIGHTS, TRADE SECRETS, TRADE NAMES, SERVICE MARKS AND TRADEMARKS USED IN ITS BUSINESSES, ALL OF WHICH HAVE BEEN PREVIOUSLY DISCLOSED BY COMMONWEALTH BANK, AND COMMONWEALTH BANK HAS NOT RECEIVED ANY NOTICE OF CONFLICT WITH RESPECT THERETO THAT ASSERTS THE RIGHT OF OTHERS. COMMONWEALTH BANK HAS PERFORMED IN ALL MATERIAL RESPECTS ALL THE OBLIGATIONS REQUIRED TO BE PERFORMED BY IT AND IS NOT IN DEFAULT UNDER ANY CONTRACT, AGREEMENT, ARRANGEMENT OR COMMITMENT RELATING TO ANY OF THE FOREGOING.

         (u) FIDUCIARY ACCOUNTS. COMMONWEALTH BANK HAS PROPERLY ADMINISTERED ALL ACCOUNTS FOR WHICH IT ACTS AS A FIDUCIARY, INCLUDING BUT NOT LIMITED TO ACCOUNTS FOR WHICH IT SERVES AS A TRUSTEE, AGENT, CUSTODIAN, PERSONAL REPRESENTATIVE, GUARDIAN, CONSERVATOR OR INVESTMENT ADVISOR, IN ACCORDANCE WITH THE TERMS OF THE GOVERNING DOCUMENTS AND APPLICABLE LAWS AND REGULATIONS. NEITHER COMMONWEALTH BANK, NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES, HAS COMMITTED ANY BREACH OF TRUST WITH RESPECT TO ANY FIDUCIARY ACCOUNT AND THE RECORDS FOR EACH SUCH FIDUCIARY ACCOUNT ARE TRUE AND CORRECT AND ACCURATELY REFLECT THE ASSETS OF SUCH FIDUCIARY ACCOUNT.

         (v) BOOKS AND RECORDS. THE BOOKS AND RECORDS OF COMMONWEALTH BANK ARE BEING MAINTAINED IN MATERIAL COMPLIANCE WITH APPLICABLE LEGAL AND ACCOUNTING REQUIREMENTS, AND SUCH BOOKS AND RECORDS ACCURATELY REFLECT IN ALL MATERIAL RESPECTS ALL DEALINGS AND TRANSACTIONS IN RESPECT OF THE BUSINESS, ASSETS, LIABILITIES AND AFFAIRS OF COMMONWEALTH BANK.

         (w) INSURANCE. COMMONWEALTH BANK HAS PREVIOUSLY DISCLOSED ALL OF THE MATERIAL INSURANCE POLICIES, BINDERS, OR BONDS CURRENTLY MAINTAINED BY COMMONWEALTH BANK ("INSURANCE POLICIES"). COMMONWEALTH BANK IS INSURED WITH REPUTABLE INSURERS AGAINST SUCH RISKS AND IN SUCH AMOUNTS AS THE MANAGEMENT OF COMMONWEALTH BANK REASONABLY HAS DETERMINED TO BE PRUDENT IN ACCORDANCE WITH INDUSTRY PRACTICES. ALL THE INSURANCE POLICIES ARE IN FULL FORCE AND EFFECT; COMMONWEALTH BANK IS NOT IN MATERIAL DEFAULT THEREUNDER; AND ALL CLAIMS THEREUNDER HAVE BEEN FILED IN DUE AND TIMELY FASHION.

         (x) ALLOWANCE FOR LOAN LOSSES. COMMONWEALTH BANK'S ALLOWANCE FOR LOAN LOSSES IS, AND SHALL BE AS OF THE EFFECTIVE DATE, IN COMPLIANCE WITH COMMONWEALTH BANK'S EXISTING METHODOLOGY FOR DETERMINING THE ADEQUACY OF ITS ALLOWANCE FOR LOAN LOSSES AS WELL AS THE STANDARDS ESTABLISHED BY APPLICABLE GOVERNMENTAL AUTHORITIES AND THE FINANCIAL ACCOUNTING STANDARDS BOARD AND IS AND SHALL BE ADEQUATE UNDER ALL SUCH STANDARDS.

         (y) TRANSACTIONS WITH AFFILIATES. ALL "COVERED TRANSACTIONS" BETWEEN COMMONWEALTH BANK AND AN "AFFILIATE" WITHIN THE MEANING OF SECTIONS 23A AND 23B OF THE FEDERAL RESERVE ACT HAVE BEEN IN COMPLIANCE WITH SUCH PROVISIONS.

         (z) REQUIRED VOTE; ANTITAKEOVER PROVISIONS; COMPANY RIGHTS AGREEMENT.

                  (i) THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF COMMONWEALTH BANK IS NECESSARY TO APPROVE THIS AGREEMENT AND THE TRANSACTION ON BEHALF OF COMMONWEALTH BANK. NO OTHER VOTE OF THE STOCKHOLDERS OF COMMONWEALTH BANK IS REQUIRED BY LAW, THE COMMONWEALTH BANK ARTICLES, THE COMMONWEALTH BANK BYLAWS OR OTHERWISE TO APPROVE THIS AGREEMENT AND THE TRANSACTION.

                  (ii) BASED ON THE REPRESENTATION AND WARRANTY OF PARENT CONTAINED IN SECTION 5.04(m), NO "CONTROL SHARE ACQUISITION," "BUSINESS COMBINATION

         MORATORIUM," "FAIR PRICE" OR OTHER FORM OF ANTITAKEOVER STATUTE OR REGULATION IS APPLICABLE TO THIS AGREEMENT OR THE TRANSACTION.

         (aa) FAIRNESS OPINION. THE COMMONWEALTH BANK BOARD HAS RECEIVED THE WRITTEN OPINION OF BAXTER, FENTRISS & CO., TO THE EFFECT THAT AS OF THE DATE HEREOF THE MERGER CONSIDERATION IS FAIR TO THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK FROM A FINANCIAL POINT OF VIEW.

         (bb) TRANSACTIONS IN SECURITIES.

                  (i) ALL OFFERS AND SALES OF COMMONWEALTH BANK COMMON STOCK BY COMMONWEALTH BANK WERE AT ALL RELEVANT TIMES EXEMPT FROM OR COMPLIED WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  (ii) NEITHER COMMONWEALTH BANK NOR, TO COMMONWEALTH BANK'S KNOWLEDGE, (a) ANY DIRECTOR OR EXECUTIVE OFFICER OF COMMONWEALTH BANK,
         (b) ANY PERSON RELATED TO ANY SUCH DIRECTOR OR OFFICER BY BLOOD, MARRIAGE OR ADOPTION AND RESIDING IN THE SAME HOUSEHOLD AND (c) ANY PERSON WHO HAS BEEN KNOWINGLY PROVIDED MATERIAL NONPUBLIC INFORMATION BY ANY ONE OR MORE OF THESE PERSONS, HAS PURCHASED OR SOLD, OR CAUSED TO BE PURCHASED OR SOLD, ANY SHARES OF COMMONWEALTH BANK COMMON STOCK OR OTHER SECURITIES ISSUED BY COMMONWEALTH BANK (i) DURING ANY PERIOD WHEN COMMONWEALTH BANK WAS IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION OR (II) IN VIOLATION OF ANY APPLICABLE PROVISION OF THE EXCHANGE ACT.

         (cc) DISCLOSURE. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
SECTION 5.03, WHEN CONSIDERED AS A WHOLE, DO NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT NECESSARY IN ORDER TO MAKE THE STATEMENTS AND INFORMATION CONTAINED IN THIS SECTION 5.03 NOT MISLEADING.

    5.04 REPRESENTATIONS AND WARRANTIES OF PARENT AND FIRST COMMUNITY BANK. SUBJECT TO SECTIONS 5.01 AND 5.02, PARENT AND FIRST COMMUNITY BANK HEREBY REPRESENT AND WARRANT TO COMMONWEALTH BANK AS FOLLOWS:

         (a) ORGANIZATION, STANDING AND AUTHORITY. PARENT IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF NEVADA. PARENT IS DULY QUALIFIED TO DO BUSINESS AND IS IN GOOD STANDING IN EACH JURISDICTION WHERE ITS OWNERSHIP OR LEASING OF PROPERTY OR ASSETS OR THE CONDUCT OF ITS BUSINESS REQUIRES IT TO BE SO QUALIFIED. PARENT HAS IN EFFECT ALL FEDERAL, STATE, LOCAL AND FOREIGN GOVERNMENTAL AUTHORIZATIONS NECESSARY FOR IT TO OWN OR LEASE ITS PROPERTIES AND ASSETS AND TO CARRY ON ITS BUSINESS AS IT IS NOW CONDUCTED.

         (b) PARENT STOCK.

                  (i) AS OF THE DATE HEREOF, THE AUTHORIZED CAPITAL STOCK OF PARENT CONSISTS SOLELY OF 15,000,000 SHARES OF PARENT COMMON STOCK, OF WHICH 9,888,482 SHARES WERE ISSUED AND OUTSTANDING AS OF THE DATE HEREOF, AND 1,000,000 SHARES OF PARENT PREFERRED STOCK, OF WHICH NO SHARES WERE ISSUED AND OUTSTANDING AS

         OF THE DATE HEREOF. THE OUTSTANDING SHARES OF PARENT COMMON STOCK HAVE BEEN DULY AUTHORIZED AND VALIDLY ISSUED AND ARE FULLY PAID AND NON-ASSESSABLE, AND NONE OF THE SHARES OF PARENT COMMON STOCK HAVE BEEN ISSUED IN VIOLATION OF THE PREEMPTIVE RIGHTS OF ANY PERSON. AS OF THE DATE HEREOF, EXCEPT AS PREVIOUSLY DISCLOSED, THERE ARE NO RIGHTS AUTHORIZED, ISSUED OR OUTSTANDING WITH RESPECT TO THE CAPITAL STOCK OF PARENT, EXCEPT FOR SHARES OF PARENT COMMON STOCK ISSUABLE PURSUANT TO THE PARENT BENEFITS PLANS AND BY VIRTUE OF THIS AGREEMENT.

                  (ii) THE SHARES OF PARENT COMMON STOCK TO BE ISSUED IN EXCHANGE FOR SHARES OF COMMONWEALTH BANK COMMON STOCK IN THE MERGER, WHEN ISSUED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, WILL BE DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND THE ISSUANCE THEREOF IS NOT SUBJECT TO ANY PREEMPTIVE RIGHT.

         (c) FIRST COMMUNITY BANK.

                  (i) FIRST COMMUNITY BANK HAS BEEN DULY ORGANIZED AND IS VALIDLY EXISTING IN GOOD STANDING UNDER THE LAWS OF THE UNITED STATES AND IS DULY QUALIFIED TO DO BUSINESS AND IS IN GOOD STANDING IN THE JURISDICTIONS WHERE ITS OWNERSHIP OR LEASING OF PROPERTY OR THE CONDUCT OF ITS BUSINESS REQUIRES IT TO BE SO QUALIFIED. FIRST COMMUNITY BANK IS DULY LICENSED BY THE OCC AND ITS DEPOSITS ARE INSURED BY THE FDIC IN THE MANNER AND TO THE MAXIMUM EXTENT PROVIDED BY LAW.

                  (ii) AS OF THE DATE HEREOF, (A) PARENT OWNS, DIRECTLY OR INDIRECTLY, ALL THE ISSUED AND OUTSTANDING EQUITY SECURITIES OF FIRST COMMUNITY BANK, (B) NO EQUITY SECURITIES OF FIRST COMMUNITY BANK ARE OR MAY BECOME REQUIRED TO BE ISSUED (OTHER THAN TO PARENT) BY REASON OF ANY RIGHT OR OTHERWISE, (C) THERE ARE NO CONTRACTS, COMMITMENTS, UNDERSTANDINGS OR ARRANGEMENTS BY WHICH FIRST COMMUNITY BANK IS OR MAY BE BOUND TO SELL OR OTHERWISE TRANSFER ANY OF ITS EQUITY SECURITIES (OTHER THAN TO PARENT OR ANY OF ITS WHOLLY-OWNED SUBSIDIARIES) AND (D) THERE ARE NO CONTRACTS, COMMITMENTS, UNDERSTANDINGS, OR ARRANGEMENTS RELATING TO PARENT'S RIGHT TO VOTE OR TO DISPOSE OF SUCH SECURITIES.

         (d) CORPORATE POWER. EACH OF PARENT AND FIRST COMMUNITY BANK HAS THE CORPORATE POWER AND AUTHORITY TO CARRY ON ITS BUSINESS AS IT IS NOW BEING CONDUCTED AND TO OWN ALL ITS PROPERTIES AND ASSETS. PARENT HAS THE CORPORATE POWER AND AUTHORITY TO EXECUTE, DELIVER AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTION, SUBJECT TO THE RECEIPT OF ALL NECESSARY APPROVALS OF GOVERNMENTAL AUTHORITIES.

         (e) CORPORATE AUTHORITY. THIS AGREEMENT AND THE TRANSACTION HAVE BEEN AUTHORIZED BY ALL NECESSARY CORPORATE ACTION OF PARENT, THE PARENT BOARD, FIRST COMMUNITY BANK AND THE FIRST COMMUNITY BANK BOARD. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY PARENT AND FIRST COMMUNITY BANK AND, ASSUMING DUE AUTHORIZATION, EXECUTION AND DELIVERY BY COMMONWEALTH BANK, THIS AGREEMENT IS A VALID AND LEGALLY BINDING AGREEMENT OF PARENT AND FIRST COMMUNITY BANK ENFORCEABLE IN ACCORDANCE WITH ITS TERMS (EXCEPT AS ENFORCEABILITY MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY,

REORGANIZATION, MORATORIUM, FRAUDULENT TRANSFER AND SIMILAR LAWS OF GENERAL APPLICABILITY RELATING TO OR AFFECTING CREDITORS' RIGHTS OR BY GENERAL EQUITY PRINCIPLES).

         (f) REGULATORY APPROVALS; NO DEFAULTS.

                  (i) NO CONSENTS OR APPROVALS OF, OR WAIVERS BY, OR FILINGS OR REGISTRATIONS WITH, ANY GOVERNMENTAL AUTHORITY OR WITH ANY THIRD PARTY ARE REQUIRED TO BE MADE OR OBTAINED BY PARENT OR ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE EXECUTION, DELIVERY OR PERFORMANCE BY PARENT AND FIRST COMMUNITY BANK OF THIS AGREEMENT OR TO CONSUMMATE THE TRANSACTION, EXCEPT FOR (A) FILINGS OF APPLICATIONS OR NOTICES WITH AND APPROVALS OR WAIVERS BY THE FEDERAL RESERVE BOARD, THE OCC AND THE BUREAU, AS REQUIRED, (B) FILINGS WITH THE SEC AND STATE SECURITIES AUTHORITIES, AS APPLICABLE, IN CONNECTION WITH THE SUBMISSION OF THIS AGREEMENT FOR THE APPROVAL OF THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK AND THE ISSUANCE OF PARENT COMMON STOCK IN THE MERGER, (C) THE APPROVAL OF THE LISTING ON NASDAQ OF THE PARENT COMMON STOCK TO BE ISSUED IN THE MERGER AND (D) THE FILING OF ARTICLES OF MERGER WITH THE VIRGINIA STATE CORPORATION COMMISSION PURSUANT TO THE VSCA AND THE FILING OF A NOTICE OF CONSUMMATION WITH THE OCC PURSUANT TO OCC GUIDELINES. AS OF THE DATE HEREOF, PARENT IS NOT AWARE OF ANY REASON WHY THE APPROVALS SET FORTH ABOVE AND REFERRED TO IN SECTION 7.01(b) WILL NOT BE RECEIVED IN A TIMELY MANNER AND WITHOUT THE IMPOSITION OF A CONDITION, RESTRICTION OR REQUIREMENT OF THE TYPE DESCRIBED IN SECTION 7.01(b).

                  (ii) SUBJECT TO RECEIPT, OR THE MAKING, OF THE CONSENTS, APPROVALS, WAIVERS AND FILINGS REFERRED TO IN THE PRECEDING PARAGRAPH AND EXPIRATION OF THE RELATED WAITING PERIODS, THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY PARENT AND FIRST COMMUNITY BANK AND THE CONSUMMATION OF THE TRANSACTION DO NOT AND WILL NOT (A) CONSTITUTE A BREACH OR VIOLATION OF, OR A DEFAULT UNDER, OR GIVE RISE TO ANY LIEN, ANY ACCELERATION OF REMEDIES OR ANY RIGHT OF TERMINATION UNDER, ANY LAW, RULE OR REGULATION OR ANY JUDGMENT, DECREE, ORDER, GOVERNMENTAL PERMIT OR LICENSE, OR AGREEMENT, INDENTURE OR INSTRUMENT OF PARENT OR OF ANY OF ITS SUBSIDIARIES OR TO WHICH PARENT OR ANY OF ITS SUBSIDIARIES OR PROPERTIES IS SUBJECT OR BOUND, (B) CONSTITUTE A BREACH OR VIOLATION OF, OR A DEFAULT UNDER, THE ARTICLES OF INCORPORATION OR BYLAWS (OR SIMILAR GOVERNING DOCUMENTS) OF PARENT OR ANY OF ITS SUBSIDIARIES OR (C) REQUIRE ANY CONSENT OR APPROVAL UNDER ANY SUCH LAW, RULE, REGULATION, JUDGMENT, DECREE, ORDER, GOVERNMENTAL PERMIT OR LICENSE, AGREEMENT, INDENTURE OR INSTRUMENT.

         (g) FINANCIAL REPORTS AND SECURITIES DOCUMENTS; MATERIAL ADVERSE
EFFECT.

                  (i) PARENT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND ALL OTHER REPORTS, REGISTRATION STATEMENTS, DEFINITIVE PROXY STATEMENTS OR INFORMATION STATEMENTS FILED OR TO BE FILED BY IT SUBSEQUENT TO DECEMBER 31, 1999 UNDER THE SECURITIES ACT, OR UNDER SECTION 13(a), 13(c), 14 OR 15(d) OF THE EXCHANGE ACT IN THE FORM FILED OR TO BE FILED (COLLECTIVELY, PARENT'S "SECURITIES DOCUMENTS") WITH THE SEC, AS OF THE DATE FILED OR TO BE FILED, (A)

         COMPLIED OR WILL COMPLY IN ALL MATERIAL RESPECTS AS TO FORM WITH THE APPLICABLE REQUIREMENTS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, AS THE CASE MAY BE AND (B) DID NOT AND WILL NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING, EXCEPT THAT INFORMATION AS OF A LATER DATE SHALL BE DEEMED TO MODIFY INFORMATION AS OF AN EARLIER DATE; AND EACH OF THE CONSOLIDATED BALANCE SHEETS CONTAINED IN OR INCORPORATED BY REFERENCE INTO ANY SUCH SECURITIES DOCUMENT (INCLUDING THE RELATED NOTES AND SCHEDULES THERETO) FAIRLY PRESENTS, OR WILL FAIRLY PRESENT, THE CONSOLIDATED FINANCIAL POSITION OF PARENT AND ITS SUBSIDIARIES AS OF ITS DATE, AND EACH OF THE CONSOLIDATED STATEMENTS OF INCOME AND CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS OR EQUIVALENT STATEMENTS IN SUCH SECURITIES DOCUMENTS (INCLUDING ANY RELATED NOTES AND SCHEDULES THERETO) FAIRLY PRESENTS, OR WILL FAIRLY PRESENT, THE CONSOLIDATED RESULTS OF OPERATIONS, CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS, AS THE CASE MAY BE, OF PARENT AND ITS SUBSIDIARIES FOR THE PERIODS TO WHICH THEY RELATE, IN EACH CASE IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED DURING THE PERIODS INVOLVED, EXCEPT IN EACH CASE AS MAY BE NOTED THEREIN.

                  (ii) SINCE SEPTEMBER 30, 2002, NO EVENT HAS OCCURRED OR CIRCUMSTANCE ARISEN THAT, INDIVIDUALLY OR TAKEN TOGETHER WITH ALL OTHER FACTS, CIRCUMSTANCES AND EVENTS (DESCRIBED IN ANY PARAGRAPH OF THIS
         SECTION 5.04 OR OTHERWISE), IS REASONABLY LIKELY TO HAVE A MATERIAL ADVERSE EFFECT WITH RESPECT TO PARENT.

         (h) LITIGATION. NO LITIGATION, CLAIM OR OTHER PROCEEDING BEFORE ANY COURT OR GOVERNMENTAL AGENCY IS PENDING AGAINST PARENT OR ITS SUBSIDIARIES AND, TO PARENT'S KNOWLEDGE, NO SUCH LITIGATION, CLAIM OR OTHER PROCEEDING HAS BEEN THREATENED AND THERE ARE NO FACTS WHICH COULD REASONABLY GIVE RISE TO SUCH LITIGATION, CLAIM OR OTHER PROCEEDING. NEITHER PARENT NOR ANY OF ITS SUBSIDIARIES IS A PARTY TO ANY ORDER, JUDGMENT OR DECREE WHICH HAS OR COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT WITH RESPECT TO PARENT.

         (i) NO BROKERS. NO ACTION HAS BEEN TAKEN BY PARENT OR ITS SUBSIDIARIES THAT WOULD GIVE RISE TO ANY VALID CLAIM AGAINST ANY PARTY HERETO FOR A BROKERAGE COMMISSION, FINDER'S FEE OR OTHER LIKE PAYMENT WITH RESPECT TO THE TRANSACTION, EXCEPT A FEE TO BE PAID TO RYAN, BECK & CO., INC.

         (j) TAX MATTERS. AS OF THE DATE HEREOF, PARENT DOES NOT HAVE ANY REASON TO BELIEVE THAT ANY CONDITIONS EXIST THAT MIGHT PREVENT OR IMPEDE THE MERGER FROM QUALIFYING AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE.

         (k) REGULATORY MATTERS.


                  (i) NEITHER PARENT NOR ANY OF ITS SUBSIDIARIES NOR ANY OF ANY OF THEIR RESPECTIVE PROPERTIES IS A PARTY TO OR IS SUBJECT TO ANY ORDER, DECREE, AGREEMENT, MEMORANDUM OF UNDERSTANDING OR SIMILAR ARRANGEMENT WITH, OR A COMMITMENT LETTER OR SIMILAR SUBMISSION TO, OR EXTRAORDINARY SUPERVISORY LETTER

         FROM, ANY FEDERAL OR STATE GOVERNMENTAL AGENCY OR AUTHORITY CHARGED WITH THE SUPERVISION OR REGULATION OF FINANCIAL INSTITUTIONS OR ISSUERS OF SECURITIES OR ENGAGED IN THE INSURANCE OF DEPOSITS OR THE SUPERVISION OR REGULATION OF IT (COLLECTIVELY, THE "PARENT REGULATORY AUTHORITIES"). PARENT AND ITS SUBSIDIARIES HAVE PAID ALL ASSESSMENTS MADE OR IMPOSED BY ANY PARENT REGULATORY AUTHORITY.

                  (ii) NEITHER PARENT NOR ANY ITS SUBSIDIARIES HAS BEEN ADVISED BY, AND DOES NOT HAVE ANY KNOWLEDGE OF FACTS WHICH COULD GIVE RISE TO AN ADVISORY NOTICE BY, ANY PARENT REGULATORY AUTHORITY THAT SUCH PARENT REGULATORY AUTHORITY IS CONTEMPLATING ISSUING OR REQUESTING (OR IS CONSIDERING THE APPROPRIATENESS OF ISSUING OR REQUESTING) ANY SUCH ORDER, DECREE, AGREEMENT, MEMORANDUM OF UNDERSTANDING, COMMITMENT LETTER, SUPERVISORY LETTER OR SIMILAR SUBMISSION.

         (l) COMPLIANCE WITH LAWS. EACH OF PARENT AND ITS SUBSIDIARIES:

                  (i) IS IN MATERIAL COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN STATUTES, LAWS, REGULATIONS, ORDINANCES, RULES, JUDGMENTS, ORDERS OR DECREES APPLICABLE THERETO OR TO THE EMPLOYEES CONDUCTING SUCH BUSINESSES, INCLUDING, WITHOUT LIMITATION, THE EQUAL CREDIT OPPORTUNITY ACT, THE FAIR HOUSING ACT, THE COMMUNITY REINVESTMENT ACT, THE HOME MORTGAGE DISCLOSURE ACT, THE BANK SECRECY ACT AND ALL OTHER APPLICABLE FAIR LENDING LAWS AND OTHER LAWS RELATING TO DISCRIMINATORY BUSINESS PRACTICES;

                  (ii) HAS ALL PERMITS, LICENSES, AUTHORIZATIONS, ORDERS AND APPROVALS OF, AND HAS MADE ALL FILINGS, APPLICATIONS AND REGISTRATIONS WITH, ALL GOVERNMENTAL AUTHORITIES THAT ARE REQUIRED IN ORDER TO PERMIT THEM TO OWN OR LEASE THEIR PROPERTIES AND TO CONDUCT THEIR BUSINESSES AS PRESENTLY CONDUCTED; ALL SUCH PERMITS, LICENSES, CERTIFICATES OF AUTHORITY, ORDERS AND APPROVALS ARE IN FULL FORCE AND EFFECT AND, TO PARENT'S KNOWLEDGE, NO SUSPENSION OR CANCELLATION OF ANY OF THEM IS THREATENED; AND

                  (iii) HAS RECEIVED, SINCE DECEMBER 31, 1999, NO NOTIFICATION OR COMMUNICATION FROM ANY GOVERNMENTAL AUTHORITY (A) ASSERTING THAT PARENT OR ANY OF ITS SUBSIDIARIES IS NOT IN COMPLIANCE WITH ANY OF THE STATUTES, REGULATIONS OR ORDINANCES WHICH SUCH GOVERNMENTAL AUTHORITY ENFORCES OR (B) THREATENING TO REVOKE ANY LICENSE, FRANCHISE, PERMIT OR GOVERNMENTAL AUTHORIZATION (NOR, TO PARENT'S KNOWLEDGE, DO ANY GROUNDS FOR ANY OF THE FOREGOING EXIST).

         (m) OWNERSHIP OF COMMONWEALTH BANK COMMON STOCK. EXCEPT AS PREVIOUSLY DISCLOSED, NONE OF PARENT OR ANY OF ITS SUBSIDIARIES, OR TO PARENT'S KNOWLEDGE, ANY OF ITS OTHER AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED UNDER THE EXCHANGE ACT), OWNS BENEFICIALLY OR OF RECORD, DIRECTLY OR INDIRECTLY, OR IS A PARTY TO ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING FOR THE PURPOSE OF ACQUIRING, HOLDING, VOTING OR DISPOSING OF, SHARES OF COMMONWEALTH BANK (OTHER THAN SHARES HELD IN A FIDUCIARY CAPACITY THAT ARE BENEFICIALLY OWNED BY THIRD PARTIES OR AS A RESULT OF DEBTS PREVIOUSLY CONTRACTED).

         (n) FINANCIAL ABILITY. ON THE EFFECTIVE DATE AND THROUGH THE DATE OF PAYMENT OF THE AGGREGATE CASH CONSIDERATION BY PARENT, PARENT OR FIRST COMMUNITY BANK WILL HAVE ALL FUNDS NECESSARY TO CONSUMMATE THE MERGER AND PAY THE AGGREGATE CASH CONSIDERATION TO HOLDERS OF COMMONWEALTH BANK COMMON STOCK PURSUANT TO SECTIONS 3.01 AND 3.02 HEREOF. EACH OF PARENT AND FIRST COMMUNITY BANK IS, AND IMMEDIATELY FOLLOWING COMPLETION OF THE TRANSACTION WILL BE, IN COMPLIANCE WITH ALL CAPITAL REQUIREMENTS APPLICABLE TO IT.

         (o) DISCLOSURE. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
SECTION 5.04, WHEN CONSIDERED AS A WHOLE, DO NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT NECESSARY IN ORDER TO MAKE THE STATEMENTS AND INFORMATION CONTAINED IN THIS SECTION 5.04 NOT MISLEADING.

                                   ARTICLE VI

                                    COVENANTS

    6.01 REASONABLE BEST EFFORTS. SUBJECT TO THE TERMS AND CONDITIONS OF
THIS AGREEMENT, EACH OF COMMONWEALTH BANK, PARENT AND FIRST COMMUNITY BANK AGREES TO USE ITS REASONABLE BEST EFFORTS IN GOOD FAITH TO TAKE, OR CAUSE TO BE TAKEN, ALL ACTIONS, AND TO DO, OR CAUSE TO BE DONE, ALL THINGS NECESSARY, PROPER OR DESIRABLE, OR ADVISABLE UNDER APPLICABLE LAWS, SO AS TO PERMIT CONSUMMATION OF THE TRANSACTION AS PROMPTLY AS PRACTICABLE AND OTHERWISE TO ENABLE CONSUMMATION OF THE TRANSACTION, INCLUDING THE SATISFACTION OF THE CONDITIONS SET FORTH IN ARTICLE VII HEREOF, AND SHALL COOPERATE FULLY WITH THE OTHER PARTY HERETO TO THAT END.

    6.02 SHAREHOLDER APPROVAL. COMMONWEALTH BANK AGREES TO TAKE, IN
ACCORDANCE WITH APPLICABLE LAW AND THE COMMONWEALTH BANK ARTICLES AND THE COMMONWEALTH BANK BYLAWS, ALL ACTION NECESSARY TO CONVENE AS SOON AS REASONABLY PRACTICABLE A SPECIAL MEETING OF ITS STOCKHOLDERS TO CONSIDER AND VOTE UPON THE APPROVAL OF THIS AGREEMENT AND ANY OTHER MATTERS REQUIRED TO BE APPROVED BY COMMONWEALTH BANK'S STOCKHOLDERS FOR CONSUMMATION OF THE TRANSACTION (INCLUDING ANY ADJOURNMENT OR POSTPONEMENT, THE "COMMONWEALTH BANK MEETING"). EXCEPT WITH THE PRIOR APPROVAL OF PARENT, NO OTHER MATTERS SHALL BE SUBMITTED FOR THE APPROVAL OF THE COMMONWEALTH BANK STOCKHOLDERS AT THE COMMONWEALTH BANK MEETING. THE COMMONWEALTH BANK BOARD SHALL AT ALL TIMES PRIOR TO AND DURING SUCH MEETING RECOMMEND SUCH APPROVAL AND SHALL TAKE ALL REASONABLE LAWFUL ACTION TO SOLICIT SUCH APPROVAL BY ITS STOCKHOLDERS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL PREVENT THE COMMONWEALTH BANK BOARD FROM WITHHOLDING, WITHDRAWING, AMENDING OR MODIFYING ITS RECOMMENDATION IF THE COMMONWEALTH BANK BOARD DETERMINES, AFTER CONSULTATION WITH ITS OUTSIDE COUNSEL, THAT SUCH ACTION IS LEGALLY REQUIRED IN ORDER FOR THE DIRECTORS TO COMPLY WITH THEIR FIDUCIARY DUTIES TO THE COMMONWEALTH BANK STOCKHOLDERS UNDER APPLICABLE LAW; PROVIDED, FURTHER, THAT
SECTION 6.08 SHALL GOVERN THE WITHHOLDING, WITHDRAWING, AMENDING OR MODIFYING OF SUCH RECOMMENDATION IN THE CIRCUMSTANCES DESCRIBED THEREIN.



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    6.03 REGISTRATION STATEMENT.

         (a) PARENT AGREES TO PREPARE A REGISTRATION STATEMENT ON FORM S-4 OR OTHER APPLICABLE FORM (THE "REGISTRATION STATEMENT") TO BE FILED BY PARENT WITH THE SEC IN CONNECTION WITH THE ISSUANCE OF PARENT COMMON STOCK IN THE MERGER (INCLUDING THE PROXY STATEMENT AND PROSPECTUS AND OTHER PROXY SOLICITATION MATERIALS OF COMMONWEALTH BANK CONSTITUTING A PART THEREOF (THE "PROXY STATEMENT") AND ALL RELATED DOCUMENTS). COMMONWEALTH BANK SHALL PREPARE AND FURNISH SUCH INFORMATION RELATING TO IT AND ITS DIRECTORS, OFFICERS AND STOCKHOLDERS AS MAY BE REASONABLY REQUIRED IN CONNECTION WITH THE ABOVE REFERENCED DOCUMENTS BASED ON ITS KNOWLEDGE OF AND ACCESS TO THE INFORMATION REQUIRED FOR SAID DOCUMENTS, AND COMMONWEALTH BANK, AND ITS LEGAL, FINANCIAL AND ACCOUNTING ADVISORS, SHALL HAVE THE RIGHT TO REVIEW IN ADVANCE SUCH REGISTRATION STATEMENT PRIOR TO ITS FILING. COMMONWEALTH BANK AGREES TO COOPERATE WITH PARENT AND PARENT'S COUNSEL AND ACCOUNTANTS IN REQUESTING AND OBTAINING APPROPRIATE OPINIONS, CONSENTS AND LETTERS FROM ITS FINANCIAL ADVISOR AND INDEPENDENT AUDITOR IN CONNECTION WITH THE REGISTRATION STATEMENT AND THE PROXY STATEMENT. PROVIDED THAT COMMONWEALTH BANK HAS COOPERATED AS DESCRIBED ABOVE, PARENT AGREES TO FILE, OR CAUSE TO BE FILED, THE REGISTRATION STATEMENT AND THE PROXY STATEMENT WITH THE SEC AS PROMPTLY AS REASONABLY PRACTICABLE. EACH OF COMMONWEALTH BANK AND PARENT AGREES TO USE ITS REASONABLE BEST EFFORTS TO CAUSE THE REGISTRATION STATEMENT TO BE DECLARED EFFECTIVE UNDER THE SECURITIES ACT AS PROMPTLY AS REASONABLY PRACTICABLE AFTER THE FILING THEREOF. PARENT ALSO AGREES TO USE ITS REASONABLE BEST EFFORTS TO OBTAIN ALL NECESSARY STATE SECURITIES LAW OR "BLUE SKY" PERMITS AND APPROVALS REQUIRED TO CARRY OUT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. AFTER THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, COMMONWEALTH BANK SHALL PROMPTLY MAIL AT ITS EXPENSE THE PROXY STATEMENT TO ITS STOCKHOLDERS.

         (b) EACH OF COMMONWEALTH BANK AND PARENT AGREES THAT NONE OF THE INFORMATION SUPPLIED OR TO BE SUPPLIED BY IT FOR INCLUSION OR INCORPORATION BY REFERENCE IN (i) THE REGISTRATION STATEMENT SHALL, AT THE TIME THE REGISTRATION STATEMENT AND EACH AMENDMENT OR SUPPLEMENT THERETO, IF ANY, BECOMES EFFECTIVE UNDER THE SECURITIES ACT, CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING AND (II) THE PROXY STATEMENT AND ANY AMENDMENT OR SUPPLEMENT THERETO SHALL, AT THE DATE(s) OF MAILING TO STOCKHOLDERS AND AT THE TIME OF THE COMMONWEALTH BANK MEETING, CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING. EACH OF COMMONWEALTH BANK AND PARENT FURTHER AGREES THAT IF SUCH PARTY SHALL BECOME AWARE PRIOR TO THE EFFECTIVE DATE OF ANY INFORMATION FURNISHED BY SUCH PARTY THAT WOULD CAUSE ANY OF THE STATEMENTS IN THE REGISTRATION STATEMENT OR THE PROXY STATEMENT TO BE FALSE OR MISLEADING WITH RESPECT TO ANY MATERIAL FACT, OR TO OMIT TO STATE ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS THEREIN NOT FALSE OR MISLEADING, TO PROMPTLY INFORM THE OTHER PARTIES THEREOF AND TO TAKE THE NECESSARY STEPS TO CORRECT THE REGISTRATION STATEMENT OR THE PROXY STATEMENT.

         (c) PARENT AGREES TO ADVISE COMMONWEALTH BANK, PROMPTLY AFTER PARENT RECEIVES NOTICE THEREOF, OF THE TIME WHEN THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE OR ANY SUPPLEMENT OR AMENDMENT HAS BEEN FILED, OF THE ISSUANCE OF ANY STOP ORDER OR THE SUSPENSION OF THE QUALIFICATION OF PARENT COMMON STOCK FOR OFFERING OR SALE IN ANY JURISDICTION, OF THE INITIATION OR, TO THE EXTENT PARENT IS AWARE THEREOF, THREAT OF ANY

PROCEEDING FOR ANY SUCH PURPOSE, OR OF ANY REQUEST BY THE SEC FOR THE AMENDMENT OR SUPPLEMENT OF THE REGISTRATION STATEMENT OR FOR ADDITIONAL INFORMATION.

    6.04 REGULATORY FILINGS.

         (a) EACH OF PARENT, FIRST COMMUNITY BANK AND COMMONWEALTH BANK SHALL COOPERATE AND USE THEIR RESPECTIVE REASONABLE BEST EFFORTS TO PREPARE ALL DOCUMENTATION, TO EFFECT ALL FILINGS AND TO OBTAIN ALL PERMITS, CONSENTS, APPROVALS AND AUTHORIZATIONS OF ALL THIRD PARTIES AND GOVERNMENTAL AUTHORITIES NECESSARY TO CONSUMMATE THE TRANSACTION; AND ANY INITIAL FILINGS WITH GOVERNMENTAL AUTHORITIES SHALL BE MADE BY PARENT AS SOON AS REASONABLY PRACTICABLE AFTER THE EXECUTION HEREOF. EACH OF PARENT AND COMMONWEALTH BANK SHALL HAVE THE RIGHT TO REVIEW IN ADVANCE, AND TO THE EXTENT PRACTICABLE EACH SHALL CONSULT WITH THE OTHER, IN EACH CASE SUBJECT TO APPLICABLE LAWS RELATING TO THE EXCHANGE OF INFORMATION, WITH RESPECT TO ALL WRITTEN INFORMATION SUBMITTED TO ANY THIRD PARTY OR ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH THE TRANSACTION. IN EXERCISING THE FOREGOING RIGHT, EACH OF SUCH PARTIES AGREES TO ACT REASONABLY AND AS PROMPTLY AS PRACTICABLE. EACH PARTY HERETO AGREES THAT IT SHALL CONSULT WITH THE OTHER PARTIES HERETO WITH RESPECT TO THE OBTAINING OF ALL PERMITS, CONSENTS, APPROVALS, WAIVERS AND AUTHORIZATIONS OF ALL THIRD PARTIES AND GOVERNMENTAL AUTHORITIES NECESSARY OR ADVISABLE TO CONSUMMATE THE TRANSACTION, AND EACH PARTY SHALL KEEP THE OTHER PARTIES APPRISED OF THE STATUS OF MATERIAL MATTERS RELATING TO COMPLETION OF THE TRANSACTION.

         (b) EACH PARTY AGREES, UPON REQUEST, TO FURNISH THE OTHER PARTIES WITH ALL INFORMATION CONCERNING ITSELF, ITS SUBSIDIARIES (IF APPLICABLE), DIRECTORS, OFFICERS AND STOCKHOLDERS AND SUCH OTHER MATTERS AS MAY BE REASONABLY NECESSARY OR ADVISABLE IN CONNECTION WITH ANY FILING, NOTICE OR APPLICATION MADE BY OR ON BEHALF OF SUCH OTHER PARTIES OR ANY OF THEIR SUBSIDIARIES (IF APPLICABLE) TO ANY THIRD PARTY OR GOVERNMENTAL AUTHORITY.

    6.05 PRESS RELEASES. COMMONWEALTH BANK AND PARENT SHALL CONSULT WITH
EACH OTHER BEFORE ISSUING ANY PRESS RELEASE WITH RESPECT TO THE TRANSACTION OR THIS AGREEMENT AND SHALL NOT ISSUE ANY SUCH PRESS RELEASE OR MAKE ANY SUCH PUBLIC STATEMENTS WITHOUT THE PRIOR CONSENT OF THE OTHER PARTY, WHICH SHALL NOT BE UNREASONABLY WITHHELD; PROVIDED, HOWEVER, THAT A PARTY MAY, WITHOUT THE PRIOR CONSENT OF THE OTHER PARTY (BUT AFTER SUCH CONSULTATION, TO THE EXTENT PRACTICABLE UNDER THE CIRCUMSTANCES), ISSUE SUCH PRESS RELEASE OR MAKE SUCH PUBLIC STATEMENTS AS MAY UPON THE ADVICE OF OUTSIDE COUNSEL BE REQUIRED BY LAW OR THE RULES OR REGULATIONS OF NASDAQ. COMMONWEALTH BANK AND PARENT SHALL COOPERATE TO DEVELOP ALL PUBLIC ANNOUNCEMENT MATERIALS AND MAKE APPROPRIATE MANAGEMENT AVAILABLE AT PRESENTATIONS RELATED TO THE TRANSACTION AS REASONABLY REQUESTED BY THE OTHER PARTY.

    6.06 ACCESS; INFORMATION.

         (a) COMMONWEALTH BANK AGREES THAT UPON REASONABLE NOTICE AND SUBJECT TO APPLICABLE LAWS RELATING TO THE EXCHANGE OF INFORMATION, IT SHALL AFFORD PARENT AND PARENT'S OFFICERS, EMPLOYEES, COUNSEL, ACCOUNTANTS AND OTHER AUTHORIZED REPRESENTATIVES SUCH ACCESS DURING NORMAL BUSINESS HOURS THROUGHOUT THE PERIOD PRIOR TO THE EFFECTIVE TIME TO THE BOOKS, RECORDS (INCLUDING, WITHOUT LIMITATION, TAX RETURNS AND WORK PAPERS OF INDEPENDENT AUDITORS), PROPERTIES AND PERSONNEL OF COMMONWEALTH BANK AND TO SUCH

OTHER INFORMATION RELATING TO COMMONWEALTH BANK AS PARENT MAY REASONABLY REQUEST AND, DURING SUCH PERIOD, IT SHALL FURNISH PROMPTLY TO PARENT ALL INFORMATION CONCERNING THE BUSINESS, PROPERTIES AND PERSONNEL OF COMMONWEALTH BANK AS PARENT MAY REASONABLY REQUEST.

         (b) PARENT AGREES THAT UPON REASONABLE NOTICE AND SUBJECT TO APPLICABLE LAWS RELATING TO THE EXCHANGE OF INFORMATION, IT SHALL AFFORD COMMONWEALTH BANK AND ITS AUTHORIZED REPRESENTATIVES SUCH ACCESS TO PARENT'S PERSONNEL AS COMMONWEALTH BANK MAY REASONABLY REQUEST.

         (c) EACH PARTY AGREES THAT IT WILL NOT, AND WILL CAUSE ITS REPRESENTATIVES NOT TO, USE ANY INFORMATION OBTAINED PURSUANT TO THIS SECTION
6.06 (AS WELL AS ANY OTHER INFORMATION OBTAINED PRIOR TO THE DATE HEREOF IN CONNECTION WITH THE ENTERING INTO OF THIS AGREEMENT) FOR ANY PURPOSE UNRELATED TO THE CONSUMMATION OF THE TRANSACTION. SUBJECT TO THE REQUIREMENTS OF LAW, EACH PARTY SHALL KEEP CONFIDENTIAL, AND SHALL CAUSE ITS REPRESENTATIVES TO KEEP CONFIDENTIAL, ALL INFORMATION AND DOCUMENTS OBTAINED PURSUANT TO THIS SECTION
6.06 (AS WELL AS ANY OTHER INFORMATION OBTAINED PRIOR TO THE DATE HEREOF IN CONNECTION WITH THE ENTERING INTO OF THIS AGREEMENT) UNLESS SUCH INFORMATION (i) WAS ALREADY KNOWN TO SUCH PARTY, (II) BECOMES AVAILABLE TO SUCH PARTY FROM OTHER SOURCES NOT KNOWN BY SUCH PARTY TO BE BOUND BY A CONFIDENTIALITY OBLIGATION,
(III) IS DISCLOSED WITH THE PRIOR WRITTEN APPROVAL OF THE PARTY TO WHICH SUCH INFORMATION PERTAINS OR (IV) IS OR BECOMES READILY ASCERTAINABLE FROM PUBLICLY AVAILABLE SOURCES. IN THE EVENT THAT THIS AGREEMENT IS TERMINATED OR THE TRANSACTION SHALL OTHERWISE FAIL TO BE CONSUMMATED, EACH PARTY SHALL PROMPTLY CAUSE ALL COPIES OF DOCUMENTS OR EXTRACTS THEREOF CONTAINING INFORMATION AND DATA AS TO ANOTHER PARTY HERETO TO BE RETURNED TO THE PARTY WHICH FURNISHED THE SAME. NO INVESTIGATION BY ANY PARTY OF THE BUSINESS AND AFFAIRS OF ANY OTHER PARTY SHALL AFFECT OR BE DEEMED TO MODIFY OR WAIVE ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT IN THIS AGREEMENT, OR THE CONDITIONS TO ANY PARTY'S OBLIGATION TO CONSUMMATE THE TRANSACTION.

    6.07 AFFILIATES. COMMONWEALTH BANK SHALL USE ITS REASONABLE BEST
EFFORTS TO IDENTIFY THOSE PERSONS WHO MAY BE DEEMED TO BE "AFFILIATES" OF COMMONWEALTH BANK WITHIN THE MEANING OF RULE 145 PROMULGATED BY THE SEC UNDER THE SECURITIES ACT (THE "COMPANY AFFILIATES") AND TO CAUSE EACH PERSON SO IDENTIFIED TO DELIVER TO PARENT AS SOON AS PRACTICABLE, AND IN ANY EVENT PRIOR TO THE DATE OF COMMONWEALTH BANK MEETING, A WRITTEN AGREEMENT TO COMPLY WITH THE REQUIREMENTS OF RULE 145 UNDER THE SECURITIES ACT IN CONNECTION WITH THE SALE OR OTHER TRANSFER OF PARENT COMMON STOCK RECEIVED IN THE MERGER, WHICH AGREEMENT SHALL BE IN THE FORM ATTACHED HERETO AS ANNEX B (THE "AFFILIATE LETTER").

    6.08 ACQUISITION PROPOSALS. COMMONWEALTH BANK AGREES THAT IT SHALL NOT,
AND THAT IT SHALL DIRECT AND USE ITS REASONABLE BEST EFFORTS TO CAUSE ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES NOT TO, DIRECTLY OR INDIRECTLY, INITIATE, SOLICIT, ENCOURAGE OR OTHERWISE FACILITATE ANY INQUIRIES OR THE MAKING OF ANY PROPOSAL OR OFFER WITH RESPECT TO A MERGER, REORGANIZATION, SHARE EXCHANGE, CONSOLIDATION OR SIMILAR TRANSACTION INVOLVING COMMONWEALTH BANK, OR ANY PURCHASE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF COMMONWEALTH BANK OR MORE THAN 10% OF THE OUTSTANDING EQUITY SECURITIES OF COMMONWEALTH BANK (ANY SUCH PROPOSAL OR OFFER BEING HEREINAFTER REFERRED TO AS AN "ACQUISITION PROPOSAL"). COMMONWEALTH BANK FURTHER AGREES THAT IT SHALL NOT, AND THAT IT



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SHALL DIRECT AND USE ITS REASONABLE BEST EFFORTS TO CAUSE ITS DIRECTORS,
OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES NOT TO, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY NEGOTIATIONS CONCERNING, OR PROVIDE ANY CONFIDENTIAL INFORMATION OR DATA TO, OR HAVE ANY DISCUSSIONS WITH, ANY PERSON RELATING TO AN ACQUISITION PROPOSAL, OR OTHERWISE FACILITATE ANY EFFORT OR ATTEMPT TO MAKE OR IMPLEMENT AN ACQUISITION PROPOSAL; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL PREVENT THE COMMONWEALTH BANK OR THE COMMONWEALTH BANK BOARD FROM (A) COMPLYING WITH ITS DISCLOSURE OBLIGATIONS UNDER FEDERAL OR STATE LAW;
(B) PROVIDING INFORMATION IN RESPONSE TO A REQUEST THEREFOR BY A PERSON WHO HAS MADE AN UNSOLICITED BONA FIDE WRITTEN ACQUISITION PROPOSAL IF THE COMMONWEALTH BANK BOARD RECEIVES FROM THE PERSON SO REQUESTING SUCH INFORMATION AN EXECUTED CONFIDENTIALITY AGREEMENT; (C) ENGAGING IN ANY NEGOTIATIONS OR DISCUSSIONS WITH ANY PERSON WHO HAS MADE AN UNSOLICITED BONA FIDE WRITTEN ACQUISITION PROPOSAL OR
(D) RECOMMENDING SUCH AN ACQUISITION PROPOSAL TO THE STOCKHOLDERS OF COMMONWEALTH BANK, IF AND ONLY TO THE EXTENT THAT, IN EACH SUCH CASE REFERRED TO IN CLAUSE (B), (C) OR (D) ABOVE, (i) THE COMMONWEALTH BANK BOARD DETERMINES IN GOOD FAITH (AFTER CONSULTATION WITH OUTSIDE LEGAL COUNSEL) THAT SUCH ACTION WOULD BE REQUIRED IN ORDER FOR ITS DIRECTORS TO COMPLY WITH THEIR RESPECTIVE FIDUCIARY DUTIES UNDER APPLICABLE LAW AND (II) THE COMMONWEALTH BANK BOARD DETERMINES IN GOOD FAITH (AFTER CONSULTATION WITH ITS FINANCIAL ADVISOR) THAT SUCH ACQUISITION PROPOSAL, IF ACCEPTED, IS REASONABLY LIKELY TO BE CONSUMMATED, TAKING INTO ACCOUNT ALL LEGAL, FINANCIAL AND REGULATORY ASPECTS OF THE PROPOSAL AND THE PERSON MAKING THE PROPOSAL AND WOULD, IF CONSUMMATED, RESULT IN A TRANSACTION MORE FAVORABLE TO COMMONWEALTH BANK'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW THAN THE MERGER. AN ACQUISITION PROPOSAL WHICH IS RECEIVED AND CONSIDERED BY THE COMMONWEALTH BANK IN COMPLIANCE WITH THIS SECTION 6.08 AND WHICH MEETS THE REQUIREMENTS SET FORTH IN CLAUSE (D) OF THE PRECEDING SENTENCE IS HEREIN REFERRED TO AS A "SUPERIOR PROPOSAL." COMMONWEALTH BANK AGREES THAT IT WILL IMMEDIATELY CEASE AND CAUSE TO BE TERMINATED ANY EXISTING ACTIVITIES, DISCUSSIONS OR NEGOTIATIONS WITH ANY PARTIES CONDUCTED HERETOFORE WITH RESPECT TO ANY ACQUISITION PROPOSALS. COMMONWEALTH BANK AGREES THAT IT WILL NOTIFY PARENT IF ANY SUCH INQUIRIES, PROPOSALS OR OFFERS ARE RECEIVED BY, ANY SUCH INFORMATION IS REQUESTED FROM, OR ANY SUCH DISCUSSIONS OR NEGOTIATIONS ARE SOUGHT TO BE INITIATED OR CONTINUED WITH, COMMONWEALTH BANK OR ANY OF ITS REPRESENTATIVES.

    6.09 CERTAIN POLICIES. PRIOR TO THE EFFECTIVE DATE, COMMONWEALTH BANK
SHALL, CONSISTENT WITH GAAP, THE RULES AND REGULATIONS OF THE SEC AND APPLICABLE BANKING LAWS AND REGULATIONS, MODIFY OR CHANGE ITS LOAN, OREO, ACCRUAL, RESERVE, TAX, LITIGATION AND REAL ESTATE VALUATION POLICIES AND PRACTICES (INCLUDING LOAN CLASSIFICATIONS AND LEVELS OF RESERVES) SO AS TO BE APPLIED ON A BASIS THAT IS CONSISTENT WITH THAT OF PARENT; PROVIDED, HOWEVER, THAT NO SUCH MODIFICATIONS OR CHANGES NEED BE MADE PRIOR TO THE SATISFACTION OF THE CONDITIONS SET FORTH IN
SECTION 7.01(b); AND FURTHER PROVIDED THAT IN ANY EVENT, NO ACCRUAL OR RESERVE MADE BY COMMONWEALTH BANK PURSUANT TO THIS SECTION 6.09 SHALL CONSTITUTE OR BE DEEMED TO BE A BREACH, VIOLATION OF OR FAILURE TO SATISFY ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, CONDITION OR OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE BE CONSIDERED IN DETERMINING WHETHER ANY SUCH BREACH, VIOLATION OR FAILURE TO SATISFY SHALL HAVE OCCURRED. THE RECORDING OF ANY SUCH ADJUSTMENTS SHALL NOT BE DEEMED TO IMPLY ANY MISSTATEMENT OF PREVIOUSLY FURNISHED FINANCIAL STATEMENTS OR INFORMATION AND SHALL NOT BE CONSTRUED AS CONCURRENCE OF COMMONWEALTH BANK OR ITS MANAGEMENT WITH ANY SUCH ADJUSTMENTS.



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    6.10 NASDAQ LISTING. PARENT AGREES TO USE ITS REASONABLE BEST EFFORTS
TO LIST, PRIOR TO THE EFFECTIVE DATE, ON THE NASDAQ THE SHARES OF PARENT COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER.

    6.11 INDEMNIFICATION.

         (a) FROM AND AFTER THE EFFECTIVE TIME THROUGH THE SIXTH ANNIVERSARY OF THE EFFECTIVE TIME, PARENT (THE "INDEMNIFYING PARTY") SHALL INDEMNIFY AND HOLD HARMLESS EACH PRESENT AND FORMER DIRECTOR, OFFICER AND EMPLOYEE OF COMMONWEALTH BANK, DETERMINED AS OF THE EFFECTIVE TIME (THE "INDEMNIFIED PARTIES") AGAINST ANY COSTS OR EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), JUDGMENTS, FINES, LOSSES, CLAIMS, DAMAGES OR LIABILITIES INCURRED IN CONNECTION WITH ANY CLAIM, ACTION, SUIT, PROCEEDING OR INVESTIGATION, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, ARISING OUT OF MATTERS EXISTING OR OCCURRING AT OR PRIOR TO THE EFFECTIVE TIME, WHETHER ASSERTED OR CLAIMED PRIOR TO, AT OR AFTER THE EFFECTIVE TIME, ARISING IN WHOLE OR IN PART OUT OF OR PERTAINING TO THE FACT THAT HE OR SHE WAS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF COMMONWEALTH BANK OR IS OR WAS SERVING AT THE REQUEST OF COMMONWEALTH BANK AS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, INCLUDING WITHOUT LIMITATION MATTERS RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THIS AGREEMENT OR CONSUMMATION OF THE TRANSACTION, TO THE FULLEST EXTENT WHICH SUCH INDEMNIFIED PARTIES WOULD BE ENTITLED UNDER THE COMMONWEALTH BANK ARTICLES AND THE COMMONWEALTH BANK BYLAWS, OR ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING WHICH HAS BEEN PREVIOUSLY DISCLOSED BY COMMONWEALTH BANK PURSUANT TO THIS SECTION, IN EACH CASE AS IN EFFECT ON THE DATE HEREOF.

         (b) ANY INDEMNIFIED PARTY WISHING TO CLAIM INDEMNIFICATION UNDER THIS
SECTION 6.11, UPON LEARNING OF ANY SUCH CLAIM, ACTION, SUIT, PROCEEDING OR INVESTIGATION, SHALL PROMPTLY NOTIFY THE INDEMNIFYING PARTY, BUT THE FAILURE TO SO NOTIFY SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ANY LIABILITY IT MAY HAVE TO SUCH INDEMNIFIED PARTY IF SUCH FAILURE DOES NOT ACTUALLY PREJUDICE THE INDEMNIFYING PARTY. IN THE EVENT OF ANY SUCH CLAIM, ACTION, SUIT, PROCEEDING OR INVESTIGATION (WHETHER ARISING BEFORE OR AFTER THE EFFECTIVE TIME), (i) THE INDEMNIFYING PARTY SHALL HAVE THE RIGHT TO ASSUME THE DEFENSE THEREOF AND THE INDEMNIFYING PARTY SHALL NOT BE LIABLE TO SUCH INDEMNIFIED PARTIES FOR ANY LEGAL EXPENSES OF OTHER COUNSEL OR ANY OTHER EXPENSES SUBSEQUENTLY INCURRED BY SUCH INDEMNIFIED PARTIES IN CONNECTION WITH THE DEFENSE THEREOF, EXCEPT THAT IF THE INDEMNIFYING PARTY ELECTS NOT TO ASSUME SUCH DEFENSE OR COUNSEL FOR THE INDEMNIFIED PARTIES ADVISES THAT THERE ARE ISSUES WHICH RAISE CONFLICTS OF INTEREST BETWEEN THE INDEMNIFYING PARTY AND THE INDEMNIFIED PARTIES, THE INDEMNIFIED PARTIES MAY RETAIN COUNSEL WHICH IS REASONABLY SATISFACTORY TO THE INDEMNIFYING PARTY, AND THE INDEMNIFYING PARTY SHALL PAY, PROMPTLY AS STATEMENTS THEREFOR ARE RECEIVED, THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL FOR THE INDEMNIFIED PARTIES (WHICH MAY NOT EXCEED ONE FIRM IN ANY JURISDICTION), (II) THE INDEMNIFIED PARTIES WILL COOPERATE IN THE DEFENSE OF ANY SUCH MATTER, (III) THE INDEMNIFYING PARTY SHALL NOT BE LIABLE FOR ANY SETTLEMENT EFFECTED WITHOUT ITS PRIOR WRITTEN CONSENT AND (IV) THE INDEMNIFYING PARTY SHALL HAVE NO OBLIGATION HEREUNDER IN THE EVENT THAT A FEDERAL OR STATE BANKING AGENCY OR A COURT OF COMPETENT JURISDICTION SHALL DETERMINE THAT INDEMNIFICATION OF AN INDEMNIFIED PARTY IN THE MANNER CONTEMPLATED HEREBY IS PROHIBITED BY APPLICABLE LAWS AND REGULATIONS.



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

         (c) PRIOR TO EFFECTIVE TIME, PARENT SHALL CAUSE THE PERSONS SERVING AS DIRECTORS AND OFFICERS OF COMMONWEALTH BANK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME TO BE COVERED BY THE DIRECTORS' AND OFFICERS' LIABILITY INSURANCE POLICY MAINTAINED BY COMMONWEALTH BANK FOR A PERIOD OF THREE YEARS AFTER THE EFFECTIVE TIME (PROVIDED THAT PARENT MAY SUBSTITUTE THEREFORE POLICIES OF AT LEAST THE SAME COVERAGE AND AMOUNTS CONTAINING TERMS AND CONDITIONS WHICH ARE NOT MATERIALLY LESS ADVANTAGEOUS THAN SUCH POLICY OR SINGLE PREMIUM TAIL COVERAGE WITH POLICY LIMITS EQUAL TO COMMONWEALTH BANK'S EXISTING COVERAGE LIMITS) WITH RESPECT TO ACTS OR OMISSIONS OCCURRING PRIOR TO THE EFFECTIVE TIME WHICH WERE COMMITTED BY SUCH DIRECTORS AND OFFICERS IN THEIR CAPACITIES AS SUCH, PROVIDED THAT IN NO EVENT SHALL PARENT BE REQUIRED TO EXPEND FOR ANY ONE YEAR AN AMOUNT IN EXCESS OF THE ANNUAL PREMIUM CURRENTLY PAID BY COMMONWEALTH BANK FOR SUCH INSURANCE (THE "INSURANCE AMOUNT"), AND FURTHER PROVIDED THAT IF PARENT IS UNABLE TO MAINTAIN OR OBTAIN THE INSURANCE CALLED FOR BY THIS SECTION 6.11(c) AS A RESULT OF THE PRECEDING PROVISION, PARENT SHALL USE ITS REASONABLE BEST EFFORTS TO OBTAIN THE MOST ADVANTAGEOUS COVERAGE AS IS AVAILABLE FOR THE INSURANCE AMOUNT.

         (d) IF PARENT OR ANY OF ITS SUCCESSORS OR ASSIGNS SHALL CONSOLIDATE WITH OR MERGE INTO ANY OTHER ENTITY AND SHALL NOT BE THE CONTINUING OR SURVIVING ENTITY OF SUCH CONSOLIDATION OR MERGER OR SHALL TRANSFER ALL OR SUBSTANTIALLY ALL OF ITS ASSETS TO ANY OTHER ENTITY, THEN AND IN EACH CASE, PROPER PROVISION SHALL BE MADE SO THAT THE SUCCESSORS AND ASSIGNS OF PARENT SHALL ASSUME THE OBLIGATIONS SET FORTH IN THIS SECTION 6.11.

    6.12 BENEFIT PLANS.

         (a) AS SOON AS ADMINISTRATIVELY PRACTICABLE AFTER THE EFFECTIVE TIME, PARENT SHALL TAKE ALL REASONABLE ACTION SO THAT EMPLOYEES OF COMMONWEALTH BANK SHALL BE ENTITLED TO PARTICIPATE IN EACH EMPLOYEE BENEFIT PLAN, PROGRAM OR ARRANGEMENT OF PARENT OF GENERAL APPLICABILITY (THE "PARENT BENEFIT PLANS") TO THE SAME EXTENT AS SIMILARLY-SITUATED EMPLOYEES OF PARENT AND ITS SUBSIDIARIES (IT BEING UNDERSTOOD THAT INCLUSION OF THE EMPLOYEES OF COMMONWEALTH BANK IN THE PARENT BENEFIT PLANS MAY OCCUR AT DIFFERENT TIMES WITH RESPECT TO DIFFERENT PLANS), PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL REQUIRE PARENT OR ANY OF ITS SUBSIDIARIES TO MAKE ANY GRANTS TO ANY FORMER EMPLOYEE OF COMMONWEALTH BANK UNDER ANY DISCRETIONARY EQUITY COMPENSATION PLAN OF PARENT. PARENT SHALL CAUSE EACH PARENT BENEFIT PLAN IN WHICH EMPLOYEES OF COMMONWEALTH BANK ARE ELIGIBLE TO PARTICIPATE TO RECOGNIZE, FOR PURPOSES OF DETERMINING ELIGIBILITY TO PARTICIPATE IN, THE VESTING OF BENEFITS AND FOR ALL OTHER PURPOSES (BUT NOT FOR ACCRUAL OF PENSION BENEFITS) UNDER THE PARENT BENEFIT PLANS, THE SERVICE OF SUCH EMPLOYEES WITH COMMONWEALTH BANK TO THE SAME EXTENT AS SUCH SERVICE WAS CREDITED FOR SUCH PURPOSE BY COMMONWEALTH BANK, PROVIDED, HOWEVER, THAT SUCH SERVICE SHALL NOT BE RECOGNIZED TO THE EXTENT THAT SUCH RECOGNITION WOULD RESULT IN A DUPLICATION OF BENEFITS. NOTHING HEREIN SHALL LIMIT THE ABILITY OF PARENT TO AMEND OR TERMINATE ANY OF COMMONWEALTH BANK'S BENEFIT PLANS IN ACCORDANCE WITH THEIR TERMS AT ANY TIME.

         (b) AT AND FOLLOWING THE EFFECTIVE TIME, PARENT SHALL HONOR, AND THE SURVIVING CORPORATION SHALL CONTINUE TO BE OBLIGATED TO PERFORM, IN ACCORDANCE WITH THEIR TERMS, ALL BENEFIT OBLIGATIONS TO, AND CONTRACTUAL RIGHTS OF, CURRENT AND FORMER EMPLOYEES OF COMMONWEALTH BANK EXISTING AS OF THE EFFECTIVE DATE, AS WELL AS ALL EMPLOYMENT,

SEVERANCE, DEFERRED COMPENSATION, SPLIT DOLLAR, SUPPLEMENTAL RETIREMENT OR "CHANGE-IN-CONTROL" AGREEMENTS, PLANS OR POLICIES OF COMMONWEALTH BANK WHICH ARE PREVIOUSLY DISCLOSED, SUBJECT IN EACH CASE AS THE SAME MAY BE MODIFIED OR TERMINATED WITH RESPECT TO CERTAIN EXECUTIVE OFFICERS OF COMMONWEALTH BANK PURSUANT TO AN EMPLOYMENT OR CHANGE-IN-CONTROL AGREEMENT. THE SEVERANCE OR TERMINATION PAYMENTS WHICH ARE PAYABLE PURSUANT TO SUCH AGREEMENTS, PLANS OR POLICIES OF COMMONWEALTH BANK (WHICH HAVE BEEN QUANTIFIED IN REASONABLE DETAIL) HAVE BEEN PREVIOUSLY DISCLOSED.

         (c) AT SUCH TIME AS EMPLOYEES OF COMMONWEALTH BANK BECOME ELIGIBLE TO PARTICIPATE IN A MEDICAL, DENTAL OR HEALTH PLAN OF PARENT OR ITS SUBSIDIARIES, PARENT SHALL CAUSE EACH SUCH PLAN TO (i) WAIVE ANY PREEXISTING CONDITION LIMITATIONS TO THE EXTENT SUCH CONDITIONS COVERED UNDER THE APPLICABLE MEDICAL, HEALTH OR DENTAL PLANS OF PARENT, (II) PROVIDE FULL CREDIT FOR UNDER SUCH PLANS ANY DEDUCTIBLES, CO-PAYMENT AND OUT-OF-POCKET EXPENSES INCURRED BY THE EMPLOYEES AND THEIR BENEFICIARIES DURING THE PORTION OF THE CALENDAR YEAR PRIOR TO SUCH PARTICIPATION AND (III) WAIVE ANY WAITING PERIOD LIMITATION OR EVIDENCE OF INSURABILITY REQUIREMENT WHICH WOULD OTHERWISE BE APPLICABLE TO SUCH EMPLOYEE ON OR AFTER THE EFFECTIVE TIME TO THE EXTENT SUCH EMPLOYEE HAD SATISFIED ANY SIMILAR LIMITATION OR REQUIREMENT UNDER AN ANALOGOUS PLAN PRIOR TO THE EFFECTIVE TIME.

         (d) EFFECTIVE AS OF THE EFFECTIVE TIME, J.E. CAUSEY DAVIS SHALL HAVE ENTERED INTO AN EMPLOYMENT AGREEMENT WITH FIRST COMMUNITY BANK, THE FORM OF WHICH IS SET FORTH AS ANNEX C HERETO.

         (e) AN EMPLOYEE OF COMMONWEALTH BANK (OTHER THAN AN EMPLOYEE WHO IS PARTY TO AN EMPLOYMENT AGREEMENT OR A SEVERANCE AGREEMENT) WHOSE EMPLOYMENT IS INVOLUNTARILY TERMINATED OTHER THAN FOR CAUSE FOLLOWING THE EFFECTIVE TIME SHALL BE ENTITLED TO RECEIVE SEVERANCE PAYMENTS AS PREVIOUSLY DISCLOSED.

    6.13 PARENT BOARD AND FIRST COMMUNITY BANK BOARD. PARENT AGREES TO TAKE ALL ACTION NECESSARY TO APPOINT OR ELECT, EFFECTIVE AS OF THE EFFECTIVE TIME, HAROLD V. GROOME, JR. TO THE PARENT BOARD, AND PARENT AND FIRST COMMUNITY BANK AGREE TO TAKE ALL ACTION NECESSARY TO APPOINT OR ELECT, EFFECTIVE AS OF THE EFFECTIVE TIME, HAROLD V. GROOME, JR. AND FRANKLIN P. HALL TO THE FIRST COMMUNITY BANK BOARD.

    6.14 NOTIFICATION OF CERTAIN MATTERS. EACH OF COMMONWEALTH BANK AND
PARENT SHALL GIVE PROMPT NOTICE TO THE OTHER OF ANY FACT, EVENT OR CIRCUMSTANCE KNOWN TO IT THAT (i) IS REASONABLY LIKELY, INDIVIDUALLY OR TAKEN TOGETHER WITH ALL OTHER FACTS, EVENTS AND CIRCUMSTANCES KNOWN TO IT, TO RESULT IN ANY MATERIAL ADVERSE EFFECT WITH RESPECT TO IT OR (II) WOULD CAUSE OR CONSTITUTE A MATERIAL BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS CONTAINED HEREIN.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. THE RESPECTIVE OBLIGATION OF EACH OF THE PARTIES HERETO TO CONSUMMATE THE MERGER IS SUBJECT TO THE

FULFILLMENT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WRITTEN WAIVER BY THE PARTIES HERETO PRIOR TO THE CLOSING DATE OF EACH OF THE FOLLOWING CONDITIONS:

         (a) SHAREHOLDER APPROVAL. THIS AGREEMENT SHALL HAVE BEEN DULY APPROVED BY THE REQUISITE VOTE OF THE HOLDERS OF OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK.

         (b) REGULATORY APPROVALS. ALL REGULATORY APPROVALS REQUIRED TO CONSUMMATE THE TRANSACTION SHALL HAVE BEEN OBTAINED AND SHALL REMAIN IN FULL FORCE AND EFFECT AND ALL STATUTORY WAITING PERIODS IN RESPECT THEREOF SHALL HAVE EXPIRED AND NO SUCH APPROVALS SHALL CONTAIN ANY CONDITIONS, RESTRICTIONS OR REQUIREMENTS WHICH THE PARENT BOARD REASONABLY DETERMINES IN GOOD FAITH WOULD, INDIVIDUALLY OR IN THE AGGREGATE, MATERIALLY REDUCE THE BENEFITS OF THE TRANSACTION TO SUCH A DEGREE THAT PARENT WOULD NOT HAVE ENTERED INTO THIS AGREEMENT HAD SUCH CONDITIONS, RESTRICTIONS OR REQUIREMENTS BEEN KNOWN AT THE DATE HEREOF.

         (c) NO INJUNCTION. NO GOVERNMENTAL AUTHORITY OF COMPETENT JURISDICTION SHALL HAVE ENACTED, ISSUED, PROMULGATED, ENFORCED OR ENTERED ANY STATUTE, RULE, REGULATION, JUDGMENT, DECREE, INJUNCTION OR OTHER ORDER (WHETHER TEMPORARY, PRELIMINARY OR PERMANENT) WHICH IS IN EFFECT AND PROHIBITS CONSUMMATION OF THE TRANSACTION.

         (d) REGISTRATION STATEMENT. THE REGISTRATION STATEMENT SHALL HAVE BECOME EFFECTIVE UNDER THE SECURITIES ACT AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT SHALL HAVE BEEN ISSUED AND NO PROCEEDINGS FOR THAT PURPOSE SHALL HAVE BEEN INITIATED BY THE SEC AND NOT WITHDRAWN.

         (e) LISTING. THE SHARES OF PARENT COMMON STOCK TO BE ISSUED IN THE MERGER SHALL HAVE BEEN APPROVED FOR LISTING ON THE NASDAQ.

         (f) TAX OPINION. EACH OF PARENT AND COMMONWEALTH BANK SHALL HAVE RECEIVED THE WRITTEN OPINION OF KELLEY DRYE & WARREN LLP, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO BOTH COMMONWEALTH BANK AND PARENT, DATED AS OF THE EFFECTIVE DATE, SUBSTANTIALLY TO THE EFFECT THAT, ON THE BASIS OF THE FACTS, REPRESENTATIONS AND ASSUMPTIONS SET FORTH IN SUCH OPINION WHICH ARE CONSISTENT WITH THE STATE OF FACTS EXISTING AT THE EFFECTIVE TIME, THE MERGER WILL BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE. IN RENDERING SUCH OPINION, SUCH COUNSEL MAY REQUIRE AND RELY UPON REPRESENTATIONS AND COVENANTS, INCLUDING THOSE CONTAINED IN CERTIFICATES OF OFFICERS OF PARENT, COMMONWEALTH BANK AND OTHERS, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO SUCH COUNSEL.

    7.02 CONDITIONS TO OBLIGATION OF COMMONWEALTH BANK. THE OBLIGATION OF COMMONWEALTH BANK TO CONSUMMATE THE MERGER IS ALSO SUBJECT TO THE FULFILLMENT OR WRITTEN WAIVER BY COMMONWEALTH BANK PRIOR TO THE CLOSING DATE OF EACH OF THE FOLLOWING CONDITIONS:

         (a) REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES OF PARENT AND FIRST COMMUNITY BANK SET FORTH IN THIS AGREEMENT, SUBJECT IN ALL CASES TO THE STANDARD SET FORTH IN SECTION 5.02, SHALL BE TRUE AND CORRECT AS OF THE DATE OF THIS AGREEMENT

AND AS OF THE EFFECTIVE DATE AS THOUGH MADE ON AND AS OF THE EFFECTIVE DATE (EXCEPT THAT REPRESENTATIONS AND WARRANTIES THAT BY THEIR TERMS SPEAK AS OF THE DATE OF THIS AGREEMENT OR SOME OTHER DATE SHALL BE TRUE AND CORRECT AS OF SUCH
DATE), AND COMMONWEALTH BANK SHALL HAVE RECEIVED A CERTIFICATE, DATED THE EFFECTIVE DATE, SIGNED ON BEHALF OF PARENT AND FIRST COMMUNITY BANK BY THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER OF BOTH PARENT AND FIRST COMMUNITY BANK TO SUCH EFFECT.

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND FIRST COMMUNITY BANK. PARENT AND FIRST COMMUNITY BANK SHALL HAVE PERFORMED IN ALL MATERIAL RESPECTS ALL OBLIGATIONS REQUIRED TO BE PERFORMED BY THEM UNDER THIS AGREEMENT AT OR PRIOR TO THE EFFECTIVE TIME, AND COMMONWEALTH BANK SHALL HAVE RECEIVED A CERTIFICATE, DATED THE EFFECTIVE DATE, SIGNED ON BEHALF OF PARENT AND FIRST COMMUNITY BANK BY THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER OF BOTH PARENT AND FIRST COMMUNITY BANK TO SUCH EFFECT.

         (c) LEGAL OPINION. COMMONWEALTH BANK SHALL HAVE RECEIVED AN OPINION OF KELLEY DRYE & WARREN LLP, DATED THE DATE OF THE CLOSING, THAT ADDRESSES THE MATTERS SET FORTH IN ANNEX D HERETO.

         (d) OTHER ACTIONS. PARENT AND FIRST COMMUNITY BANK SHALL HAVE FURNISHED COMMONWEALTH BANK WITH SUCH CERTIFICATES OF ITS RESPECTIVE OFFICERS OR OTHERS AND SUCH OTHER DOCUMENTS TO EVIDENCE FULFILLMENT OF THE CONDITIONS SET FORTH IN SECTIONS 7.01 AND 7.02 AS COMMONWEALTH BANK MAY REASONABLY REQUEST.

    7.03 CONDITIONS TO OBLIGATIONS OF PARENT AND FIRST COMMUNITY BANK. THE OBLIGATIONS OF PARENT AND FIRST COMMUNITY BANK TO CONSUMMATE THE MERGER ARE ALSO SUBJECT TO THE FULFILLMENT OR WRITTEN WAIVER BY PARENT PRIOR TO THE CLOSING DATE OF EACH OF THE FOLLOWING CONDITIONS:

         (a) REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES OF COMMONWEALTH BANK SET FORTH IN THIS AGREEMENT, SUBJECT IN ALL CASES TO THE STANDARD SET FORTH IN SECTION 5.02, SHALL BE TRUE AND CORRECT AS OF THE DATE OF THIS AGREEMENT AND AS OF THE EFFECTIVE DATE AS THOUGH MADE ON AND AS OF THE EFFECTIVE DATE (EXCEPT THAT REPRESENTATIONS AND WARRANTIES THAT BY THEIR TERMS SPEAK AS OF THE DATE OF THIS AGREEMENT OR SOME OTHER DATE SHALL BE TRUE AND CORRECT AS OF SUCH DATE), AND PARENT SHALL HAVE RECEIVED A CERTIFICATE, DATED THE EFFECTIVE DATE, SIGNED ON BEHALF OF COMMONWEALTH BANK BY THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER OF COMMONWEALTH BANK TO SUCH EFFECT.

         (b) PERFORMANCE OF OBLIGATIONS OF COMPANY. COMMONWEALTH BANK SHALL HAVE PERFORMED IN ALL MATERIAL RESPECTS ALL OBLIGATIONS REQUIRED TO BE PERFORMED BY IT UNDER THIS AGREEMENT AT OR PRIOR TO THE EFFECTIVE TIME, AND PARENT SHALL HAVE RECEIVED A CERTIFICATE, DATED THE EFFECTIVE DATE, SIGNED ON BEHALF OF COMMONWEALTH BANK BY THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER OF COMMONWEALTH BANK TO SUCH EFFECT.

         (c) SHAREHOLDER AGREEMENTS. SHAREHOLDER AGREEMENTS, SUBSTANTIALLY IN THE FORM ATTACHED AS ANNEX A HERETO, SHALL HAVE BEEN EXECUTED AND DELIVERED BY EACH

DIRECTOR AND EXECUTIVE OFFICER OF COMMONWEALTH BANK IN CONNECTION WITH COMMONWEALTH BANK'S EXECUTION AND DELIVERY OF THIS AGREEMENT.

         (d) EMPLOYMENT AGREEMENT. J.E. CAUSEY DAVIS SHALL HAVE EXECUTED THE EMPLOYMENT AGREEMENT REQUIRED BY SECTION 6.12(d) HEREOF.

         (e) DISSENTING SHARES. DISSENTING SHARES SHALL NOT REPRESENT 10% OR MORE OF THE OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK.

         (f) LEGAL OPINION. PARENT AND FIRST COMMUNITY BANK SHALL HAVE RECEIVED AN OPINION OF LECLAIR RYAN, A PROFESSIONAL CORPORATION, DATED THE DATE OF THE CLOSING, THAT ADDRESSES THE MATTERS SET FORTH IN ANNEX E.

         (g) OTHER ACTIONS. COMMONWEALTH BANK SHALL HAVE FURNISHED PARENT WITH SUCH CERTIFICATES OF ITS OFFICERS OR OTHERS AND SUCH OTHER DOCUMENTS TO EVIDENCE FULFILLMENT OF THE CONDITIONS SET FORTH IN SECTIONS 7.01 AND 7.03 AS PARENT MAY REASONABLY REQUEST.

                                  ARTICLE VIII

                                   TERMINATION

    8.01 TERMINATION. THIS AGREEMENT MAY BE TERMINATED, AND THE TRANSACTION MAY BE ABANDONED:

         (a) MUTUAL CONSENT. AT ANY TIME PRIOR TO THE EFFECTIVE TIME, BY THE MUTUAL CONSENT OF PARENT, FIRST COMMUNITY BANK AND COMMONWEALTH BANK IF THE BOARD OF DIRECTORS OF EACH SO DETERMINES BY VOTE OF A MAJORITY OF THE MEMBERS OF ITS ENTIRE BOARD.

         (b) BREACH. AT ANY TIME PRIOR TO THE EFFECTIVE TIME, BY PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, IF THEIR BOARD OF DIRECTORS SO DETERMINES BY VOTE OF A MAJORITY OF THE MEMBERS OF THEIR ENTIRE BOARD, IN THE EVENT OF: (i) A BREACH BY PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, AS THE CASE MAY BE, OF ANY REPRESENTATION OR WARRANTY CONTAINED HEREIN (SUBJECT TO THE STANDARD SET FORTH IN SECTION 5.02), WHICH BREACH CANNOT BE OR HAS NOT BEEN CURED WITHIN 30 DAYS AFTER THE GIVING OF WRITTEN NOTICE TO THE BREACHING PARTY OR PARTIES OF SUCH BREACH; OR (II) A BREACH BY PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, AS THE CASE MAY BE, OF ANY OF THE COVENANTS OR AGREEMENTS CONTAINED HEREIN, WHICH BREACH CANNOT BE OR HAS NOT BEEN CURED WITHIN 30 DAYS AFTER THE GIVING OF WRITTEN NOTICE TO THE BREACHING PARTY OR PARTIES OF SUCH BREACH, WHICH BREACH (WHETHER UNDER (i) OR (II)) WOULD BE REASONABLY EXPECTED, INDIVIDUALLY OR IN THE AGGREGATE WITH OTHER BREACHES, TO RESULT IN A MATERIAL ADVERSE EFFECT WITH RESPECT TO PARENT OR COMMONWEALTH BANK, AS THE CASE MAY BE.

         (c) DELAY. AT ANY TIME PRIOR TO THE EFFECTIVE TIME, BY PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, IF THEIR BOARD OF DIRECTORS SO DETERMINES BY VOTE OF A MAJORITY OF THE MEMBERS OF THEIR ENTIRE BOARD, IN THE EVENT THAT THE TRANSACTION IS NOT CONSUMMATED BY SEPTEMBER 30, 2003, EXCEPT

TO THE EXTENT THAT THE FAILURE OF THE MERGER THEN TO BE CONSUMMATED ARISES OUT OF OR RESULTS FROM THE KNOWING ACTION OR INACTION OF (i) THE PARTY SEEKING TO TERMINATE PURSUANT TO THIS SECTION 8.01(c) OR (II) ANY OF THE SHAREHOLDERS (IF COMMONWEALTH BANK IS THE PARTY SEEKING TO TERMINATE), WHICH ACTION OR INACTION IS IN VIOLATION OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR, IN THE CASE OF THE SHAREHOLDERS, HIS, HER OR ITS OBLIGATIONS UNDER THE RELEVANT SHAREHOLDER AGREEMENT.

         (d) NO REGULATORY APPROVAL. BY PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, IF THEIR BOARD OF DIRECTORS SO DETERMINES BY A VOTE OF A MAJORITY OF THE MEMBERS OF THEIR ENTIRE BOARD, IN THE EVENT THE APPROVAL OF ANY GOVERNMENTAL AUTHORITY REQUIRED FOR CONSUMMATION OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL HAVE BEEN DENIED BY FINAL NONAPPEALABLE ACTION OF SUCH GOVERNMENTAL AUTHORITY OR AN APPLICATION THEREFOR SHALL HAVE BEEN PERMANENTLY WITHDRAWN AT THE REQUEST OF A GOVERNMENTAL AUTHORITY.

         (e) NO SHAREHOLDER APPROVAL. BY EITHER PARENT AND FIRST COMMUNITY BANK ON THE ONE HAND OR COMMONWEALTH BANK ON THE OTHER HAND, IF ANY APPROVAL OF THE STOCKHOLDERS OF COMMONWEALTH BANK CONTEMPLATED BY THIS AGREEMENT SHALL NOT HAVE BEEN OBTAINED BY REASON OF THE FAILURE TO OBTAIN THE REQUIRED VOTE AT THE COMMONWEALTH BANK MEETING.

         (f) FAILURE TO RECOMMEND. AT ANY TIME PRIOR TO COMMONWEALTH BANK MEETING, BY PARENT AND FIRST COMMUNITY BANK IF (i) COMMONWEALTH BANK SHALL HAVE BREACHED SECTION 6.08, (II) THE COMMONWEALTH BANK BOARD SHALL HAVE FAILED TO MAKE ITS RECOMMENDATION REFERRED TO IN SECTION 6.02, WITHDRAWN SUCH RECOMMENDATION OR MODIFIED OR CHANGED SUCH RECOMMENDATION IN A MANNER ADVERSE IN ANY RESPECT TO THE INTERESTS OF PARENT AND FIRST COMMUNITY BANK OR (III) COMMONWEALTH BANK SHALL HAVE MATERIALLY BREACHED ITS OBLIGATIONS UNDER SECTION
6.02 BY FAILING TO CALL, GIVE NOTICE OF, CONVENE AND HOLD THE COMMONWEALTH BANK MEETING IN ACCORDANCE WITH SECTION 6.02.

         (g) CERTAIN TENDER OR EXCHANGE OFFERS. BY PARENT IF A TENDER OFFER OR EXCHANGE OFFER FOR 20% OR MORE OF THE OUTSTANDING SHARES OF COMMONWEALTH BANK COMMON STOCK IS COMMENCED (OTHER THAN BY PARENT OR A SUBSIDIARY THEREOF), AND THE COMMONWEALTH BANK BOARD RECOMMENDS THAT THE STOCKHOLDERS OF COMMONWEALTH BANK TENDER THEIR SHARES IN SUCH TENDER OR EXCHANGE OFFER OR OTHERWISE FAILS TO RECOMMEND THAT SUCH STOCKHOLDERS REJECT SUCH TENDER OFFER OR EXCHANGE OFFER WITHIN THE TEN-BUSINESS DAY PERIOD SPECIFIED IN RULE 14e-2(a) UNDER THE EXCHANGE ACT.

         (h) SUPERIOR PROPOSAL. AT )ANY TIME PRIOR TO THE COMMONWEALTH BANK MEETING, BY COMMONWEALTH BANK IN ORDER TO CONCURRENTLY ENTER INTO AN ACQUISITION AGREEMENT OR SIMILAR AGREEMENT (EACH, AN "ACQUISITION AGREEMENT") WITH RESPECT TO A SUPERIOR PROPOSAL WHICH HAS BEEN RECEIVED AND CONSIDERED BY COMMONWEALTH BANK AND THE COMMONWEALTH BANK BOARD IN COMPLIANCE WITH SECTION 6.08 HEREOF, PROVIDED, HOWEVER, THAT THIS AGREEMENT MAY BE TERMINATED BY COMMONWEALTH BANK PURSUANT TO THIS SECTION 8.01(h) ONLY AFTER THE FIFTH BUSINESS DAY FOLLOWING COMMONWEALTH BANK'S PROVISION OF WRITTEN NOTICE TO PARENT ADVISING PARENT THAT THE COMMONWEALTH BANK BOARD IS PREPARED TO ACCEPT A SUPERIOR PROPOSAL, AND ONLY IF, DURING SUCH FIVE-BUSINESS DAY

PERIOD, PARENT DOES NOT, IN ITS SOLE DISCRETION, MAKE AN OFFER TO COMMONWEALTH BANK THAT THE COMMONWEALTH BANK BOARD DETERMINES IN GOOD FAITH, AFTER CONSULTATION WITH ITS FINANCIAL AND LEGAL ADVISORS, IS AT LEAST AS FAVORABLE AS THE SUPERIOR PROPOSAL.

         (i) DECREASE IN AVERAGE SHARE PRICE. BY PARENT AND FIRST COMMUNITY BANK, AT ANY TIME DURING THE FIVE-DAY PERIOD COMMENCING WITH THE DETERMINATION DATE, IF THE AVERAGE SHARE PRICE SHALL BE LESS THAN 85.0% OF THE STARTING PRICE (AS THE SAME MAY BE ADJUSTED TO REFLECT ANY CAPITAL CHANGE), SUBJECT, HOWEVER, TO THE FOLLOWING THREE SENTENCES. IF PARENT AND FIRST COMMUNITY BANK ELECT TO EXERCISE THEIR TERMINATION RIGHT PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE, THEY SHALL GIVE WRITTEN NOTICE TO COMMONWEALTH BANK (PROVIDED THAT SUCH NOTICE OF ELECTION TO TERMINATE MAY BE WITHDRAWN AT ANY TIME WITHIN THE AFOREMENTIONED FIVE-DAY PERIOD). DURING THE FIVE-DAY PERIOD COMMENCING WITH ITS RECEIPT OF SUCH NOTICE, COMMONWEALTH BANK SHALL HAVE THE OPTION OF DECREASING THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK HEREUNDER BY ADJUSTING THE EXCHANGE RATIO TO EQUAL A NUMBER EQUAL TO THE QUOTIENT (ROUNDED TO THE NEAREST ONE TEN-THOUSANDTH), THE NUMERATOR OF WHICH IS $30.50 AND THE DENOMINATOR OF WHICH IS THE PRODUCT OF THE STARTING PRICE AND .85. IF COMMONWEALTH BANK MAKES AN ELECTION CONTEMPLATED BY THE PRECEDING SENTENCE WITHIN SUCH FIVE-DAY PERIOD, IT SHALL GIVE PROMPT WRITTEN NOTICE TO PARENT AND FIRST COMMUNITY BANK OF SUCH ELECTION AND THE REVISED EXCHANGE RATIO, WHEREUPON NO TERMINATION SHALL HAVE OCCURRED PURSUANT TO THIS SECTION 8.01(i) AND THIS AGREEMENT SHALL REMAIN IN EFFECT IN ACCORDANCE WITH ITS TERMS (EXCEPT AS THE EXCHANGE RATIO SHALL HAVE BEEN SO MODIFIED), AND ANY REFERENCES IN THIS AGREEMENT TO "EXCHANGE RATIO" SHALL THEREAFTER BE DEEMED TO REFER TO THE EXCHANGE RATIO AS ADJUSTED PURSUANT TO THIS SECTION 8.01(i).

         (j) INCREASE IN AVERAGE SHARE PRICE. BY COMMONWEALTH BANK, AT ANY TIME DURING THE FIVE-DAY PERIOD COMMENCING WITH THE DETERMINATION DATE, IF THE AVERAGE SHARE PRICE SHALL BE GREATER THAN 115.0% OF THE STARTING PRICE (AS THE SAME MAY BE ADJUSTED TO REFLECT ANY CAPITAL CHANGE), SUBJECT, HOWEVER, TO THE FOLLOWING THREE SENTENCES. IF COMMONWEALTH BANK ELECTS TO EXERCISE ITS TERMINATION RIGHT PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE, IT SHALL GIVE WRITTEN NOTICE TO PARENT (PROVIDED THAT SUCH NOTICE OF ELECTION TO TERMINATE MAY BE WITHDRAWN AT ANY TIME WITHIN THE AFOREMENTIONED FIVE-DAY PERIOD). DURING THE FIVE-DAY PERIOD COMMENCING WITH ITS RECEIPT OF SUCH NOTICE, PARENT SHALL HAVE THE OPTION OF INCREASING THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK HEREUNDER BY ADJUSTING THE EXCHANGE RATIO TO EQUAL A NUMBER EQUAL TO THE QUOTIENT (ROUNDED TO THE NEAREST ONE TEN-THOUSANDTH), THE NUMERATOR OF WHICH IS $30.50 AND THE DENOMINATOR OF WHICH IS THE PRODUCT OF THE STARTING PRICE AND 1.15. IF PARENT MAKES AN ELECTION CONTEMPLATED BY THE PRECEDING SENTENCE WITHIN SUCH FIVE-DAY PERIOD, IT SHALL GIVE PROMPT WRITTEN NOTICE TO COMMONWEALTH BANK OF SUCH ELECTION AND THE REVISED EXCHANGE RATIO, WHEREUPON NO TERMINATION SHALL HAVE OCCURRED PURSUANT TO THIS
SECTION 8.01(j) AND THIS AGREEMENT SHALL REMAIN IN EFFECT IN ACCORDANCE WITH ITS TERMS (EXCEPT AS THE EXCHANGE RATIO SHALL HAVE BEEN SO MODIFIED), AND ANY REFERENCES IN THIS AGREEMENT TO "EXCHANGE RATIO" SHALL THEREAFTER BE DEEMED TO REFER TO THE EXCHANGE RATIO AS ADJUSTED PURSUANT TO THIS SECTION 8.01(j).

    8.02 EFFECT OF TERMINATION AND ABANDONMENT.

         (a) IN THE EVENT OF TERMINATION OF THIS AGREEMENT AND THE ABANDONMENT OF THE MERGER PURSUANT TO THIS ARTICLE VIII, NO PARTY TO THIS AGREEMENT SHALL HAVE ANY LIABILITY OR FURTHER OBLIGATION TO ANY OTHER PARTY HEREUNDER EXCEPT AS SET FORTH IN THIS SECTION 8.02 AND SECTION 9.01.

         (b) IF THIS AGREEMENT IS TERMINATED BY EITHER PARENT OR COMMONWEALTH BANK DUE TO A BREACH OF A REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING, THE PARTY COMMITTING SUCH BREACH SHALL BE LIABLE FOR $350,000 TO THE OTHER PARTY, WITHOUT PREJUDICE TO ANY OTHER RIGHTS OR REMEDIES AS MAY BE AVAILABLE TO PARENT UNDER SECTION 8.02(c) BELOW, PROVIDED HOWEVER THAT TO THE EXTENT PARENT IS ENTITLED TO BE PAID BOTH THE $350,000 FEE SET FORTH IN THIS SECTION 8.02(b) AS WELL AS THE TERMINATION FEE SET FORTH IN SECTION 8.2(C) BELOW, IN NO EVENT WILL THE AMOUNT PAYABLE TO PARENT PURSUANT TO SECTIONS 8.02(b) AND (c) EXCEED $1.0 MILLION.

         (c) IN RECOGNITION OF THE EFFORTS, EXPENSES AND OTHER OPPORTUNITIES FOREGONE BY PARENT WHILE STRUCTURING AND PURSUING THE MERGER, THE PARTIES HERETO AGREE THAT COMMONWEALTH BANK SHALL PAY PARENT THE SUM OF $1.0 MILLION (THE "TERMINATION FEE") IF THIS AGREEMENT IS TERMINATED AS FOLLOWS:

                  (i) IF THIS AGREEMENT IS TERMINATED BY PARENT PURSUANT TO
         SECTION 8.01(f) OR (g) OR BY COMMONWEALTH BANK PURSUANT TO SECTION 8.01(h), IN EITHER OF WHICH CASE PAYMENT SHALL BE MADE TO PARENT CONCURRENTLY WITH THE TERMINATION OF THIS AGREEMENT; OR

                  (ii) IF (x) THIS AGREEMENT IS TERMINATED BY (A) PARENT PURSUANT TO SECTION 8.01(b), (B) BY EITHER PARENT OR COMMONWEALTH BANK PURSUANT TO SECTION 8.01(c) OR (C) BY EITHER PARENT OR COMMONWEALTH BANK PURSUANT TO SECTION 8.01(e), AND IN THE CASE OF ANY TERMINATION PURSUANT TO CLAUSE (A), (B) OR (C), AN ACQUISITION PROPOSAL SHALL HAVE BEEN PUBLICLY ANNOUNCED OR OTHERWISE COMMUNICATED OR MADE KNOWN TO THE SENIOR MANAGEMENT OF COMMONWEALTH BANK OR THE COMMONWEALTH BANK BOARD (OR ANY PERSON SHALL HAVE PUBLICLY ANNOUNCED, COMMUNICATED OR MADE KNOWN AN INTENTION, WHETHER OR NOT CONDITIONAL, TO MAKE AN ACQUISITION PROPOSAL) AT ANY TIME AFTER THE DATE OF THIS AGREEMENT AND PRIOR TO THE TAKING OF THE VOTE OF THE STOCKHOLDERS OF COMMONWEALTH BANK CONTEMPLATED BY THIS AGREEMENT AT THE COMMONWEALTH BANK MEETING, IN THE CASE OF CLAUSE (C), OR THE DATE OF TERMINATION, IN THE CASE OF CLAUSE
         (A) OR (B), AND (y) WITHIN 18 MONTHS AFTER SUCH TERMINATION COMMONWEALTH BANK ENTERS INTO AN AGREEMENT WITH RESPECT TO AN ACQUISITION PROPOSAL OR CONSUMMATES A TRANSACTION WHICH IS THE SUBJECT OF AN ACQUISITION PROPOSAL, THEN COMMONWEALTH BANK SHALL PAY TO PARENT THE TERMINATION FEE ON THE DATE OF EXECUTION OF SUCH AGREEMENT OR CONSUMMATION OF A TRANSACTION WHICH IS THE SUBJECT OF AN ACQUISITION PROPOSAL, PROVIDED THAT IF THE DATE OF EXECUTION OF SUCH AGREEMENT IS AFTER 12 MONTHS BUT WITHIN 18 MONTHS AFTER SUCH TERMINATION OF THIS AGREEMENT, THE TERMINATION FEE SHALL BE PAYABLE BY COMMONWEALTH BANK TO PARENT ONLY UPON CONSUMMATION OF A TRANSACTION WHICH IS

         THE SUBJECT OF AN ACQUISITION PROPOSAL, REGARDLESS WHETHER SUCH CONSUMMATION OCCURS WITHIN 18 MONTHS AFTER TERMINATION OF THIS AGREEMENT.

Any amount that becomes payable pursuant to this Section 8.02(c) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

         (d) COMMONWEALTH BANK AND PARENT AGREE THAT THE AGREEMENT CONTAINED IN PARAGRAPH (c) OF THIS SECTION 8.02 IS AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT WITHOUT SUCH AGREEMENT PARENT WOULD NOT HAVE ENTERED INTO THIS AGREEMENT AND THAT SUCH AMOUNTS DO NOT CONSTITUTE A PENALTY OR LIQUIDATED DAMAGES IN THE EVENT OF A BREACH OF THIS AGREEMENT BY COMMONWEALTH BANK. IF COMMONWEALTH BANK FAILS TO PAY PARENT THE AMOUNTS DUE UNDER PARAGRAPH (c) ABOVE WITHIN THE TIME PERIODS SPECIFIED THEREIN, COMMONWEALTH BANK SHALL PAY THE COSTS AND EXPENSES (INCLUDING REASONABLE LEGAL FEES AND EXPENSES) INCURRED BY PARENT IN CONNECTION WITH ANY ACTION IN WHICH PARENT PREVAILS, INCLUDING THE FILING OF ANY LAWSUIT, TAKEN TO COLLECT PAYMENT OF SUCH AMOUNTS, TOGETHER WITH INTEREST ON THE AMOUNT OF ANY SUCH UNPAID AMOUNTS AT THE PRIME LENDING RATE PREVAILING DURING SUCH PERIOD AS PUBLISHED IN THE WALL STREET JOURNAL, CALCULATED ON A DAILY BASIS FROM THE DATE SUCH AMOUNTS WERE REQUIRED TO BE PAID UNTIL THE DATE OF ACTUAL PAYMENT.

                                   ARTICLE IX

                                  MISCELLANEOUS

    9.01 SURVIVAL. NO REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS CONTAINED IN THIS AGREEMENT SHALL SURVIVE THE EFFECTIVE TIME (OTHER THAN AGREEMENTS OR COVENANTS CONTAINED HEREIN THAT BY THEIR EXPRESS TERMS ARE TO BE PERFORMED AFTER THE EFFECTIVE TIME) OR THE TERMINATION OF THIS AGREEMENT IF THIS AGREEMENT IS TERMINATED PRIOR TO THE EFFECTIVE TIME (OTHER THAN SECTIONS 6.06(c), 8.02 AND, EXCEPTING SECTION 9.12 HEREOF, THIS ARTICLE IX, WHICH SHALL SURVIVE ANY SUCH TERMINATION). NOTWITHSTANDING ANYTHING IN THE FOREGOING TO THE CONTRARY, NO REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE TERMINATED OR EXTINGUISHED SO AS TO DEPRIVE A PARTY HERETO OR ANY OF ITS AFFILIATES OF ANY DEFENSE AT LAW OR IN EQUITY WHICH OTHERWISE WOULD BE AVAILABLE AGAINST THE CLAIMS OF ANY PERSON, INCLUDING WITHOUT LIMITATION ANY SHAREHOLDER OR FORMER SHAREHOLDER.

    9.02 WAIVER; AMENDMENT. PRIOR TO THE EFFECTIVE TIME, ANY PROVISION OF
THIS AGREEMENT MAY BE (i) WAIVED, BY THE PARTY BENEFITED BY THE PROVISION OR
(II) AMENDED OR MODIFIED AT ANY TIME, BY AN AGREEMENT IN WRITING AMONG THE PARTIES HERETO EXECUTED IN THE SAME MANNER AS THIS AGREEMENT, EXCEPT THAT AFTER THE COMMONWEALTH BANK MEETING NO AMENDMENT SHALL BE MADE WHICH BY LAW REQUIRES FURTHER APPROVAL BY THE STOCKHOLDERS OF COMMONWEALTH BANK WITHOUT OBTAINING SUCH APPROVAL.

    9.03 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO CONSTITUTE AN ORIGINAL.

    9.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

    9.05 EXPENSES. EACH PARTY HERETO WILL BEAR ALL EXPENSES INCURRED BY IT
IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING FEES AND EXPENSES OF ITS OWN FINANCIAL CONSULTANTS, ACCOUNTANTS AND COUNSEL AND, IN THE CASE OF PARENT, THE REGISTRATION FEE TO BE PAID TO THE SEC IN CONNECTION WITH THE REGISTRATION STATEMENT, EXCEPT THAT EXPENSES OF PRINTING THE PROXY STATEMENT SHALL BE SHARED EQUALLY BETWEEN COMMONWEALTH BANK AND PARENT, AND PROVIDED FURTHER THAT NOTHING CONTAINED HEREIN SHALL LIMIT EITHER PARTY'S RIGHTS TO RECOVER ANY LIABILITIES OR DAMAGES ARISING OUT OF THE OTHER PARTY'S WILLFUL BREACH OF ANY PROVISION OF THIS AGREEMENT.

    9.06 NOTICES. ALL NOTICES, REQUESTS AND OTHER COMMUNICATIONS HEREUNDER
TO A PARTY SHALL BE IN WRITING AND SHALL BE DEEMED GIVEN IF PERSONALLY DELIVERED, TELECOPIED (WITH CONFIRMATION) OR MAILED BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO SUCH PARTY AT ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS AS SUCH PARTY MAY SPECIFY BY NOTICE TO THE PARTIES HERETO.

         If to CommonWealth Bank to:

                  The CommonWealth Bank
                  900 N. Parham Road
                  Richmond, Virginia  23229
                  Attention:  J.E. Causey Davis,
                              President and Chief Executive Officer
                  Fax:

         With a copy to:

                  LeClair Ryan, A Professional Corporation
                  Eleventh Floor
                  707 East Main Street
                  Richmond, Virginia  23219
                  Attention:  George P. Whitley, Esq.
                  Fax:  (804) 783-7628


         If to Parent or First Community Bank to:

                  First Community Bancshares, Inc.
                  One Community Place
                  Bluefield, Virginia  24605
                  Attention:  John M. Mendez, President
                              and Chief Executive Officer
                  Fax:  (276) 326-9010

         With a copy to:

                  Kelley Drye & Warren LLP
                  8000 Towers Crescent Drive
                  Suite 1200
                  Vienna, Virginia  22182
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (703) 918-2450

    9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. THIS AGREEMENT
AND THE SHAREHOLDER AGREEMENTS REPRESENT THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO AND THERETO WITH REFERENCE TO THE TRANSACTION, AND THIS AGREEMENT AND THE SHAREHOLDER AGREEMENTS SUPERSEDE ANY AND ALL OTHER ORAL OR WRITTEN AGREEMENTS HERETOFORE MADE. EXCEPT FOR THE INDEMNIFIED PARTIES' RIGHT TO ENFORCE PARENT'S OBLIGATION UNDER SECTION 6.11, WHICH ARE EXPRESSLY INTENDED TO BE FOR THE IRREVOCABLE BENEFIT OF, AND SHALL BE ENFORCEABLE BY, EACH INDEMNIFIED PARTY AND HIS OR HER HEIRS AND REPRESENTATIVES, NOTHING IN THIS AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS, ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT.

    9.08 SEVERABILITY. EXCEPT TO THE EXTENT THAT APPLICATION OF THIS
SECTION 9.08 WOULD HAVE A MATERIAL ADVERSE EFFECT ON COMMONWEALTH BANK OR PARENT, ANY TERM OR PROVISION OF THIS AGREEMENT WHICH IS INVALID OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO THAT JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH INVALIDITY OR UNENFORCEABILITY WITHOUT RENDERING INVALID OR UNENFORCEABLE THE REMAINING TERMS AND PROVISIONS OF THIS AGREEMENT OR AFFECTING THE VALIDITY OR ENFORCEABILITY OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT IN ANY OTHER JURISDICTION. IF ANY PROVISION OF THIS AGREEMENT IS SO BROAD AS TO BE UNENFORCEABLE, THE PROVISION SHALL BE INTERPRETED TO BE ONLY SO BROAD AS IS ENFORCEABLE. IN ALL SUCH CASES, THE PARTIES SHALL USE THEIR REASONABLE BEST EFFORTS TO SUBSTITUTE A VALID, LEGAL AND ENFORCEABLE PROVISION WHICH, INSOFAR AS PRACTICABLE, IMPLEMENTS THE ORIGINAL PURPOSES AND INTENTS OF THIS AGREEMENT.

    9.09 ENFORCEMENT OF THE AGREEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

    9.10 INTERPRETATION. WHEN A REFERENCE IS MADE IN THIS AGREEMENT TO
SECTIONS, EXHIBITS OR SCHEDULES, SUCH REFERENCE SHALL BE TO A SECTION OF, OR EXHIBIT OR SCHEDULE TO, THIS AGREEMENT UNLESS OTHERWISE INDICATED. THE TABLE OF CONTENTS AND HEADINGS CONTAINED IN THIS AGREEMENT ARE FOR REFERENCE PURPOSES ONLY AND ARE NOT PART OF THIS AGREEMENT. WHENEVER THE WORDS "INCLUDE," "INCLUDES" OR "INCLUDING" ARE USED IN THIS AGREEMENT, THEY SHALL BE DEEMED TO BE FOLLOWED BY THE WORDS "WITHOUT LIMITATION." WHENEVER THE WORDS "AS

OF THE DATE HEREOF" ARE USED IN THIS AGREEMENT, THEY SHALL BE DEEMED TO MEAN THE DAY AND YEAR FIRST ABOVE WRITTEN (JANUARY 27, 2003).

    9.11 ASSIGNMENT. NO PARTY MAY ASSIGN EITHER THIS AGREEMENT OR ANY OF
ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN APPROVAL OF THE OTHER PARTIES. SUBJECT TO THE PRECEDING SENTENCE, THIS AGREEMENT SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

    9.12 ALTERNATIVE STRUCTURE. NOTWITHSTANDING ANY PROVISION OF THIS
AGREEMENT TO THE CONTRARY, PARENT MAY AT ANY TIME MODIFY THE STRUCTURE OF THE ACQUISITION OF COMMONWEALTH BANK SET FORTH HEREIN, SUBJECT TO THE PRIOR WRITTEN CONSENT OF COMMONWEALTH BANK, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, PROVIDED THAT (i) THE MERGER CONSIDERATION TO BE PAID TO THE HOLDERS OF COMMONWEALTH BANK COMMON STOCK IS NOT THEREBY CHANGED IN KIND OR REDUCED IN AMOUNT AS A RESULT OF SUCH MODIFICATION, (II) SUCH MODIFICATION WILL NOT ADVERSELY AFFECT THE TAX TREATMENT TO COMMONWEALTH BANK'S STOCKHOLDERS AS A RESULT OF RECEIVING THE MERGER CONSIDERATION AND (III) SUCH MODIFICATION WILL NOT MATERIALLY DELAY OR JEOPARDIZE RECEIPT OF ANY REQUIRED APPROVALS OF GOVERNMENTAL AUTHORITIES.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                           FIRST COMMUNITY BANCSHARES, INC.



                           By: /s/ John M. Mendez
                               ----------------------------
                               Name: John M. Mendez
                               Title:   President and Chief Executive Officer



                           FIRST COMMUNITY BANK, NATIONAL ASSOCIATION



                           By: /s/ John M. Mendez
                               ----------------------------
                               Name: John M. Mendez
                               Title:   Executive Vice President



                          THE COMMONWEALTH BANK



                           By: /s/ Franklin P. Hall
                               ----------------------------
                               Name: Franklin P. Hall
                               Title: Chairman of the Board

                                                                         ANNEX A

                              SHAREHOLDER AGREEMENT

                  SHAREHOLDER AGREEMENT (the "Agreement"), dated as of January 27, 2003, among __________________, a shareholder ("Shareholder") of The CommonWealth Bank, a Virginia-chartered commercial bank ("CommonWealth Bank "), First Community Bank, N.A., a national bank ("First Community Bank"), and First Community Bancshares, Inc., a Nevada corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

                  WHEREAS, Parent, First Community Bank and CommonWealth Bank are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which CommonWealth Bank will merge with and into First Community Bank on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of CommonWealth Bank Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and

                  WHEREAS, Shareholder owns the shares of CommonWealth Bank Common Stock identified on Exhibit I hereto (such shares, together with all shares of CommonWealth Bank Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

                  WHEREAS, in order to induce Parent and First Community Bank to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of CommonWealth Bank and not in any other capacity, has agreed to enter into and perform this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the stockholders of CommonWealth Bank, or in connection with any written consent of the stockholders of CommonWealth Bank, Shareholder shall:

                  (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                  (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CommonWealth Bank contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

         2. No Transfers. Prior to the CommonWealth Bank Meeting, Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

         3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent and First Community Bank as follows:

                  A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

                  B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                  D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Exhibit I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

         4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent and First Community Bank if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent and First Community Bank will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent and First Community Bank may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's or First Community Bank's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent and First Community Bank shall have the right to inform any third party that Parent and First Community Bank reasonably believe to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent and First Community Bank hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent and First Community Bank set forth in this Agreement may give rise to claims by Parent and First Community Bank against such third party.

         5. Term of Agreement; Termination.

                  A. The term of this Agreement shall commence on the date hereof.

                  B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

                  C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.

         6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Parent or First Community Bank:

                  First Community Bancshares, Inc.
                  One Community Place
                  Bluefield, Virginia  24605
                  Attention: John M. Mendez, President and
                     Chief Executive Officer
                  Fax:  (276) 326-9010

         With a copy to:

                  Kelley Drye & Warren LLP
                  Tysons Corner
                  8000 Towers Crescent Drive, Suite 1200
                  Vienna, VA  22182
                  Attn:    Norman B. Antin, Esq.
                           Jeffrey D. Haas, Esq.
                  Fax:     (703) 918-2450


         If to Shareholder:

            ---------------------------

            ---------------------------

            ---------------------------

         With a copy to:

                  LeClair Ryan, A Professional Corporation
                  Eleventh Floor
                  707 East Main Street
                  Richmond, Virginia  23219
                  Attention:  George P. Whitley, Esq.
                  Fax:  (804) 783-7628

         8. Miscellaneous.

                  A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                  B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of CommonWealth Bank, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of CommonWealth Bank or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of CommonWealth Bank.

                  C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  E. Choice of Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Nevada, without reference to its conflicts of law principles.

         9. Attorney's Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                          FIRST COMMUNITY BANCSHARES, INC.


                                                          By:  ____________________________
                                                          Name: John M. Mendez
                                                          Title:  President and Chief Executive Officer


                                                          FIRST COMMUNITY BANK, NATIONAL ASSOCIATION


                                                          By:  ____________________________
                                                          Name: John M. Mendez
                                                          Title:  President and Chief Executive Officer


                                                          SHAREHOLDER



                                                          --------------------------------
                                                          (Signature)

                                                                       EXHIBIT I
                              SHAREHOLDER AGREEMENT


                                 SHARES OF
                            COMMONWEALTH BANK
                              COMMON STOCK
                            BENEFICIALLY OWNED
                              (EXCLUSIVE OF
                             UNEXERCISED STOCK          OPTIONS ON COMMONWEALTH
BANK NAME OF SHAREHOLDER          OPTIONS)                    COMMON STOCK
------------------------       --------------           -----------------------

                                                                         ANNEX B


                                 _________, 2003


First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia   24605

Ladies and Gentlemen:

I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of The CommonWealth Bank, a Virginia-chartered commercial bank ("CommonWealth Bank"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of January 27, 2003 (the "Agreement"), among First Community Bancshares, Inc., a Nevada corporation ("Parent"), First Community Bank, National Association, a national bank ("First Community Bank"), and CommonWealth Bank, CommonWealth Bank plans to merge with and into First Community Bank (the "Merger").

I further understand that as a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") in exchange for shares of common stock, par value $4.00 per share, of CommonWealth Bank ("CommonWealth Bank Common Stock").

I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for CommonWealth Bank.

I represent, warrant and covenant with and to Parent that in the event I receive any shares of Parent Common Stock as a result of the Merger:

1. I shall not make any sale, transfer, or other disposition of such shares of Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

         2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to shares of Parent Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED AS A RESULT OF THE
                                    MERGER OF THE COMMONWEALTH BANK WITH AND
                                    INTO FIRST COMMUNITY BANK, NATIONAL
                                    ASSOCIATION, A WHOLLY OWNED SUBSIDIARY OF
                                    FIRST COMMUNITY BANCSHARES, INC., ON
                                    _______, 2003, IN A TRANSACTION TO WHICH
                                    RULE 145 PROMULGATED UNDER THE SECURITIES
                                    ACT OF 1933 APPLIES. THE SHARES REPRESENTED
                                    BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY
                                    IN ACCORDANCE WITH THE TERMS OF A LETTER
                                    AGREEMENT BETWEEN THE REGISTERED HOLDER
                                    HEREOF AND FIRST COMMUNITY BANCSHARES, INC.,
                                    A COPY OF WHICH AGREEMENT IS ON FILE AT THE
                                    PRINCIPAL OFFICES OF FIRST COMMUNITY
                                    BANCSHARES, INC."

         4. I understand that, unless transfer by me of the Parent Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
                                    SECURITIES ACT OF 1933 AND WERE ACQUIRED
                                    FROM [SHAREHOLDER] WHO, IN TURN, RECEIVED
                                    SUCH SHARES AS A RESULT OF THE MERGER OF THE
                                    COMMONWEALTH BANK WITH AND INTO FIRST
                                    COMMUNITY BANK, NATIONAL ASSOCIATION, A
                                    WHOLLY OWNED SUBSIDIARY OF FIRST COMMUNITY
                                    BANCSHARES, INC., ON ______, 2003, IN A
                                    TRANSACTION TO WHICH

                                    RULE 145 UNDER THE SECURITIES ACT OF 1933
                                    APPLIES. THE SHARES HAVE BEEN ACQUIRED BY
                                    THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE
                                    IN CONNECTION WITH, ANY DISTRIBUTION THEREOF
                                    WITHIN THE MEANING OF THE SECURITIES ACT OF
                                    1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED
                                    OR OTHERWISE TRANSFERRED EXCEPT IN
                                    ACCORDANCE WITH AN EXEMPTION FROM THE
                                    REGISTRATION REQUIREMENTS OF THE SECURITIES
                                    ACT OF 1933."

It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Parent (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to Parent that Parent Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d). I further understand and agree that the provisions of Rule 145 shall apply to all shares of Parent Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger and I further represent, warrant and covenant with and to Parent that I will have, and will cause each of such persons to have, all shares of CommonWealth Bank Common Stock owned (other than shares held through tax qualified retirement or benefit plans) by me or such persons registered in my name or the name of such persons, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

By acceptance hereof, Parent agrees, for a period of two years after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me in the event I desire to transfer any Parent Common Stock issued to me in the Merger.



                                                     Very truly yours,



                                                     By: _______________________
                                                     Name:



Acknowledged this ____ day of _____________ 2003.

First Community Bancshares, Inc.



By: ______________________________________
      John M. Mendez
      President and Chief Executive Officer

                                                                         ANNEX C


                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT ("Agreement"), dated this __ day of __________ 2003, by and between J.E. CAUSEY DAVIS (the Executive"), and FIRST COMMUNITY BANK, N.A. (the "Bank").

                              W I T N E S S E T H

WHEREAS, Executive has been employed by The CommonWealth Bank ("The CommonWealth Bank"), as its President and Chief Executive Officer; WHEREAS, First Community Bancshares, Inc. (the "Corporation"), has agreed to acquire The CommonWealth Bank and to merge it with and into the Bank, and has made the Executive entering into this Agreement a condition to closing such acquisition; NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Executive and the Bank do agree to the terms of employment as follows:

    1.RELINQUISHMENT OF ENTITLEMENTS UNDER PRIOR EMPLOYMENT AGREEMENT. The Executive hereby agrees to relinquish all amounts that may be due and owing under the Employment Agreement between Executive and The Commonwealth Bank dated July 25, 1995, including, without limitation, any such amounts that may otherwise result from the consummation of the transactions contemplated by the Agreement and Plan of Merger between the Corporation, the Bank and The Commonwealth Bank dated January 24, 2002.

    2. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) AFFILIATE. Affiliate of any person or entity means any stockholder or person or entity controlling, controlled by under common control with such person or entity, or any director, officer or key executive of such entity or any of their respective relative. For purposes of this definition, "control", when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

         (b) BASE SALARY. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

         (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

         (d) CHANGE IN CONTROL. "Change in Control" shall mean the occurrence of any of the following events subsequent to the date of this Agreement: (i) the acquisition of control of the Corporation or the Bank as defined in the Change in Bank Control Act of 1978, as amended, 12 U.S.C. Section 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Corporation or the transfer by the Corporation of greater than 25% of the voting securities of the Corporation; or
(v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) COMPETING BUSINESS. Competing Business shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within the counties of Chesterfield, Henrico and Hanover and the City of Richmond in the Commonwealth of Virginia.

         (g) CONFIDENTIAL AND PROPRIETARY INFORMATION. Confidential and Proprietary Information shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any Affiliate of the Bank or any of the Banks' or any such Affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Bank or any Affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Employers.

         (h) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (i) DISABILITY. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (j) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                  (i) Without the Executive's express written consent, a material adverse change made by the Bank which would reduce the Executive's functions, duties or responsibilities as Executive Vice President of the Bank and Chief Executive Officer of Eastern Virginia of the Bank.

                  (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's Base Salary as the same may be increased from time to time;

                  (iii) Without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than at a location more than twenty-five miles from Richmond, Virginia, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations; or

                  (iv) Any purported termination of the Executive's employment for Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (l) below.

         (k) IRS. IRS shall mean the Internal Revenue Service.

         (l) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause or Disability, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

    3. TERM OF EMPLOYMENT.

         (a) The Bank hereby employs the Executive as Executive Vice President of the Bank and Chief Executive Officer of Eastern Virginia of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Bank, on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for a term of two years, commencing on the date of this Agreement, unless such term is extended as provided in this Section 3. Prior to the second annual anniversary of the date first above written and each annual anniversary thereafter, the Board of Directors of the Bank shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. After the expiration of the initial two-year term, the term of this Agreement shall continue to extend each year if the Board of Directors so approves such extension, unless the Executive gives written notice to the Bank of the Executive's election not to extend the term, with such notice to be given not less than sixty (60) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than sixty (60) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

         (c) In the event of a Change in Control, the term of this Agreement shall automatically be extended for a term of two years beginning on the effective date of the Change in Control. After the expiration of the two-year term, the term of this Agreement may be renewed for successive one-year terms as provided in paragraph (a) above.

    4. COMPENSATION AND BENEFITS.

         (a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $150,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Bank solely in its discretion.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Corporation, to the extent commensurate with his then duties and responsibilities as fixed by the Board of Directors of the Corporation.

         (c) During the term of this Agreement, the Executive shall be entitled to take six (6) weeks of paid annual vacation in accordance with the Bank's established policies. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Bank.

         (d) In the event the Executive's employment is terminated due to Disability, the Bank shall provide continued life, medical, dental and disability in an amount and to the extent consistent with the Bank's established policies.

    5.EXPENSES. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

    6. TERMINATION.

         (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including, without limitation, termination for Cause or Disability, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) the Executive's employment is terminated by the Bank for Cause, (ii) the Executive dies or (iii) the Executive terminates his employment hereunder other than for Disability or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination or death other than for Base Salary accrued through the Date of Termination or death.

         (c) In the event that the Executive's employment is terminated as a result of Disability during the term of this Agreement, the Executive shall receive his salary for a period of ninety (90) days from the Date of Termination.

         (d) In the event that (i) the Executive's employment is terminated by the Bank for other than Cause, Disability, or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, or (b) for Good Reason, then the Bank shall, subject to Section 6 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the Executive's Base Salary as in effect immediately prior to the Date of Termination, multiplied by two years ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing for two (2) years; and

                  (B) maintain and provide for a period ending at the earlier of
         (i) the second anniversary of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock option or other stock compensation plans or bonus plans of the Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Bank shall arrange to provide Executive with benefits substantially similar to those Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination.

         (e) In receiving any payments pursuant to this Section 6, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive hereunder, and such amounts shall not be reduced or terminated whether or not the Executive obtains other employment.

    7. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 6 being non-deductible to the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

    8. RESTRICTIONS RESPECTING COMPETING BUSINESSES, CONFIDENTIAL
INFORMATION, ETC.

         (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Bank, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Banks' business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information.

         (b) The Executive hereby covenants and agrees that, during the term of employment and thereafter, unless otherwise authorized by the Bank in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the term of employment, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

         (c) The Executive covenants and agrees that while the Executive is employed by the Bank and for one (1) year after the Executive ceases to be employed by the Bank for any reason, other than the termination of his employment after the Bank has elected not to renew this Agreement as provided in
Section 3(a), the Executive shall not, directly or indirectly, manage, operate or control, any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Bank, or any Affiliate of the Bank, to discontinue or reduce the extent of such relationship; provided that in the case of a termination of the Executive, the Bank continues to pay any amounts owing to the Executive pursuant to Section 6(d) hereof. For purposes of this Agreement, the Executive shall be deemed directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

         (d) While the Executive is employed by the Bank and for one (1) year after the Executive ceases to be employed by the Bank, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Bank or any Affiliate of the Bank as of the date of the termination of the Executive's employment with the Bank, or to solicit any such employee to leave such employee's employment or join the employee of another, then or at a later time.

         (e) The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

         (f) Because the breach of any of the provisions of this Section 8 will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section 8 and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

    9. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

    10. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

    11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page hereto. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or
(d) the third business day after the day on which it is deposited in the United States mail. The Bank or the Executive may change its address by notifying the other party of the new address in any manner permitted by this Section 11.

    12. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

    13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Virginia.

    14. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

    15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    18. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part
359. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, participate in the affairs or the operations of the Bank.

    19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                                FIRST COMMUNITY BANK, NATIONAL
                                                ASSOCIATION


Address:                                        By:
                                                   -------------------------
                                                   John M. Mendez
                                                   Executive Vice President
One Community Place
P.O. Box 989
Bluefield, VA 24605-0989

                                                EXECUTIVE

Address:                                        By:
                                                   -------------------------
                                                   J. E. Causey Davis


-------------------------
-------------------------

                                                                         ANNEX D


MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO COMMONWEALTH BANK PURSUANT TO SECTION 7.02(c) OF THE AGREEMENT.

(a) Each of the Parent and First Community Bank is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) The authorized capital stock of Parent consists of 15,000,000 shares of Parent Common Stock, of which ____________ shares were issued and outstanding as of the date hereof, and 1,000,000 shares of Parent Preferred Stock, of which no shares were issued and outstanding as of the date hereof. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of Parent have no preemptive rights with respect to any shares of capital stock of Parent. All of the outstanding shares of capital stock of First Community Bank have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are directly owned by Parent free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

(c) The Agreement has been duly authorized, executed and delivered by Parent and First Community Bank and constitutes valid and binding obligations of Parent and First Community Bank and enforceable in accordance with its terms, except that the enforceability of the obligations of Parent and First Community Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

(d) All corporate actions required to be taken by Parent and First Community Bank by law and the articles of incorporation and bylaws or similar documents of Parent and First Community Bank to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

(e) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Authority or third party which are necessary to be obtained by Parent or First

Community Bank to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

(f) The shares of Parent Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of Parent and, when issued in accordance with the terms of the Agreement, will be validly issued and fully paid and nonassessable.

Such counsel also shall state that nothing has caused it to believe that the information relating to Parent and First Community Bank contained or incorporated by reference in (i) the Registration Statement, at the time the Registration Statement and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date such Proxy Statement was mailed to shareholders of CommonWealth Bank and up to and including the date of the CommonWealth Bank Meeting, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of Parent and First Community Bank. The opinion of such counsel need refer only to matters of Nevada and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to CommonWealth Bank.



D-2
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                                                                         ANNEX E


MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO PARENT AND FIRST COMMUNITY BANK PURSUANT TO SECTION 7.03(g) OF THE AGREEMENT.

(a) CommonWealth Bank is duly incorporated and validly existing under the laws of the Commonwealth of Virginia.

(b) The authorized capital stock of CommonWealth Bank consists of 3,000,000 shares of Commonwealth Bank Common Stock, of which ___________ were issued and outstanding as of the date hereof. All of the outstanding shares of CommonWealth Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of CommonWealth Bank have no preemptive rights with respect to any shares of capital stock of CommonWealth Bank. To such counsel's knowledge, except for CommonWealth Bank Options to purchase _________ shares of CommonWealth Bank Common Stock, there are no Rights authorized, issued or outstanding with respect to the capital stock of CommonWealth Bank.

(c) The Agreement has been duly authorized, executed and delivered by CommonWealth Bank and constitutes a valid and binding obligation of CommonWealth Bank enforceable in accordance with its terms, except that the enforceability of the obligations of CommonWealth Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

(d) All corporate and shareholder actions required to be taken by CommonWealth Bank by law and the CommonWealth Bank Articles and CommonWealth Bank Bylaws to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

(e) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Authority or third party which are necessary to be obtained by CommonWealth Bank to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

(f) To such counsel's knowledge, except as Previously Disclosed, there are no material legal or governmental proceedings pending to which CommonWealth Bank is a party or to which any property of CommonWealth Bank is subject and no such proceedings are threatened by a Governmental Authority or by others.


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Such counsel also shall state that nothing has caused it to believe that the information relating to CommonWealth Bank contained or incorporated by reference in (i) the Registration Statement, at the time the Registration Statement and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date such Proxy Statement was mailed to shareholders of CommonWealth Bank and up to and including the date of the CommonWealth Bank Meeting, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of CommonWealth Bank. The opinion of such counsel need refer only to matters of Nevada, Virginia and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to Parent or First Community Bank.